UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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LSB Industries, Inc.

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LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Oklahoma City, OK 73107

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2016

To the Stockholders of

LSB Industries, Inc.

The 2016 Annual Meeting of the Stockholders of LSB Industries, Inc. (the “Company”) will be held at our offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, on June 2, 2016, at 8:30 a.m. (CDT), for the purpose of considering and voting upon the following matters:

(1)	Election of three nominees to the Board of Directors;

(2)	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016;

(3)	Advisory vote to approve named executive officer compensation; and

(4)	Approval of the LSB Industries, Inc. 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.

The Board of Directors has fixed the close of business on April 15, 2016, as the record date for the determination of holders of the common stock and voting preferred stock of the Company who will be entitled to vote at the annual meeting.

Your vote is important. Please sign and promptly return the enclosed proxy card in the accompanying self-addressed envelope, which requires no postage if mailed in the United States. In addition, you can vote by telephone or internet. Instructions are included on the proxy card.

By order of the Board of Directors,

/s/ Michael J. Foster
Michael J. Foster
Senior Vice President,
Secretary and General Counsel

Oklahoma City, Oklahoma

April 29, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016.

The Proxy Statement for the Annual Meeting, along with the LSB 2016 Annual Report, are available free of charge on our website: www.lsbindustries.com.

YOUR VOTE IS IMPORTANT. You are urged to vote your shares by promptly marking, signing, dating and returning the proxy card or, in the alternative, by voting your shares electronically either over the Internet or by touch tone telephone. Please see “QUESTIONS & ANSWERS – How Do I Cast My Vote?” in the Proxy Statement for further information and instructions.

PROXY STATEMENT SUMMARY

Below is a summary of certain information included in the Proxy Statement. Please review the entire Proxy Statement before you vote.

THE ANNUAL MEETING

TIME AND DATE:   8:30 a.m., Central Daylight Time (CDT), on June 2, 2016

PLACE:                      LSB Industries, Inc., 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107

MATTERS FOR STOCKHOLDER VOTE		Board Recommendation
PROPOSAL 1:	Election of three nominees to our Board of Directors	“FOR” each nominee

PROPOSAL 2:	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016	“FOR”

PROPOSAL 3:	Advisory vote to approve named executive officer compensation	“FOR”

PROPOSAL 4:	Approval of the LSB Industries, Inc. 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code	“FOR”

LSB INDUSTRIES, INC.

PROXY STATEMENT FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

SELECTED TABLE OF CONTENTS

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LSB INDUSTRIES, INC.

16 South Pennsylvania Avenue

Oklahoma City, OK 73107

PROXY STATEMENT FOR

2016 ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2016

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the “Board”) of LSB Industries, Inc. (the “Company,” “us,” “our,” or “we”) for proxies to be voted at our Annual Meeting of Stockholders to take place on June 2, 2016, at 8:30 a.m. (CDT) at our offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107 and at any adjournment thereof. This proxy statement and the proxy card are being first sent to our stockholders on or about April 29, 2016.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What matters are being considered?

You will be voting on each of the following items of business:

(1)	Election of three nominees to our Board;

(2)	Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016;

(3)	Advisory vote to approve named executive officer compensation; and

(4)	Approval of the Company 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.

The Board recommends a vote “FOR” each of the director nominees and “FOR” each of the proposals.

What is a proxy?

A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy. On the enclosed proxy card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the annual meeting. The designated proxies are required to vote your shares in the manner you instruct.

Will other matters be brought before the meeting?

The Board does not intend to bring any other matters before the annual meeting and does not expect any other items of business because the deadline for stockholder proposals and nominations has already past. However, if any other matter is properly brought before the annual meeting, the accompanying proxy gives discretionary authority to the persons named in the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment on such matter.

Who is entitled to vote at the meeting?

You may vote if you owned voting stock as of the close of business on April 15, 2016, which is the record date for determining who is eligible to vote at the annual meeting.

As of the close of business on the record date, we had the following number of shares of common stock and voting preferred stock issued and outstanding which were eligible to be voted:

(a)	23,860,518 shares of common stock, with each share entitling its holder to one vote;

(b)	20,000 shares of Series B 12% Cumulative Convertible Preferred Stock (“Series B Preferred”), with each share entitling its holder to one vote;

(c)	1,000,000 shares of Series D 6% Cumulative Convertible Preferred Stock (“Series D Preferred”), with each share entitling its holder to .875 of one vote; and

(d)	One (1) share of Series F Redeemable Class C Preferred Stock (“Series F Preferred”) entitling its holder to a number of votes equal to 4,559,971 shares of common stock, subject to adjustment.

Shares of our Series B Preferred, Series D Preferred and Series F Preferred are referred to as our “voting preferred stock.” All of our outstanding shares of common stock and voting preferred stock will vote together as a single class on all matters coming before the annual meeting.

What constitutes a quorum?

In order to conduct the annual meeting, we must have a quorum. Holders of a majority of all of the outstanding shares of common stock and voting preferred stock, represented as a single class, entitled to notice of, and to vote at, the annual meeting, represented in person or by proxy, will constitute a quorum for the meeting.

What vote is required to approve the items under consideration?

•	Directors are elected by the affirmative vote of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting.

•	The ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting.

•	The advisory vote on executive compensation requires the affirmative vote of a majority of votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting.

•	Approval of the Company 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code requires the affirmative vote of a majority of votes cast by the holders of the shares present in person or represented by proxy or entitled to vote at the annual meeting.

Are abstentions counted?

Abstentions occur when stockholders are present at the annual meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. If your proxy indicates an abstention from voting on the proposal, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. If you abstain from voting, you have not cast a vote and the abstention will not be counted in determining the outcome of the proposals.

How do I cast my vote?

Registered Holders. If shares are registered in your name, you may vote those shares in person at the meeting or by proxy. If you decide to vote by proxy, you may do so in any ONE of the following three ways.

By telephone. After reading the proxy materials, you may call the toll-free number (800) 652-8683, using a touch-tone telephone. You will be prompted to enter your Control Number, which you can find on your Notice of Telephone Voting Availability or your proxy card. This number will identify you and the Company. You can then follow the simple instructions that will be given to you to record your vote. Telephone voting will be available through 1:00 a.m. Central Daylight Time on June 2, 2016.

Over the Internet. After reading the proxy materials, you may use a computer to access the website www.envisionreports.com/lxu. You will be prompted to enter your Control Number, which you can find on your Notice of Internet Availability or your proxy card. This number will identify you and the Company. Then you can follow the simple instructions that will be given to you to record your vote. Internet voting will be available through 1:00 a.m. Central Daylight Time on June 2, 2016.

By mail. After reading the proxy materials, you may vote your shares by marking, signing, dating and returning the enclosed proxy card to the Company’s proxy solicitor in the envelope provided. To best ensure timely receipt of your proxy, you are encouraged to mail your proxy card for arrival by June 1, 2016.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Whether you choose to vote in person, by telephone, over the Internet or by mail, you can specify whether your shares should be voted for all, some or none of the director nominees. You can also specify whether you want to vote for or against, or abstain from voting on, the ratification of the appointment of the independent auditors, whether you want to vote for or against, or abstain from voting on, the advisory vote to approve the compensation of the Company’s named executive officers, and whether you want to vote for or against, or abstain from voting on, the approval of the LSB Industries, Inc. 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.

Beneficial Owner. If your stock is held in your brokerage account, you should instruct your broker how your shares should be voted. If you fail to give your broker instructions, in some cases but not others the broker may submit a “broker non-vote.”

If you are a beneficial owner whose shares are held of record by a broker, you will receive instructions from the broker describing how to vote your shares. If you do not instruct your broker how to vote your shares, it may vote your shares as it decides with respect to any matter for which it has discretionary authority under the rules of the New York Stock Exchange (“NYSE”).

There are also non-discretionary matters for which your broker does not have discretionary authority to vote unless it receives timely instructions from you. A “broker non-vote” results when a broker does not have discretion to vote on a particular matter, you have not given timely instructions on how the broker should vote your shares and the broker indicates it does not have authority to vote such shares on its proxy. Although broker non-votes will be counted as present at the annual meeting for purposes of determining a quorum, they will be treated as not entitled to vote with respect to discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will only be entitled to vote your shares in its discretion with respect to the ratification of the appointment of the Company’s independent registered public accounting firm. Without voting instructions from you, the record holder will not be permitted to vote your shares with respect to the election of directors, the advisory vote on executive compensation and the approval of the Company 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code. Your shares would therefore be considered broker non-votes with respect to these proposals. Accordingly, it is important that beneficial owners instruct their brokers how they wish to vote their shares.

Can I change my mind after I vote?

Yes, you may change your mind at any time before the polls close at the annual meeting. You can change your vote by:

•	executing and submitting a revised proxy;

•	providing a written revocation to the Secretary of the Company; or

•	voting in person at the annual meeting.

In the absence of a revocation, shares represented by the proxies will be voted at the annual meeting. Your attendance at the annual meeting will not automatically revoke your proxy. If you do not hold your shares directly, you should follow the instructions provided by your broker, bank or nominee to revoke your previously voted proxy.

What if I sign and return my proxy card but I do not include voting instructions?

A proxy card that is properly completed and submitted will be voted at the annual meeting in accordance with the instructions on the proxy card. If you properly complete and submit a proxy card, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the three persons name in this proxy statement as the Board’s nominees for election as directors.

•	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2016.

•	FOR the advisory vote to approve named executive officer compensation.

•	FOR the approval of the LSB Industries, Inc. 2016 Long Term Incentive Plan, and approval of the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code.

If any other business properly comes before the stockholders for a vote at the annual meeting, your shares will be voted in accordance with the discretion of the holders of the proxy. The Board knows of no matters, other than those previously stated, to be presented for consideration at the annual meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., 211 Quality Circle, Suite 210, College Station, Texas 77845, (800) 884-4225 (US and Canada) and (781) 575-2879 (outside U.S. and Canada).

Will my shares be voted if I do not provide my proxy?

If your shares are registered in your name, they will not be voted unless you submit your proxy or vote in person at the meeting. If you hold your shares directly in your own name, you must vote, either by completing, signing and delivering a proxy, voting by telephone or the Internet, or attending the meeting and voting at the meeting.

Who will count the votes?

All votes will be tabulated by our transfer agent, Computershare Trust Company, N.A., who will serve as the inspector of election for the annual meeting.

What is the deadline for submission of stockholder proposals for the 2017 annual meeting?

If you wish to submit proposals to be included in our proxy statement for our 2017 annual meeting, proposals must be received at our principal executive offices in writing not later than December 30, 2016. Proposals must satisfy the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and as set out in the Bylaws. Proposals should be addressed to Michael J. Foster, Secretary, LSB Industries, Inc., 16 South Pennsylvania Avenue, Post Office Box 754, Oklahoma City, Oklahoma 73101.

Other than matters properly brought under Rule 14a-8, the deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is not later than December 30, 2016, but not before November 30, 2016; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after April 29, 2017, the notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was made. The written notice must set forth the information specified in the Bylaws.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the meeting.

For more information regarding stockholder proposals, please see “Stockholder Proposals” below.

Who is soliciting proxies?

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees, without additional consideration, in person or by telephone, electronic transmission and facsimile transmission. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners. We have also retained and will pay for the services of Georgeson, LLC to assist in the solicitation of proxies for a fee of $8,000, plus reasonable charges and out-of-pocket expenses incurred by them.

Stockholder List

A list of stockholders entitled to vote at the annual meeting will be open to the examination by any stockholder for any purpose germane to the annual meeting during ordinary business hours commencing 10 days before the annual meeting. The list will be maintained at our principal executive offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.

PROPOSAL 1—ELECTION OF DIRECTORS

General

Our Certificate of Incorporation and Bylaws provide for the division of the Board into three classes, each class consisting as nearly as possible of one-third of the whole. The term of office of one class of directors expires each year; with each class of directors elected for a term of three years and until the stockholders elect their qualified successors.

Agreements as to Certain Directors and Committees

2015 Starboard Agreement

On April 26, 2015, we entered into an agreement (the “2015 Agreement” and collectively with the 2014 Agreement, the “Starboard Agreements”) with Starboard Value L.P. and certain of its affiliates (collectively, “Starboard”). Pursuant to the terms of the 2015 Agreement, among other things, we agreed to appoint Mr. Lynn F. White, Ms. Marran H. Ogilvie, and Mr. Richard W. Roedel (collectively, the “Starboard Directors”) to our Board at our 2015 annual meeting. Additionally, the Company appointed Mr. White as a member of the Nominating and Corporate Governance Committee, Ms. Ogilvie as a member of the Nominating and Corporate Governance Committee, and Mr. Roedel as a member of the Audit Committee and as a member of the Compensation Committee. Additionally, pursuant to the terms of the 2015 Agreement, we agreed to appoint Mr. Louis S. Massimo and Mr. Andrew K. Mittag to the Board, each of whom later resigned from the Board on March 3, 2016.

The 2015 Agreement requires that the Company’s nominations for election to the Board at this annual meeting be approved by a majority of the members of the Board who meet the NYSE standards of independence. Although the 2015 Agreement no longer requires the Company to appoint Starboard’s designees going forward, none of the Starboard Directors is standing for reelection at the 2016 annual meeting.

Board Representation and Standstill Agreement

On December 4, 2015, the Company entered into the Board Representation and Standstill Agreement (the “Board Representation and Standstill Agreement”), by and among the Company, LSB Funding LLC (“LSB Funding”), Security Benefit Corporation (“Security Benefit”), Todd Boehly, Jack E. Golsen (“J. Golsen”), Steven J. Golsen (“S. Golsen”), Barry H. Golsen (“B. Golsen”), Linda Golsen Rappaport (“L. Rappaport”), Golsen Family LLC, an Oklahoma limited liability company (“Family LLC”), SBL LLC, an Oklahoma limited liability company (“SBL LLC”), and Golsen Petroleum Corp., an Oklahoma corporation (“GPC”, and together with J. Golsen, S. Golsen, B. Golsen, L. Rappaport, Family LLC, SBL LLC, each a “Golsen Holder” and, collectively, the “Golsen Holders”).

LSB Funding Designees

Pursuant to the Board Representation and Standstill Agreement, the Company has agreed to permit LSB Funding to appoint three nominees to the Board, at least one of which will meet the NYSE standards of independence. However, LSB Funding’s right to designate director nominees may be reduced upon the occurrence of certain events specified below:

•	Until the Board Designation Termination Date (as defined below), so long as LSB Funding or its affiliates own the Series E cumulative redeemable Class C preferred stock (the “Series E Preferred”), LSB Funding will continue to be entitled to designate three directors.

•	From and after the redemption of the Series E Preferred, LSB Funding will only be entitled to designate two directors as long as it owns at least 25% of the warrants or any shares of common stock issuable thereunder.

•	If LSB Funding beneficially owns less than 25%, but at least 10% of the warrants as shares of common stock issuable thereunder, will be entitled to designate only one director nominee.

•	LSB Funding’s rights to designate any directors will terminate when it and its affiliates collectively cease to beneficially own at least 10% of the common stock issued pursuant to the warrants (whether owned directly or as a right to acquire upon exercise of the warrants) (“LSB Funding Board Designation Termination Date”).

In connection with LSB Funding’s rights under the Board Representation and Standstill Agreement, LSB Funding designated, and our Board appointed, (i) Jonathan S. Bobb, (ii) Joseph E. Reece and (iii) Mark R. Genender to the Board on December 4, 2015. Mr. Bobb is a nominee for election at this annual meeting.

Golsen Designees

Under the Board Representation and Standstill Agreement, the Golsen Holders, collectively, have the right to designate two directors; however, if the Golsen Holders, collectively, beneficially own less than 5% but at least 2.5% of the then outstanding common stock, the Golsen Holders will be entitled to designate up to one director. These designation rights will terminate immediately on the first date on which the Golsen Holders, collectively, no longer beneficially own at least 2.5% of the then outstanding common stock.

Other Governance Matters

Our Bylaws provide that the Board, by resolution from time to time, may fix the number of directors that shall constitute the whole Board so long as the number of directors is not less than 3 nor more than 14. The Board has set the number of directors at 11.

In order to balance membership among classes of directors as required by our Certificate of Incorporation and Bylaws, the Board requested that one of the directors from the class with a term expiring at the 2018 annual meeting of stockholders move to the class with a term expiring at the 2016 annual meeting of stockholders and one of the directors from the class with a term expiring at the 2018 annual meeting of stockholders move to the class with a term expiring at the 2017 annual meeting of stockholders. Accordingly, on March 3, 2016, Richard Sanders, Jr. resigned as a director from the class with a term expiring at the 2018 annual meeting of stockholders and was immediately appointed to the Board as a director to the class with a term expiring at the 2016 annual meeting of stockholders, and Ms. Ogilvie resigned as a director from the class with a term expiring at the 2018 annual meeting of stockholders and was immediately appointed to the Board as a director to the class with a term expiring at the 2017 annual meeting of stockholders. The resignations and reappointments of Ms. Ogilvie and Mr. Sanders were effected solely to rebalance the Board classes and were not due to any disagreement with the Board, the Company or its management on any matter relating to the Company’s operations, policies or practices.

As discussed under “Corporate Governance—Nominating Committee,” our Nominating Committee reviews the composition of the Board to assess the Board performance, composition, and effectiveness. The Nominating Committee values certain characteristics in all Board members, including personal and professional integrity, reputation, outstanding professional achievement, and sound business judgment. The Nominating Committee evaluates each individual director in the context of the Board as a whole with the goal of recommending an effective group with a diversity of experience and skills that exercises sound business judgment in the interest of our business and our stockholders. Consistent with their responsibilities, members of the Nominating Committee have interviewed and evaluated each of the current nominees for director and has determined that each is highly qualified to serve as a member of our Board.

The following sets forth certain information regarding the director nominees and other directors whose term will continue after the annual meeting.

Nominees for the Class of Directors Whose Term will Expire in 2019

Jonathan S. Bobb, age 40, has been a director of the Company since December 4, 2015. Mr. Bobb is a Director at Eldridge Industries, an affiliate of Security Benefit. In this role, he is responsible for originating and executing both minority and control investments in operating companies and assets in a range of industries. Mr. Bobb previously served in the same capacity at Guggenheim Partners. Prior to joining Guggenheim, Mr. Bobb was a member of the investment banking division at Goldman Sachs & Co. from 2007 to 2013. His other previous business experience includes financial planning roles at Gap Inc. and investment banking positions with J.P. Morgan and Deutsche Bank. Mr. Bobb received a B.A. in Economics from Stanford University and an M.B.A. from the University of Michigan.

Mr. Bobb was nominated to the Board under the Board Representation and Standstill Agreement. Mr. Bobb’s extensive financial background and corporate investment and advisory experience, among other factors, led the Board to conclude that he should serve as a director.

Jack E. Golsen, age 87, has been a director of the Company since he founded it in 1969. Mr. Golsen has served as the Executive Chairman of the Company’s Board since January 1, 2015. He formerly served as the Company’s Chairman of the Board and Chief Executive Officer from 1969 until 2014, as well as the Company’s President from 1969 until 2004. In 1996, he was inducted into the Oklahoma Commerce and Industry Hall of Honor as one of Oklahoma’s leading industrialists. Mr. Golsen is a Trustee of Oklahoma City University and has served on its Finance Committee for many years. During his career, he acquired or started the companies which formed the Company. He has served on the boards of insurance companies, several banks and was Board Chairman of Equity Bank for Savings N.A., which was formerly owned by the Company. In 1972, he was recognized nationally as the person who prevented a widespread collapse of the Wall Street investment banking industry. Refer to “The Second Crash” by Charles Ellis. Mr. Golsen has a Bachelor of Science degree from the University of New Mexico.

Mr. Golsen was nominated to the Board under the Board Representation and Standstill Agreement. Mr. Golsen’s demonstrated leadership skills, extensive entrepreneurial experience and expertise in all the industries in which we operate, financial experience and broad business knowledge, among other factors, led the Board to conclude that he should serve as a director.

Richard S. Sanders, Jr., age 59, has been a director of the Company since 2014 and the Interim Executive Vice President, Chemical Manufacturing since September 2015. Mr. Sanders has been a nitrogen fertilizer manufacturing consultant since January 2011 as a self-employed consultant of Circle S. Consulting LLC, of which he is the sole owner. Previously, Mr. Sanders served as Vice President of Manufacturing of Terra Industries Inc. from 2003 until the acquisition of Terra Industries by CF Industries Holdings, Inc. in April 2010. On completion of the transaction, he worked on the integration of manufacturing operations, and as Vice President of Environmental Health and Safety, Engineering and Procurement. At Terra Industries Inc., Mr. Sanders was responsible for Terra’s six manufacturing facilities’ overall operations including production operations, environmental health and safety, project engineering, and technical services. He was also responsible for Terra’s capital investment program of approximately $250 million per year, including major expansion projects. Mr. Sanders was Plant Manager of Terra’s Verdigris, Oklahoma nitrogen manufacturing complex for nine years prior to his role as Vice President of Manufacturing. Prior to Terra, Mr. Sanders served as Plant Manager at the Beaumont Methanol Corporation’s 800,000 GPD methanol manufacturing facility and in management and engineering positions for Agrico Chemical Company. Mr. Sanders served as a Non-Executive Director of Open Joint Stock Company Mineral and Chemical Company EuroChem during 2013. Mr. Sanders received a Bachelor of Science degree in Chemical Engineering from Louisiana State University in 1980.

Mr. Sanders was nominated to the Board under the Starboard Agreements. Mr. Sanders’ extensive experience in the chemical industry, his depth of knowledge and understanding of the chemical manufacturing facilities that we operate, and his demonstrated leadership skills throughout his career, among other factors, led the Board to conclude that he should serve as a director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF THE THREE NOMINEES AS DIRECTORS OF THE COMPANY

Continuing Directors

The following eight directors will continue in office until the expiration of their respective terms and until their successors have been elected and qualified.

Mark R. Genender, age 51, has been a director of the Company since December 4, 2015. His term will expire in 2018. Mr. Genender is a Managing Director at Eldridge Industries, an affiliate of Security Benefit. He is responsible for originating and executing both minority and control investments in operating companies and assets in a range of industries. Mr. Genender previously served in the same role at Guggenheim Partners, a global investment and advisory firm. Prior to Guggenheim, Mr. Genender served in senior positions at investment firms Red Mountain Capital, The Carlyle Group, Star Avenue Capital and Fenway Partners.

Earlier in his career, Mr. Genender spent six years in operating roles at Nabisco International and the Frito-Lay division of PepsiCo. Prior to PepsiCo, he was a member of the mergers and acquisitions department at Goldman Sachs & Co. Mr. Genender currently serves on the Board of Directors of Media Rights Capital and G-Form, LLC. Mr. Genender previously served on the Boards of Directors of Nature’s Sunshine Products (NASDAQ:NATR) from 2011 to 2013 and Cost Plus World Market (NASDAQ:CPWM) from 2011 to 2012 as well as a number of private companies. Mr. Genender received his A.B. from the Woodrow Wilson School of Public and International Affairs at Princeton University and received his M.B.A. from INSEAD.

Mr. Genender’s extensive financial experience, investment expertise and experience as a Board member of other publicly-traded companies, among other factors, led the Board to conclude that he should serve as a director.

Barry H. Golsen, J.D., age 65, has been a director of the Company since 1981. His term will expire in 2018. Barry H. Golsen served as the Vice-Chairman of the Board of the Company from 1993 until 2015. He previously served as the Company’s President and Chief Executive Officer from January 2015 until September 2015 and as the Company’s President and Chief Operating Officer from 2004 to 2014.

Mr. Golsen joined LSB Industries in 1978 as a product manager at International Environmental Corporation (IEC). He became Executive Vice President of IEC in 1979 and IEC’s President in 1980. Mr. Golsen spearheaded the growth of LSB’s Climate Control Business with a number of business startups as well as the acquisition of Climate Master, Inc. (and its merger with CHP Corporation and subsequent move to Oklahoma City). Under his leadership, LSB’s Climate Control Business attained leading shares of the U.S. markets for water source and geothermal heat pumps and hydronic fan coils. A native of Oklahoma City, Mr. Golsen attended Cornell University College of Engineering prior to earning both his B.A. and J.D. degrees from the University of Oklahoma. He was admitted to the Oklahoma Bar in 1978. Mr. Golsen is a past Director of the Oklahoma City Branch of the Federal Reserve Bank of Kansas City. Mr. Golsen served on the Board of Directors of Equity Bank for Savings N.A., and on many of the bank’s committees. His professional affiliations have included the Oklahoma Bar Association, the American Bar Association, and the American Society of Heating, Refrigeration and Air-conditioning Engineers, Young Presidents Organization, and World Presidents Organization.

Mr. Golsen’s extensive experience in the climate control industry, his depth of knowledge and understanding of the businesses in which we operate, and his demonstrated leadership skills within the Company, among other factors, led the Board to conclude that he should serve as a director.

Daniel D. Greenwell, age 53, has been a director of the Company since 2014. His term will expire in 2017. Mr. Greenwell served as the Company’s Interim Chief Executive Officer from September 2015 to December 2015 and has served as President and Chief Executive Officer since December 2015. Mr. Greenwell has served as a Partner of private equity firm, Shelby Monroe Group LLC, since 2014. Previously, he served as the Chief Financial Officer and Executive Vice President of Sabre Industries Inc., a private equity-held manufacturer of utility and cell towers, from April 2013 through April 2014. In that position, Mr. Greenwell focused on operational change and value creation opportunities and was responsible for all financial aspects of a fast-growing manufacturing and service business. From January 2012 until March 2013, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Tronox Limited, a leading global producer and marketer of titanium dioxide pigment. Prior to that, Mr. Greenwell served as Senior Vice President and Chief Financial Officer of Terra Industries, Inc., from 2005 until its acquisition by CF Industries Holdings, Inc. in April 2010. He also served on the Board of Directors of Terra Nitrogen Company, L.P., a Master Limited Partnership, from March 2008 until April 2010. Mr. Greenwell has over 25 years of industrial, financial and operational experience and has held various senior leadership positions at a number of public companies, including Belden Inc., Zoltek Companies Inc., and Sigma-Aldrich Corporation. He also served as Senior Manager of KPMG from 1985 to 1992. Mr. Greenwell is a Certified Public Accountant. Mr. Greenwell received a Bachelor of Science degree in Accounting from Truman State University.

Mr. Greenwell’s leadership skills and extensive industrial and financial experience in the chemical business, among other factors, led the Board to conclude that he should serve as a director.

William F. Murdy, age 74, has been a director of the Company since 2014. His term will expire in 2017. Mr. Murdy retired as the Chairman of the Board of Directors of Comfort Systems USA, Inc. (NYSE: FIX) in May of 2014. Mr. Murdy previously served as the Chief Executive Officer of Comfort Systems from June 2000 until December 2011. Over the course of his career, Mr. Murdy has served in a variety of senior leadership roles, including as President and CEO of Club Quarters from 1999 to 2000, President, CEO, Co-Founder and Chairman of the Board of LandCare USA, Inc. from 1998 until it was acquired by The ServiceMaster Co. in 1999, President and CEO of General Investment and Development Company from 1989 through 1997. From 1981 to 1989, Mr. Murdy served as the Managing General Partner of the Morgan Stanley Venture Capital Fund. Mr. Murdy previously served as a director of UIL Holdings Corporation (NYSE: UIL), where he was the Chairman of the Compensation Committee and served on the Audit Committee, from 2012 to 2015. He also previously served as a director of Kaiser Aluminum Corp. (NASDAQ: KALU) from 2005 to 2015. Mr. Murdy currently serves as a director of Vectrus (NYSE: VEC), where he serves on the Audit and Nominating and Corporate Governance Committees. In addition, Mr. Murdy served on the Advisory Board of CapStreet Partners and is a former member of the Advisory Board of Chicago Growth Partners. He is also the Founder and former Chairman of Warrior Gateway (connecting Veterans with services), Vice-Chairman and a member of the Executive Committee of the Board of Business Executives for National Security (BENS) and a member of the Board of the Vietnam Veterans Memorial. He is a former member of the Board of Visitors for West Point. At West Point today, he is an emeritus member of the Board of Trustees of the West Point Association of Graduates and a principal and Chairman of the Hotel Thayer and Chairman of its associated Thayer Leader Development Group, which provides corporate executive leader development. Mr. Murdy holds a Bachelor of Science degree in Engineering from the U.S. Military Academy, West Point, and a Master’s degree in Business Administration from the Harvard Business School.

Mr. Murdy’s leadership skills, extensive financial experience and experience as a member of the Board of Directors of a publicly-traded company, among other factors, led the Board to conclude that he should serve as a director.

Marran H. Ogilvie, age 47, has been a director of the Company since April 26, 2015. Her term will expire in 2017. Ms. Ogilvie has served as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration since 2008, as a director of Four Corners Property Trust, Inc. since November 2015, as a director of Seventy Seven Energy Inc., an oil field services company, since 2014, as a director of Zais Financial Corporation, a real estate investment trust, since 2013 and as a director for the Korea Fund, an investment company that invests in Korean public equities, since 2012. Previously, she was a director for Southwest Bancorp, a regional commercial bank from January 2012 to April 2015. Prior to that, Ms. Ogilvie was a member of Ramius, LLC, an alternative investment management firm, where she served in various capacities from 1994 to 2009 before the firm’s merger with Cowen Group, Inc., a diversified financial services firm, including as Chief Operating Officer from 2007 to 2009 and General Counsel from 1997 to 2007. Following the merger, Ms. Ogilvie served as Chief of Staff at Cowen Group, Inc. until 2010. Ms. Ogilvie received a B.A. from the University of Oklahoma and a J.D. from St. John’s University.

Ms. Ogilvie’s substantial public business experience and financial background led the Board to conclude that she should serve as a director.

Joseph E. Reece, age 54, has been a director of the Company since December 4, 2015. His term will expire in 2017. Mr. Reece founded and is currently the President of Helena Capital, LLC, a Merchant Bank focused on principal investing across a number of sectors and on providing CEO level advice on capital structure, strategic initiatives and financial matters, with a focus on long term shareholder value. Previously, from 1997 to 2015, Mr. Reece was a member of Credit Suisse Securities (USA) LLC where he served in numerous senior leadership positions. From 2011 to 2014 Mr. Reece was the Global Head of Equity Capital Markets and was a member of the Investment Banking Management Committee, the Global Equities Management Committee, and the Bank Oversight Committee. Prior to joining Credit Suisse, Mr. Reece spent ten years as a practicing attorney. Mr. Reece began his career in 1987 at the United States Securities and Exchange Commission as Staff Counsel, ultimately becoming the Special Counsel for the SEC Division of Corporation Finance from 1989 to 1992. Mr. Reece also practiced law with Skadden Arps from 1993 to 1997 and Stretch Lang from 1992 to 1993, in their respective Corporate Practice Groups.

Mr. Reece also serves on the Board of Directors of CST Brands, Inc. (NYSE:CST), where he is a member of the Executive and Nominating and Governance Committees. He also serves as a member of the Board of Visitors of Georgetown University Law Center, and on the Board of the Foundation of the University of Akron. Mr. Reece holds an L.L.M in Securities & Financial Regulation from Georgetown University Law Center as well as a J.D., M.B.A. and B.S. degree from Ohio Polytechnic Institute/University of Akron.

Mr. Reece’s extensive capital markets expertise, executive management experience and financial transactions experience in a wide variety of industries, led the Board to conclude that he should serve as a director.

Richard W. Roedel, age 66, has been a director of the Company since April 26, 2015. His term will expire in 2018. Mr. Roedel has served as a director of IHS, Inc. (NYSE: IHS) since 2004, Six Flags Entertainment Corporation (NYSE: SIX) since 2010 and Luna Innovations Incorporated (NASDAQ: LUNA) since 2005. Mr. Roedel serves as a member of the audit committee of Six Flags Entertainment Corporation and IHS, Inc., and as the Chairman of IHS, Inc.’s Risk Committee. Mr. Roedel also serves as the Non-executive Chairman of the Board of Luna Innovations Incorporated. As a director of public companies, Mr. Roedel has served as lead independent director and as the chairman of several governance, compensation, and special committees. Mr. Roedel is also a director of BrightView GP I, LLC and Beaulieu Group LLC, both private companies. From 1985 through 2000, Mr. Roedel was employed by the accounting firm BDO Seidman LLP, the United States member firm of BDO International, as an Audit Partner. He was promoted in 1990 to Managing Partner in Chicago, then to Managing Partner in New York in 1994, and finally, in 1999, to Chairman and Chief Executive. Mr. Roedel joined the Board of Directors of Take-Two Interactive Software, Inc., a publisher of video games, in 2002, and served in various capacities with that company until 2005, including Chairman and Chief Executive Officer. Mr. Roedel served on the Boards of Directors of BrightPoint, Inc. from 2002 to 2012 and Sealy Corporation (NYSE: ZZ) from 2006 to 2013. He also served as a director and chairman of the audit committees of Lorillard, Inc. (NYSE: LO) until 2015, Dade

Behring Holdings, Inc. (NYSE:DADE) until 2007 and Broadview Network Holdings, Inc., a private company, until 2012. Mr. Roedel is a member of the National Association of Corporate Directors Risk Oversight Advisory Council. He was appointed to the Public Accounting Oversight Board’s Standing Advisory Group for a three-year term commencing January 1, 2014. He is also a director of the Association of Audit Committee Members, Inc., a non-profit association of audit committee members dedicated to strengthening audit committees by developing best practices. Mr. Roedel holds a B.S. in Accounting and Economics from The Ohio State University and he is a certified public accountant.

Mr. Roedel’s extensive experience in finance, accounting, risk management, and public company governance led the Board to conclude that he should serve as a director.

Lynn F. White, age 63, has been a director since April 26, 2015. His term will expire in 2018. Mr. White founded and has served as the Managing Director of Twemlow Group LLC since 2013, and previously from 2008 until 2009. Twemlow Group LLC is a consulting firm that provides strategic, organizational and product development counsel to agriculturally related businesses. He also has been a director of Anuvia Plant Nutrients since January 12, 2016. From 2009 to 2013, Mr. White served as Vice President, Corporate Development of CF Industries Holdings, Inc. (NYSE: CF). While at CF Industries, he was responsible for external growth initiatives, including M&A and organic efforts, new product development and strategy, and led the integration of the $4.6 billion acquisition of Terra, Inc. While at CF Industries he served as non-executive Chairman or Vice-Chairman of GrowHow UK Limited, the leading British nitrogen fertilizer producer and as a director of KEYTRADE AG, a major Swiss based fertilizer trading firm. Prior to that, he was the President of John Deere Agri Services, Inc., a subsidiary of Deere & Co. (NYSE:DE), where he was responsible for leading a new global business unit created to pursue growth opportunities in technology-based services for industries linked to agriculture. Mr. White was also Vice President of Global AgServices of Deere, where he was responsible for identifying, testing and developing new services for agriculture and food. Prior to that, he was Senior Vice President, Corporate Development of IMC Global Inc. (n/k/a The Mosaic Company), a producer of crop nutrients and salt, and served in various executive positions, including General Manager of the Food Ingredients Division, Director of the Flame Retardants & Fluids Business and Europe, Middle East, Africa Agricultural Chemicals Area Director of FMC Corporation (NYSE:FMC), a global producer of chemicals and machinery. Mr. White also currently serves as Vice Chair of the Dean’s Advisory Council for the College of Agriculture, Food and Environmental Sciences at California Polytechnic State University, and until 2014 served as a Trustee of the Barrington Hills (IL) Police Pension Fund.

Mr. White holds a B.A. in History from California Polytechnic State University, San Luis Obispo and an M.B.A. in Finance and Multinational Enterprise from the Wharton Graduate School of Business at the University of Pennsylvania.

Mr. White’s depth of experience serving in executive positions and his experience in business development led the Board to conclude that he should serve as a director.

Current Class Expiration Terms

The following sets forth the current members of the Board and current class expiration year:

Name	Class
Jonathan S. Bobb	2016
Jack E. Golsen	2016
Richard Sanders, Jr.	2016
Daniel D. Greenwell	2017
William F. Murdy	2017
Marran H. Ogilvie	2017
Joseph E. Reece	2017
Mark R. Genender	2018
Barry H. Golsen	2018
Richard W. Roedel	2018
Lynn F. White	2018

Director Resignations and Reappointments

During 2015, the following directors resigned from the Board: Robert H. Henry, Gail Lapidus, Charles A. Burtch and Robert A. Butkin. On March 3, 2016, the following directors resigned from the Board: Webster L. Benham, Louis S. Massimo and Andrew K. Mittag. As discussed above in “Other Governance Matters”, Richard Sanders, Jr. resigned as a director from the class with a term expiring at the 2018 annual meeting of stockholders and was immediately appointed to the Board as a director to the class with a term expiring at the 2016 annual meeting of stockholders, and Marran H. Ogilvie resigned as a director from the class with a term expiring at the 2018 annual meeting of stockholders and was immediately appointed to the Board as a director to the class with a term expiring at the 2017 annual meeting of stockholders.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016

The Audit Committee has appointed the firm of Ernst & Young LLP, Independent Registered Public Accounting Firm (“Ernst & Young”), as the Company’s auditors for 2016. Ernst & Young has served as our auditors for more than five years, including the fiscal year most recently completed. If the stockholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment and may or may not consider the appointment of another independent registered public accounting firm for the Company for 2016 or future years.

Consistent with past practices, it is expected that one or more representatives of Ernst & Young will attend the annual meeting and will be available to respond to appropriate questions or make a statement should they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION

OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016.

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires public companies to conduct a separate shareholder advisory vote to approve the compensation of the Company’s named executive officers, commonly known as a “say-on-pay” proposal. Accordingly, you are asked to vote on the following resolution at the annual meeting:

RESOLVED, that the stockholders of LSB Industries, Inc. approve, on an advisory basis, the compensation paid to the Company’s named executive officers in 2015, as disclosed in the Proxy Statement for the 2016 Annual Meeting of Stockholders, pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative executive compensation disclosure including in the Proxy Statement for the 2016 Annual Meeting of Stockholders.

This is an advisory vote, which is not binding on the Board. The Board and the Compensation Committee, which is composed of independent directors, will review and take into account the outcome of this vote when considering future executive compensation decisions. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative executive compensation disclosure, in this proxy statement, which provide information about our compensation policies and the compensation of our named executive officers. The Board intends to hold this vote annually, and the next advisory vote to approve named executive officer compensation will occur in 2017.

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL,

ON AN ADVISORY BASIS, OF THE RESOLUTION TO APPROVE

THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL 4—APPROVAL OF THE LSB INDUSTRIES, INC. 2016 LONG TERM INCENTIVE PLAN,

AND APPROVAL OF THE MATERIAL TERMS THEREUNDER FOR PURPOSES OF COMPLYING

WITH THE STOCKHOLDER APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE

INTERNAL REVENUE  CODE

Overview

Our board has unanimously approved and adopted the LSB Industries, Inc. 2016 Long Term Incentive Plan, which we refer to as the “2016 LTIP,” and our board unanimously recommends that our stockholders approve both (i) the 2016 LTIP and (ii) the material terms of the 2016 LTIP, including the reservation of 2,750,000 shares of common stock thereunder, in accordance with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”). Set forth below is a description of the 2016 LTIP, which is qualified in its entirety by reference to the 2016 LTIP, which is attached as Appendix A to this proxy statement. We recommend that our stockholders read the entire 2016 LTIP carefully before voting on this proposal.

Background and Purpose of Proposal

The use of stock-based awards under the predecessor LSB Industries, Inc. 2008 Incentive Stock Plan (the “Prior Plan”) has been a key component of our compensation program since its original adoption on June 5, 2008. Stock-based compensation awards assist us in attracting and retaining capable, talented individuals to serve in the capacity of employees, officers and consultants. The Prior Plan originally authorized us to issue up to 1,000,000 shares of common stock. An additional 975,000 shares of common stock became available in connection with the amendment and restatement of the Prior Plan effective June 5, 2014. As of December 31, 2015, 212,931 shares of common stock remained available for us to issue as awards under the Prior Plan, and 802,780 shares are subject to outstanding awards under the Prior Plan. If the 2016 LTIP is approved, no more awards will be made under the Prior Plan on and after the April 19, 2016 effective date of the 2016 LTIP. Any Awards that remain outstanding under the Prior Plan will be governed by its terms and the terms of the specific award agreement, as applicable.

In addition, the Outside Directors Stock Purchase Plan, effective June 24, 1999 (the “Director Equity Plan”), under which non-employee directors may elect to receive all or any portion of his or her director fees in shares of our common stock, has been an integral component of our total mix of director compensation. We believe that equity compensation for directors is a significant element of attracting and retaining experienced non-employee directors and also plays a crucial function in aligning director interests with those of our stockholders. As of December 31, 2015, 278,456 shares remained available for us to issue as awards under the Director Equity Plan, and no shares were subject to outstanding awards under the Director Equity Plan. If the 2016 LTIP is approved, no more awards will be made under the Director Equity Plan on and after the April 19, 2016 effective date of the 2016 LTIP. Thus, all stock-based Awards, whether granted to employees, officers, directors or consultants, will be granted under the 2016 LTIP if it is approved by the stockholders. Any Awards that remain outstanding under the Director Equity Plan will be governed by its terms and the terms of the specific award agreement, as applicable.

Our board of directors has unanimously adopted the 2016 LTIP, and we are asking our stockholders pursuant to this Proposal No. 4 to approve (i) the 2016 LTIP and (ii) the material terms of the 2016 LTIP for purposes of complying with the requirements of Section 162(m).

Our board has determined that adoption of the 2016 LTIP is necessary and desirable in order to ensure that there are sufficient shares available to meet our needs for future grants during the coming years. The ability to grant stock-based compensation is critical for meeting the Company’s compensation objectives and for enabling the Company to attract and retain highly qualified employees, directors and consultants. In addition, the 2016 LTIP will add flexibility to our compensation program by giving us the ability to grant different types of awards pursuant to updated performance criteria while, at the same time, consolidating our historical employee and director grant practices under a single plan. Furthermore, the 2016 LTIP will help facilitate our compensation program’s compliance with evolving best practices in executive compensation and legal developments since the adoption of the Prior Plan and the Director Equity Plan.

Our successful operation and our ability to create long-term value for our stockholders depend on the efforts of over 1,900 employees, including management, and we believe that it is in the best interest of our stockholders for those individuals to have the opportunity to earn an ownership interest in us in recognition of their present and potential contributions and to align their interests with those of our stockholders. In considering the number of shares of common stock to reserve for issuance under the 2016 LTIP, the Compensation Committee considered, among other things, our historical grant rates and practices, our historical burn rate, share-based compensation overhang, the effects awards under the 2016 LTIP would have on the Company’s share dilution, and the role the 2016 LTIP would play in our compensation philosophy going forward.

We believe approval of the 2016 LTIP will give us flexibility to grant stock-based awards and other awards permitted under the 2016 LTIP over the next three years in amounts determined appropriate by the Compensation Committee, which administers the 2016 LTIP (as discussed more fully below); however, this timeline is simply an estimate used by us to determine the number of new shares to ask our stockholders to approve and future circumstances may require us to change our expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock and award levels/amounts provided by our competitors and hiring activity during the next few years. We currently intend to establish the practice of granting stock-based compensation awards to key employees and non-employee directors on an annual basis based upon the criteria determined by the Compensation Committee in its sole discretion. Fluctuations in our stock price may result in stock-based awards for a given year requiring a larger or smaller number of shares in order to capture the same grant date value as a prior year’s award, which impacts the rate at which we utilize shares for compensation purposes. The closing market price of our common stock on the record date was $13.41 per share, as reported on the NYSE.

In addition to the general approval of the 2016 LTIP, our stockholders are also being asked to approve the material terms of the 2016 LTIP so that certain awards granted under the 2016 LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be fully deductible by the Company and its Subsidiaries. Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (“Covered Employees”) determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m).

In addition to certain other requirements, in order for awards under the 2016 LTIP to constitute “performance-based compensation,” the material terms of the 2016 LTIP must be disclosed to and approved by our stockholders. Under the Section 162(m) regulations, the material plan terms of the 2016 LTIP are (i) the employees eligible to receive compensation under the 2016 LTIP, (ii) the maximum amount of compensation that may be paid to a Covered Employee under the 2016 LTIP during a specified period, and (iii) the list of business criteria on which performance goals may be based. Each of these material terms is discussed in more detail below. Although the Compensation Committee retains the ability and discretion to grant certain compensation that may not qualify for the exemption under Section 162(m), the 2016 LTIP is designed to allow certain Awards to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to Covered Employees within the meaning of Section 162(m). Accordingly, we are asking stockholders to approve the material plan terms of the 2016 LTIP for Section 162(m) purposes so that awards under the 2016 LTIP that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) may be deductible by us.

If this proposal is not approved, the Company will be unable to grant certain stock-based awards under the 2016 LTIP to employees, directors and consultants, including but not limited to awards that qualify as “performance-based compensation” under Section 162(m) (which are fully deductible by the Company and its Subsidiaries). This may limit the compensation that the Company otherwise intended to provide its employees, directors and consultants.

Description of the LTIP

The following is a description of the principal features of the 2016 LTIP. This description does not purport to be a complete description of all of the provisions of the LTIP and is qualified in its entirety by reference to the full text of the 2016 LTIP, which is attached as Appendix A to this Proxy Statement. Capitalized terms used in this description, but not otherwise defined, have the meanings given to them in the 2016 LTIP.

General

The purpose of the 2016 LTIP is to provide a means to attract and retain employees, directors and consultants through affording such individuals a means to acquire and maintain stock ownership or awards, the value of which is tied to the performance of the Company. The 2016 LTIP also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ.

The 2016 LTIP is intended to achieve this purpose by permitting the grant of a number of different types of awards, including the grant of (i) incentive stock options intended to comply with Section 422 of the Code (“Incentive Options”), (ii) stock options that do not constitute Incentive Options (“Nonstatutory Options” and, together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) restricted stock units (“RSUs”), (vi) dividend equivalents (“Dividend Equivalents”), (vii) awards of unrestricted shares of common stock (“Stock Awards”), (viii) other awards related to the Company’s common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock) (“Other Stock-Based Awards”), (ix) cash awards (“Cash Awards”), (x) conversion awards (“Conversion Awards”), (xi) awards, the grant, exercise, vesting or settlement of which are subject to one or more performance standards (“Performance Awards”), and (xii) any combination of such awards (collectively referred to as “Awards”).

Administration

The Board has appointed the Compensation Committee to administer the 2016 LTIP pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the 2016 LTIP. Our Board may also take any action designated to the Compensation Committee unless it is determined that administration of the 2016 LTIP by “outside directors” is necessary with respect to Awards intended to qualify as “performance-based compensation” under Section 162(m). Unless otherwise limited by the 2016 LTIP, Rule 16b-3 of the Exchange Act, any provisions of the Code or other applicable laws, the Compensation Committee has broad discretion to administer the 2016 LTIP, interpret its provisions, and adopt policies for implementing the 2016 LTIP. This discretion includes the power to designate Eligible Persons as Participants in the 2016 LTIP, determine when and to whom Awards will be granted, determine the type or types of Awards to be granted to each Eligible Person and the amount of such Awards (measured in shares of common stock, cash or as otherwise designated), prescribe and interpret the terms and provisions of each Award agreement (the terms of which may vary), delegate duties under the 2016 LTIP, terminate, modify or amend any Award granted under the 2016 LTIP, and execute all other responsibilities permitted or required under the 2016 LTIP. Any action of the Compensation Committee shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, stockholders, Participants and permitted transferees claiming rights from or through a Participant.

Eligibility

Consistent with certain provisions of Section 162(m) and the accompanying regulations, the employees eligible to receive compensation must be set forth in the 2016 LTIP and approved by our stockholders. Any officer and employee of the Company or any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including non-employee directors of and consultants for the Company (an “Eligible Person”), may be granted Awards under the 2016 LTIP. As of the record date, we had approximately 14 officers, 11 directors and 1,926 total employees. It is not our practice to grant awards to consultants. The Company currently has no outstanding awards under the Prior Plan that were granted to consultants, and we do not currently intend to make awards to consultants under the 2016 LTIP. Any person who is designated by the Compensation Committee to receive an Award under the 2016 LTIP will be a “Participant.” An employee on leave of absence may be considered still employed by the Company or a Subsidiary for purposes of determining eligibility for participation under the 2016 LTIP. Any individual granted an Award which remains outstanding under the 2016 LTIP, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2016 LTIP. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described further below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold an Award intended to constitute qualified “performance-based compensation” under Section 162(m).

Number of Shares

The maximum aggregate number of shares of common stock reserved and available for issuance with regard to any and all Awards under the 2016 LTIP shall not exceed 2,750,000 shares of common stock plus any shares of common stock that become available for reissuance under the share counting provisions of the Prior Plan following the effective date of the 2016 LTIP, in each case subject to any adjustment due to recapitalization or reorganization as permitted under the 2016 LTIP. No Awards may be granted under the 2016 LTIP if the total number of shares of common stock to be delivered in connection with such Award exceeds the number of shares of common stock remaining available under the 2016 LTIP, including any shares of common stock that may become available for reissuance under the share counting provisions of the Prior Plan. The number of shares of common stock remaining available under the 2016 LTIP does not include the shares of common stock that are issuable in settlement of any then-outstanding Awards previously granted under the 2016 LTIP.

Shares of common stock subject to any Award that is canceled, forfeited, expires unexercised, is settled in cash in lieu of common stock or is otherwise terminated without a delivery of shares to a Participant will again be available for Awards under the 2016 LTIP to the extent allowable by law. Notwithstanding the foregoing, (a) shares tendered or withheld in payment of any exercise or purchase price or related taxes, (b) shares that were subject to an Option or an SAR but were not issued or delivered as a result of net settlement or net exercise, and (c) shares repurchased on the open market with the proceeds of an Option’s exercise price, in each case, will not be available for future Awards under the 2016 LTIP. If an Award may be settled only in cash, such Award need not be counted against the share limits in the 2016 LTIP. In addition, although no further awards will be granted under the Prior Plan if the shareholders approve the 2016 LTIP, shares subject to Awards granted under the Prior Plan that are outstanding as of the April 19, 2016 effective date of the 2016 LTIP, may become available for re-issuance under the 2016 LTIP if such shares would have again become available for issuance pursuant to the share usage provisions of the Prior Plan. The number shares subject to outstanding awards under the Prior Plan as of April 19, 2016 is 60,509. If the 2016 LTIP is approved by stockholders, none of the shares under the Director Equity Plan—including unissued shares or shares subject to outstanding awards—will become available for issuance under the 2016 LTIP.

The shares to be delivered under the 2016 LTIP shall be made available from authorized but unissued shares of stock, stock held in the treasury of the Company or previously issued shares of stock reacquired by the Company, including shares purchased on the open market. The fair market value of the common stock on a given date will be the closing price of a share of common stock as reported by the NYSE on the most recent date on which shares of common stock were publicly-traded preceding the date with respect to which the fair market value determination is made (or if no sales occur on that date, on the last preceding date on which such sales of the common stock are so reported).

Limitations on Awards to Covered Employees.

Consistent with certain provisions of Section 162(m) and the accompanying regulations, the 2016 LTIP contains restrictions on the maximum amount of compensation that may be awarded to an individual in a specified period. In each calendar year during any part of which the 2016 LTIP is in effect, a Covered Employee may not be granted Awards intended to be “performance-based compensation” (within the meaning of Section 162(m) of the Code) (a) to the extent such Award is based on a number of shares of stock (other than such an Award designated to be paid only in cash), relating to more than 1,000,000 shares of stock, subject to adjustment as provided in the 2016 LTIP, and (b) to the extent such Award is designated to be paid only in cash or the settlement of such Award is not based on a number of shares of stock, having a value determined on the date of grant in excess of $5,000,000. These limits are not intended to suggest that the amount of compensation received by any Covered Employee or other participant will be the limited by maximum amounts set forth in the 2016 LTIP. Although the 2016 LTIP has been drafted to permit the grant of Awards intended to satisfy the requirements for the “performance-based compensation” exception, the Compensation Committee may determine that it is in the Company’s best interests to award compensation that is not intended to satisfy the requirements for the exception.

Limitations on Awards to Non-Employee Directors.

In each calendar year during any part of which the 2016 LTIP is in effect, a non-employee member of the Board may not be granted Awards of any type having a total cumulative value (determined, if applicable, pursuant to FASB ASC 718) greater than $500,000; except that, the foregoing limits shall be without regard to grants of Awards made to any non-employee director in any capacity other than in the capacity as a director of the Company.

Types of Awards

Stock Options.

The Company may grant Options to Eligible Persons, including (i) Incentive Options, which comply with Section 422 of the Code and (ii) Nonstatutory Options. The exercise price of each Option granted under the 2016 LTIP will be stated in the Option agreement and may vary between individuals and between grants; provided, however, that the exercise price for an Option must not be less than the greater of (a) 100% of the fair market value per share of the common stock as of the date of grant of the Option or (b) the par value per share of common stock. With respect to a grant of an Incentive Option which complies with Section 422 of the Code, a Participant must be an employee of the Company (or its parent or Subsidiaries), and, immediately before the time the Incentive Option is granted, the Participant may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a Subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the common stock underlying the Incentive Option. Options may be exercised as the Compensation Committee determines, but not later than ten years from the date of grant (or five years from the date of grant in the case of Incentive Options granted to an individual who owns stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a Subsidiary). The Compensation Committee will determine the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, payment in common stock, other Awards, or other property) and the methods and forms in which common stock (including common stock issuable pursuant to the Option) will be delivered to a Participant. The 2016 LTIP prohibits the Company from repricing Options without the approval of the Company’s stockholders.

SARs.

An SAR is the right to receive an amount equal to the excess of the fair market value of one share of common stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee; provided, however, that the grant price of the SAR must not be less than the greater of (a) 100% of the fair market value per share of the common stock as of the date of grant of the SAR or (b) the par value per share of common stock. SARs may be either free-standing or in tandem with other Awards. SARs may be awarded in connection with or separate from an Option. SARs awarded in connection with an Option will entitle the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. However, an SAR awarded in connection with an Option is exercisable only to the extent that the related Option is exercisable. SARs granted independently of an Option will be exercisable as the Compensation Committee determines. The term of an SAR will be for a period determined by the Compensation Committee but will not exceed ten years. SARs may be paid in cash, stock or a combination of cash and stock, as the Compensation Committee provides in the Award agreement governing the SAR. The 2016 LTIP prohibits the Company from repricing SARs without the approval of the Company’s stockholders.

Restricted Stock Awards.

A Restricted Stock Award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restrictions may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the 2016 LTIP or an Award agreement, the holder of a Restricted Stock Award will have rights to receive dividends on the common stock subject to the Restricted Stock Award (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). Unless otherwise determined by the Compensation Committee, common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such common stock or other property has been distributed. During the restricted period applicable to the Restricted Stock Award, the restricted stock subject to the Restricted Stock Award may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Restricted Stock Units.

RSUs are rights to receive common stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject RSUs to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement, and those restrictions may lapse at such times determined by the Compensation Committee. RSUs may be satisfied by delivery of common stock, cash equal to the fair market value of the specified number of shares of common stock covered by the RSUs, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter.

Stock Awards.

The Compensation Committee is authorized to grant Stock Awards under the 2016 LTIP to any Eligible Person as a bonus, as additional compensation, or in lieu of cash or other compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.

Dividend Equivalents.

Dividend Equivalents may be granted to an Eligible Person, entitling such Eligible Person to receive cash, stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of stock or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than a Restricted Stock Award or a Stock Award). Dividend Equivalents may be paid or distributed when accrued or reinvested in additional shares of common stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Compensation Committee may specify. Absent a contrary provision in an applicable Award agreement, Dividend Equivalents will be subject to the same restrictions and risk of forfeiture as any Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.

Other Stock-Based Awards.

Eligible Persons may be granted, subject to applicable legal limitations, other Awards related to common stock (in terms of being valued, denominated, paid or otherwise defined by reference to common stock). Such Other Stock-Based Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into common stock, purchase rights for common stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of common stock or the value of securities of or the performance of specified Subsidiaries. The Compensation Committee will determine the terms and conditions of all such Other Stock-Based Awards, including without limitation, the method of delivery, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Award.

Cash Awards.

The Compensation Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals and/or future service requirements) as the Compensation Committee in its discretion determines.

Conversion Awards.

Awards may be granted under the 2016 LTIP in substitution for similar awards held by individuals who become Eligible Persons as a result of the merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an affiliate of the Company. Such Conversion Awards that are Options or SARs may have an exercise price that is less than the fair market value of a share of stock on the date of the substitution if such substitution complies with the requirements of Section 409A of the Code and other applicable laws and exchange rules.

Performance Awards.

The Compensation Committee may designate that any Award granted under the 2016 LTIP shall constitute a Performance Award. A Performance Award is any Award, the grant, exercise, vesting or settlement of which is subject to one or more performance conditions. Additionally, a Performance Award may be an Award intended to qualify as “performance-based compensation” under Section 162(m) that is granted to a person designated by the Compensation Committee, at the time of grant of the Performance Award, as likely to be a Covered Employee for the fiscal year (a “Section 162(m) Award”). The performance period applicable to any Performance Award will be set by the Compensation Committee in its discretion but will not exceed ten years.

If the Compensation Committee determines that a Performance Award granted to a Covered Employee is intended to be a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award will be contingent upon achievement of a pre-established performance goal or goals based on one or more of the business criteria described below and other terms as set forth in the 2016 LTIP; provided, however, that nothing in the 2016 LTIP prevents the Compensation Committee from granting Awards to Covered Employees that are not intended to constitute “performance-based compensation” under Section 162(m) or from determining that it is no longer necessary or appropriate for an Award to qualify as such. Further, for Awards intended to be Section 162(m) Awards, the Compensation Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with such Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

Consistent with certain provisions of Section 162(m) and accompanying regulations, the business criteria on which performance goals for Section 162(m) Awards may be based must be provided for in the 2016 LTIP and approved by our stockholders. With respect to Section 162(m) Awards, performance goals will be designed to be objective, “substantially uncertain” of achievement at the date of grant and to otherwise meet the requirements of Section 162(m) and regulations thereunder. Performance goals may vary among Section 162(m) Award recipients or among Section 162(m) Awards to the same recipient. Performance goals will be established not later than 90 days after the beginning of any performance period applicable to such Section 162(m) Awards, or at such other date as may be required or permitted under Section 162(m). All determinations by the Compensation Committee as to the establishment, amount and certification of achievement of performance goals will be made in writing.

One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria) shall be used by the Compensation Committee in establishing performance goals applicable to Section 162(m) Awards: (a) earnings per share; (b) revenues; (c) cash flow; (d) cash flow from operations; (e) cash flow return; (f) return on net assets; (g) return on assets; (h) return on investment; (i) return on capital; (j) return on equity; (k) economic value added; (l) operating margin; (m) contribution margin; (n) net income; (o) net income per share; (p) earnings; (q) earnings before interest, depreciation and amortization; (r) operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (s) total stockholder return; (t) debt reduction or management; (u) market share; (v) change in the Fair Market Value of the Stock; (w) operating income; (x) share price; (y) effective equipment utilization; (z) achievement of savings from business improvement projects; (aa) capital projects deliverables; (bb) performance against environmental targets; (cc) safety performance and/or incident rate; (dd) human resources management targets, including medical cost reductions and time to hire; and (ee) satisfactory internal or external audits.

Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the S&P 500 or a group of comparable companies. The terms are used as applied under generally accepted accounting principles, as applicable.

The Compensation Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any unusual or infrequent items as described in the Accounting Standards Codification Topic 225, as

amended by Accounting Standards Update 2015-01, and as the same may be further amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. The Compensation Committee may also adjust Section 162(m) Awards to reflect the occurrence of certain corporate transactions and events as provided in the 2016 LTIP. With respect to Awards intended be Section 162(m) Awards, all of the foregoing adjustments are permitted only to the extent permitted under Section 162(m) and the regulations promulgated thereunder without adversely affecting the treatment of any Section 162(m) Award as “performance-based compensation.”

Other Provisions

Tax Withholding.

A Participant’s tax withholding obligations with respect to an Award may be satisfied by such means and subject to such conditions as the Compensation Committee may determine, in its sole discretion, including, without limitation, the delivery of cash or cash equivalents, stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Compensation Committee deems appropriate.

Subdivision or Consolidation of Shares.

If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, appropriate adjustments will be made by the Compensation Committee, in its discretion in certain circumstances, as to the number and price of shares subject to an Award under the 2016 LTIP, the securities covered by such Award, the aggregate number of shares of common stock available for the issuance of Awards under the 2016 LTIP and the maximum annual per person compensation limits on share-based Awards.

Change of Control.

Except to the extent otherwise provided in any applicable Award agreement, vesting of any Award will not occur solely upon the occurrence of a “Change of Control” (as defined in the 2016 LTIP). In the event a Change of Control should occur at any time when there is any outstanding Award under the 2016 LTIP, the Compensation Committee, in its discretion, may, but shall not be required to, take any one or more of the following actions, which may vary among individual holders and among Awards held by any individual holder: (a) remove any applicable forfeiture restrictions on any Award, (b) accelerate in whole or in part the time of exercisability of an Award so that such Award may be exercised for a limited period of time on or before a date specified by the Compensation Committee, before or after such Change of Control, after which specified date all unexercised Awards shall terminate, (c) cause the surviving entity to assume, substitute, or continue any one or more of the outstanding Awards, (d) redeem in whole or in part any one or more of the outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders for cash consideration, (e) cancel Awards that remain subject to a restricted period as of the date of a change of control without payment of any consideration to the holder of such Awards, or (f) make such other adjustments to Awards then outstanding as the Compensation Committee deems appropriate to reflect such Change of Control. The foregoing alternatives may be without the consent or approval of any Award holder and may vary among individual Participants and each Participant’s individual Awards.

Effect of Termination of Employment or Director Service.

Except as otherwise provided in the 2016 LTIP, the treatment of an Award upon a termination of employment or any other service relationship of a Participant with the Company will be specified in the Award agreement, the terms of which are subject to the discretion of the Compensation Committee.

Term of the 2016 LTIP.

No Awards may be granted under the 2016 LTIP on and after the tenth anniversary of its effective date, which is April 19, 2026.

Amendment.

Without stockholder or Participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2016 LTIP or the Compensation Committee’s authority to grant Awards under the 2016 LTIP, except that any amendment or alteration to the 2016 LTIP, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the next annual meeting if stockholder approval is required by any state or federal law or regulation or the rules of the NYSE. The Board may otherwise, in its discretion, determine to submit other such changes to the 2016 LTIP to stockholders for approval. The Compensation Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the 2016 LTIP; provided, that without the consent of an affected Participant, no such Compensation Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards.

In accordance with any rules it may prescribe, the Compensation Committee may permit a person to transfer Awards, in the form of a gift, or may authorize all or a portion of Awards to be granted to an Eligible Person on terms which permit transfer by such Participant to certain immediate family members or related trusts, foundations or entities, or pursuant to a domestic relations order. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution. Notwithstanding any provision to the contrary, Incentive Options will not be transferable other than by will or the laws of descent and distribution.

No Repricing of Options or SARs.

Other than in connection with a change in capitalization or other transaction where an adjustment is permitted or required under the terms of the 2016 LTIP, the Compensation Committee is prohibited from making any adjustment or approving any amendment that reduces or would have the effect of reducing the exercise price of an Option or SAR previously granted under the 2016 LTIP, whether through amendment, cancellation and exchange for cash or replacement grants, or other means, unless the Company’s stockholders shall have approved such adjustment or amendment.

Clawback.

The 2016 LTIP is subject to any written clawback policies that the Company, with the approval of the Board, may adopt, either prior to or following the effective date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to 2016 LTIP. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to such Awards to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.

Certain United States Federal Income Tax Aspects

The following discussion is for general information only and is intended to summarize briefly the U.S. federal income tax consequences of certain transactions contemplated under the 2016 LTIP. This description is based on current laws in effect on the record date, which are subject to change (possibly retroactively). The tax treatment of

Participants may vary depending on each Participant’s particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state or local tax consequences. Participants are advised to consult with a tax advisor concerning the specific tax consequences of participating in the 2016 LTIP.

Tax Consequences to Participants under the 2016 LTIP

Options and SARs.

Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if the Participant is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise or grant price of the Award. A Participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a Nonstatutory Option or a SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the common stock acquired as a result of the exercise of a Nonstatutory Option or a SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option under Section 422 of the Code will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, the number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the Nonstatutory Option or

Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2016 LTIP allows the Compensation Committee to permit the transfer of certain Awards in limited circumstances. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the 2016 annual exclusion amount of $14,000 per donee (subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards.

A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a Cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a RSU, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of common stock in settlement of the RSU award, as applicable, in an amount equal to the cash or the fair market value of the common stock received. The Dividend Equivalents, if any, received with respect to a RSU or other Award will be taxable as ordinary compensation income, not dividend income, when paid.

A recipient of a Restricted Stock Award or Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he or she recognizes income under the rules described above. The tax basis in the common stock received by a Participant will equal the amount recognized by him or her as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Internal Revenue Code Section 409A.

Awards under the 2016 LTIP are generally intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that payment of an Award under the 2016 LTIP is subject to additional taxes and interest under Section 409A, receipt of payments or benefits under such Award will, to the extent possible, be modified to comply with such requirements.

Tax Consequences to the Company

Reasonable Compensation.

In order for the amounts described above to be deductible by the Company (or a Subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments.

The ability of the Company (or the ability of one of our Subsidiaries) to obtain a deduction for future payments under the 2016 LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation.

The ability of the Company (or the ability of one of our Subsidiaries) to obtain a deduction for amounts paid under the 2016 LTIP could be limited by Section 162(m) of the Code. Section 162(m) limits our ability to deduct compensation, for federal income tax purposes, paid during any year to a Covered Employee in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt Section 162(m) Awards from the $1,000,000 deductibility limitation, certain requirements, including stockholder approval requirements must be met. In addition, the grant, vesting, exercise or settlement of any Award intended to be exempt from Section 162(m) must be based on the satisfaction of one or more performance goals selected by the Compensation Committee. To allow Awards to qualify as “performance-based compensation,” we are seeking stockholder approval of the material terms of the 2016 LTIP, including the maximum amount of compensation that may be paid under the 2016 LTIP, pursuant to Proposal 4. Performance Awards intended to be Section 162(m) Awards may not be granted in a given period if such Awards relate to a number of shares of common stock that exceeds the specified limitations discussed above or, alternatively, result in cash compensation that exceeds the specified limitations discussed above. Under the terms of the 2016 LTIP, in each calendar year during any part of which the 2016 LTIP is in effect, a Covered Employee may not be granted Section 162(m) Awards: (i) to the extent such Award is based on a number of shares of Stock (other than such an Award designated to be paid only in cash), relating to more than 1,000,000 shares of Stock, subject to adjustment as provided in the 2016 LTIP, and (ii) to the extent such Award is designated to be paid only in cash, having a value determined on the date of grant in excess of $5,000,000. Although the 2016 LTIP has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF UNITED STATES FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT, EXERCISE, VESTING AND/OR SETTLEMENT OF AWARDS UNDER THE 2016 LTIP. IT IS NOT AND DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE PARTICIPANT MAY RESIDE.

New Plan Benefits and Awards Outstanding

The Awards, if any, that will be granted under the 2016 LTIP are at the discretion of the Compensation Committee, and, as such, it is not possible to determine the benefits or number of shares subject to Awards that may be granted in the future to Eligible Persons. Further, since the 2016 LTIP is a new compensation plan, no Awards have yet been granted under the 2016 LTIP. Therefore, the New Plan Benefits Table is not provided.

Vote Required for Approval

The affirmative vote of holders of at least a majority of the votes cast on this proposal is required to approve the 2016 LTIP and the material terms thereunder for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Brokers do not have discretionary authority to vote on this proposal. Failure to vote by proxy or to vote in person at the special meeting, an abstention from voting, or a broker non-vote will have no effect on the outcome of the vote on this proposal.

Equity Compensation Plan Information

The following table shows, as of December 31, 2015, information with respect to our equity compensation plans under which shares of Common Stock are authorized for issuance. If the LSB Industries, Inc. 2016 Long Term Incentive Plan is approved by our stockholders, no further awards will be granted under the equity compensation plans reflected in the below table. All shares represented in the below table that are not subject to outstanding awards will immediately cease to be available for issuance as of the April 19, 2016 effective date of the 2016 Long Term Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)(1)	Weighted-average exercise price of outstanding options ($)(b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(2)
Equity compensation plans approved by stockholders (3)	842,780	$31.93	491,387
Equity compensation plans not approved by stockholders (4)	—	$—	—

Total	842,780	$31.93	491,387

(1)	Represents the number of underlying shares of common stock associated with outstanding options under stockholder approved plans and is comprised of the 802,780 shares underlying options granted under the 2008 Incentive Stock Plan and 40,000 shares underlying non-qualified options granted in 2006 that were approved by our stockholders on June 14, 2007. There are currently no outstanding options under the Outside Directors Stock Purchase Plan.
(2)	Represents the number of shares available for issuance under the 2008 Incentive Stock Plan and the Outside Directors Stock Purchase Plan and is comprised of 212,931 shares available for issuance under the 2008 Incentive Stock Plan and 278,456 shares available for issuance under the Outside Directors Stock Purchase Plan. This column excludes securities to be issued upon exercise of outstanding options. Notwithstanding the number of shares represented in this column, if the LSB Industries, Inc. 2016 Long Term Incentive Plan is approved by our stockholders pursuant to Proposal 4 of this proxy statement, no further awards will be granted under either of the LSB Industries, Inc. 2008 Incentive Stock Plan, originally effective June 5, 2008 and most recently amended and restated, effective June 5, 2014 or the Outside Directors Stock Purchase Plan, effective June 24, 1999. For the avoidance of doubt, all remaining available shares under the 2008 Incentive Stock Plan and the Outside Directors Stock Purchase Plan that are not the subject of outstanding awards will automatically and immediately cease to be available for issuance as of the April 19, 2016 effective date of the 2016 Long Term Incentive Plan.
(3)	Includes the LSB Industries, Inc. 2008 Incentive Stock Plan, originally effective June 5, 2008 and most recently amended and restated, effective June 5, 2014 and the Outside Directors Stock Purchase Plan, effective June 24, 1999, both of which have been approved by our stockholders. No more awards will be granted under such plans if the 2016 Long Term Incentive Plan is approved by the stockholders, and such plans shall only operate to govern the terms of any then-outstanding awards made under such prior plans.
(4)	We do not have any equity compensation plans that have not been approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LSB

INDUSTRIES, INC. 2016 LONG TERM INCENTIVE PLAN, AND THE APPROVAL OF THE

MATERIAL TERMS THEREUNDER FOR PURPOSES OF COMPLYING WITH THE STOCKHOLDER

APPROVAL REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE.

CORPORATE GOVERNANCE

Meetings of the Board

Our Board held 29 meetings in 2015. During 2015, for the period during which such director was on the Board, each director attended at least 75% of the combined total of the meetings held by the Board and the meetings held by all committees of the Board on which such director served. Although we do not currently have a policy with respect to the attendance of our directors at the annual meeting, the Company encourages each of its directors to attend whenever possible. 11 of the 13 directors then serving attended the Company’s 2015 annual meeting of stockholders.

Board Leadership Structure and Lead Director

At the end of 2014, our Board determined to separate the positions of Board Chairman and Chief Executive Officer given the composition of our Board and its committees, and the fact that a majority of our directors are independent directors who are qualified and experienced and all members of the Board’s key committees are independent directors. Jack Golsen was named to the role of Executive Chairman of the Board, and Barry Golsen was named to serve as President and Chief Executive Officer of the Company. On September 1, 2015, Barry Golsen resigned from the office of Chief Executive Officer and President and Daniel Greenwell was named Interim Chief Executive Officer. On December 22, 2015, Mr. Greenwell was named to serve as President and Chief Executive Officer.

The responsibilities of the Executive Chairman of the Board generally include assisting the President and Chief Executive Officer in providing leadership and developing overall corporate strategy and, in conjunction with the President and Chief Executive Officer, building consensus in the development of the Company’s overall strategic plan, capital markets activities and corporate development initiatives within the context of the corporate strategy. In addition, among other responsibilities, the Executive Chairman chairs all Board of Director meetings, serves as the spokesperson for the Board, manages the Board’s functions, coordinates with management to keep the Board informed, and assists senior management with employee, customer, and stockholder relations.

The Board annually appoints a lead independent director (the “Lead Director”) from among the independent directors to coordinate the activities of the other independent directors and enhance the role of the independent directors in the overall corporate governance of the Company. Robert H. Henry, a former director, served as Lead Director from June 5, 2014 until his resignation as a director on April 26, 2015. At that time, Daniel D. Greenwell was named the new Lead Director in accordance with the 2015 Agreement. When Mr. Greenwell was named Interim Chief Executive Officer on September 1, 2015, Mr. Murdy was named as Lead Director and continues to serve in this role.

The Lead Director:

•	presides at meetings of the Board at which the Executive Chairman is not present, including executive sessions of the independent directors and non-management directors;

•	serves as a liaison between the Executive Chairman and the independent directors;

•	oversees the Board’s stockholder communications policies;

•	has the authority to call meetings of the independent directors or non-management directors and to prepare agendas for such meetings; and

•	consults with the Executive Chairman on meeting agendas and other information provided to the Board, has the authority to add items to the agendas for any Board meeting, and reviews and approves meeting schedules.

Committees of the Board of Directors and Committee Charters

The Board has three separately-designated active standing committees: a Nominating and Corporate Governance Committee, an Audit Committee, and a Compensation Committee. The Board has adopted written charters for each of these committees. The Board has determined that all members of these committees are independent directors and satisfy the Securities and Exchange Commission (“SEC”) and NYSE requirements for independence. A current copy of the following charters and the corporate governance guidelines are available on our website at www.lsbindustries.com and are also available from the Company upon request to the Secretary:

•	Nominating and Corporate Governance Committee Charter

•	Audit Committee Charter

•	Compensation Committee Charter

•	Corporate Governance Guidelines

The Board also has a separately designated Strategic Committee, which remains a standing, but dormant, committee. The Strategic Committee was formed pursuant to the Starboard Agreements to evaluate certain strategic proposals previously made by Starboard and certain of its affiliates and provided the Board with recommendations related to such proposals. A copy of the Strategic Committee Charter is available from the Company upon request to the Secretary.

Committee	Membership
Nominating and Corporate Governance Committee	Marran H. Ogilvie (Chair)
Mark R. Genender
Lynn F. White

Audit Committee	Richard W. Roedel (Chair)
Marran H. Ogilvie
Joseph E. Reece

Compensation Committee	William F. Murdy (Chair)
Jonathan S. Bobb
Richard Roedel

Nominating Committee

The Nominating Committee consists entirely of independent directors who were appointed by the Board to serve until their successors are appointed and qualified. The current members of the Nominating Committee are Ms. Ogilvie (Chair) and Messrs. White and Genender. Mr. Sanders was appointed to the Nominating Committee following the 2014 annual meeting and resigned from the Nominating Committee when he was engaged as interim Executive Vice President of Chemical Manufacturing on September 29, 2015. Ms. Lapidus and Mr. Henry served as members of the Nominating Committee until their resignations on April 26, 2015, at which time Ms. Ogilvie and Mr. White were appointed to the Committee pursuant to the 2015 Agreement. Messrs. Benham and Burtch were also appointed to the Nominating Committee on April 26, 2015. Mr. Benham served as Nominating Committee Chairman until his resignation from the Board on March 3, 2016. Mr. Burtch served as a member of the Nominating Committee until his resignation on December 4, 2015. Mr. Butkin was appointed to the Nominating Committee on June 25, 2015 and served until his resignation on December 4, 2015. The Board has determined that each member of the Nominating Committee is independent in accordance with the listing standards of the NYSE.

The Nominating Committee’s primary responsibility is the annual identification and presentation to the Board of a list of qualified individuals recommended for nomination for election to the Board at the annual meeting of stockholders. The Nominating Committee periodically assesses the skills and experience needed for the Board to properly direct the business and affairs of the Company. The Nominating Committee looks for its directors collectively to have a diverse mix of skills, qualifications and experience, some of which include business leadership, financial expertise, corporate governance, chemical expertise, HVAC expertise, legal and risk management. The Nominating Committee seeks a mix of directors with the qualities that will achieve the ultimate goal of a well-rounded, diverse Board that thinks critically and functions effectively by reaching informed decisions. The Nominating Committee and the Board believe that a boardroom with a wide array of talents and perspectives leads to innovation, critical thinking and enhanced discussion. Additionally, the Committee expects each of the Company’s directors to have proven leadership, sound judgment, integrity and a commitment to the success of the Company. In evaluating candidates for nomination to the Board, the Nominating Committee considers a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments and experience in light of the needs of the Company. The Nominating Committee evaluates the skills, qualifications, experience and expertise of candidates to determine director nominees. For incumbent directors, the factors also include past performance on the Board and contributions to their respective committees.

In addition to its primary responsibility, the Nominating Committee is also responsible for:

•	developing criteria for, and identify individuals qualified to become, members of the Board and recommend to the Board nominees for election at the annual meetings of shareholders or for appointment to fill vacancies;

•	recommending to the Board Director nominees for each committee of the Board;

•	advising the Board about the appropriate composition of the Board and its committees, including recommendations related to the Board’s leadership structure and the designation of individuals to serve as Executive Chairman of the Board and Lead Independent Director (if any);

•	advising the Board about, and develop and recommend to the Board, appropriate corporate governance principles and practices and assist the Board in implementing those practices; and

•	leading the evaluation of the Board through an annual review of the performance of the Board and its committees.

During 2015, the Nominating Committee held nine meetings.

The Nominating Committee considers the qualifications of director candidates recommended by stockholders and evaluates each of them using the same criteria the Nominating Committee uses for incumbent candidates. Director candidate recommendations by stockholders must be made in compliance with the procedures set forth in our Bylaws by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chairman of the Nominating Committee, in care of the Corporate Secretary of the Company, 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107. Please indicate “Nominating Committee” on the envelope.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board; or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. A director nomination made by a stockholder must be delivered or mailed to and received at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the 2016 annual meeting; provided, however, if the date of the annual meeting is more than 30 days before or more than 60 days after such date, notice by the stockholder to be timely must be so delivered, or mailed and received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was so made. Pursuant to our Bylaws, the deadline for submitting nominations for directors for our annual meeting in 2017, is February 2, 2017, but no nominations may be submitted before January 3, 2017.

The Bylaws also provide that a stockholder satisfying the above notice requirements may nominate an independent director for inclusion in our proxy statement, if the additional specified conditions set forth in our Bylaws, are satisfied. The following is a summary of the additional conditions:

•	the stockholder, together with the stockholder’s affiliates, must have held at least 5% of the voting power of the Company’s outstanding securities for at least one year (the “Required Interest”);

•	the stockholder must provide certain information relating to the proposed nominee;

•	the stockholder must agree to indemnify the Company for all liabilities arising out of the information provided by the stockholder;

•	the stockholder must undertake to continue to hold for one year following the election of directors at the annual meeting the greater of (i) the Required Interest or (ii) 75% of the stockholder’s interest as of the last day on which stockholder nominations may be made under the Bylaws;

•	the stockholder must agree not to acquire the greater of (i) 10% of the Company’s outstanding voting securities or (ii) an additional 5% of the voting power in the Company’s securities in excess of the voting power held by the stockholder as of the last day on which stockholder nominations may be made under the Bylaws;

•	the sum of the number of directors serving on the Board as a result of the proxy access procedures, plus the number of directors to be included in the Company’s proxy materials for the next annual meeting pursuant to the proxy access procedures may not exceed 25% of the total number of directors that constitute the whole Board; and

•	certain other conditions as set forth in the Bylaws.

For more information regarding stockholder proposals, please see “Stockholder Proposals” below.

Strategic Committee

The Strategic Committee was originally composed of four members of the Board: Messrs. Benham (Chairman), Burtch, Greenwell, and Murdy. The Strategic Committee was established pursuant to the 2014 Agreement for the purpose of assisting the Board in reviewing and evaluating potential strategic separations of our Chemical Business and Climate Control Business and reviewing and evaluating the possibility of placing some or all of our Chemical Business into a Master Limited Partnership structure. In accordance with the 2015 Agreement, the responsibilities of the Strategic Committee were expanded to include an evaluation of our corporate governance and management structure, related party transactions and any other governance practices of the Company deemed appropriate by the Strategic Committee. Mr. Benham served as Chairman of the Strategic Committee until his resignation from the Board on March 3, 2016. Mr. Burtch served as a member of the Strategic Committee until his resignation from the Board on December 4, 2015. The Strategic Committee remains a standing committee of the Board but is currently dormant. To the extent that the Strategic Committee takes additional action in the future, the Nominating Committee will evaluate committee membership at that time.

Audit Committee

Our Audit Committee members are Messrs. Roedel (Chair) and Reece and Ms. Ogilvie. Ms. Ogilvie was appointed to the Audit Committee on June 25, 2015, and Mr. Reece was appointed to the Audit Committee on December 4, 2015. Messrs. Greenwell and Butkin were appointed to the Audit Committee following the 2014 annual meeting. On September 1, 2015, in connection with his appointment as Chief Executive Officer, Mr. Greenwell stepped down from the Audit Committee, including his position as chairman of the Audit Committee. Mr. Burtch served as a member of the Audit Committee until his resignation on December 4, 2015. Messrs. Benham and Burtch were members of the Audit Committee until resigning from the committee effective April 26, 2015, at which time, pursuant to the 2015 Agreement, Messrs. Massimo and Roedel were appointed to the Audit Committee. Mr. Massimo served as an Audit Committee member until his resignation on March 3, 2016. Mr. Burtch also served as Chairman of the Audit Committee until his resignation from the Audit Committee, at which time, pursuant to the

2015 Agreement, Mr. Greenwell was named Chairman of the Audit Committee. Mr. Roedel was named Chairman of the Audit Committee when Mr. Greenwell was named as Interim Chief Executive Officer on September 1, 2015. The Board has determined that each member of the Audit Committee is independent, as defined in the listing standards of the NYSE as of our fiscal year end, December 31, 2015, and that Messrs. Roedel’s and Reece’s and Ms. Ogilvie’s current simultaneous service on the audit committees of other publicly-held companies would not impair their ability to effectively serve on our Audit Committee. During 2015, the Audit Committee held six meetings.

The Audit Committee assists the Board in (i) discharging its oversight responsibility relating to the accounting, reporting, and financial practices of the Company and its subsidiaries, including the integrity of the Company’s financial statements, the stewardship of administration and financial controls and the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and the Company’s independent auditor and the Company’s risk management system and processes and (ii) preparing the report required by the SEC to be included in the Company’s annual proxy. In carrying out these purposes, the Audit Committee, among other things:

•	provides an open means of communications among the independent auditors, financial and senior management, the internal auditors and the Board;

•	appoints, evaluates, and approves the appointment, compensation, retention and oversight of our independent registered public accounting firm;

•	approves in advance all auditing services and permitted non-audit services to be provided by the independent auditor;

•	annually considers the qualifications, independence and performance of the independent registered public accounting firm;

•	reviews recommendations of the independent registered public accounting firm concerning our accounting principles, internal controls and accounting procedures and practices;

•	provides oversight of the internal audit function;

•	reviews and approves the scope of the annual audit;

•	reviews and discusses with management and the independent registered public accounting firm the annual audited and quarterly unaudited financial statements;

•	reviews legal matters and the Company’s compliance programs and other systems in place designed to ensure that the Company’s financial statements, reports and other financial information satisfy applicable legal, regulatory or NYSE requirements; and

•	performs such other duties as set forth in the Audit Committee Charter.

Audit Committee Financial Expert

In 2015, the Board evaluated the members of the Audit Committee and believes that each member of the Audit Committee is financially literate and that each member has sufficient background and experience to fulfill the duties of the Audit Committee. On April 30, 2015, the Board determined that Mr. Roedel satisfies the definition of “audit committee financial expert” under the NYSE listing standards and applicable SEC regulations. On April 18, 2016, the Board determined that Mr. Reece and Ms. Ogilvie satisfy the definition of “audit committee financial expert” under the NYSE listing standards and applicable SEC regulations.

Audit Committee Report

Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. The Audit Committee oversees our financial reporting process and discusses our audited financial statements with management on behalf of the Board. In fulfilling its oversight responsibilities for 2015, the Audit Committee reviewed and discussed the following:

•	the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, practices and judgments;

•	the reasonableness of significant judgments; and the clarity of disclosures in the financial statements;

•	the integrity of the Company’s financial reporting processes and controls; and

•	the selection and evaluation of the independent registered public accounting firm, including the review of all relationships between the independent registered accounting firm and the Company.

The Audit Committee reviewed and discussed with Ernst & Young, the independent registered public accounting firm responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and any other applicable accounting and auditing standards). In addition, the Audit Committee has discussed with Ernst & Young the auditors’ independence from management and us, and has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence, and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal control, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC. The Audit Committee also appointed Ernst & Young as our independent registered public accounting firm for 2016.

The Audit Committee members listed below participated in the actions necessary to submit the 2015 Audit Committee Report.

Submitted by the Audit Committee of the Company’s Board of Directors.

Richard W. Roedel (Chair)

Marran H. Ogilvie

Joseph E. Reece

Notwithstanding anything to the contrary set forth in our filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference previous or future filings, including this proxy statement, in whole or in part, the foregoing report of the Audit Committee and any statements regarding the independence of the Audit Committee members shall not be incorporated by reference into any such filings.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014, for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for those fiscal years, services relating to the issuance of our 7.75% Senior Secured Notes due 2019, and for review of SEC-related documents for those fiscal years were approximately $1,754,571 and $1,647,000, respectively.

Audit-Related Fees

Ernst & Young billed us $32,750 and $31,500 during 2015 and 2014, respectively, for audit-related services, which included services relating to our benefit plan audits.

Tax Services Fees

Ernst & Young billed us $577,068 and $582,872 during 2015 and 2014, respectively, for tax services, which included tax return review and preparation, tax consultations and planning, including services relating to the current examination by the IRS and certain state tax authorities for the tax years 2008-2009.

All Other Fees

During 2015, we engaged our accountants to provide other special project services of approximately $94,500. We did not engage our accountants to provide any other services for the fiscal year ended December 31, 2014.

Engagement of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for approving all engagements with Ernst & Young to perform audit or non-audit services for us prior to us engaging Ernst & Young to provide those services. All of the services outlined under the headings “Audit Related Fees,” “Tax Services Fees,” and “All Other Fees,” above were approved by the Audit Committee. The Audit Committee of our Board has considered whether Ernst & Young’s provision of the services described above for the fiscal years ended December 31, 2015 and 2014 is compatible with maintaining its independence.

Audit Committee’s Pre-Approval Policies and Procedures

All audit and non-audit services that may be provided to us by our principal accountant, Ernst & Young, require pre-approval by the Audit Committee. The Audit Committee delegates such pre-approval of services to the Chairman of the Audit Committee. The Audit Committee or the Chairman of the Audit Committee evaluates the pre-approval request to determine the appropriateness of the proposed project and proposed fee. Further, Ernst & Young may not provide to us those services specifically prohibited by the SEC.

Oversight of Risk Management

The Board oversees management’s risk management activities, including those relating to credit risk, liquidity risk, and operational risk, through a combination of processes. The Board believes effective risk management will enable us to accomplish the following:

•	timely identify material risks that the Company encounters,

•	communicate necessary information with respect to material risks to senior executives and, as appropriate, the Board or relevant committee of the Board,

•	implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and

•	integrate risk management into the Company’s decision-making.

In addition to the Company’s formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also continually works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company. The Board believes that the important risk oversight functions performed by the Audit Committee, the Compensation Committee, the full Board and the Disclosure Committee of the Company described below permits the Board to effectively perform its role in the risk oversight of the Company. The Audit Committee of the Board is responsible for overseeing the Company’s policies with respect to risk assessment and risk management relating to the Company’s major financial risk exposures and to review and discuss such material risks and the steps taken to monitor and control such exposures.

The Disclosure Committee is composed of certain executive officers and other officers of the Company and its subsidiaries, and assists management in its responsibilities regarding the identification and disclosure of material information about the Company and the accuracy, completeness and timeliness of the Company’s public reports.

Code of Ethics

The Executive Chairman, the Chief Executive Officer, the Chief Financial Officer, the principal accounting officer, and the controller of the Company and the controllers of each of our subsidiaries, or persons performing similar functions, are subject to our Code of Ethics and our Statement of Policy Concerning Business Conduct. We and each of our subsidiary companies have adopted a Statement of Policy Concerning Business Conduct applicable to the employees, officers and directors of the Company and its subsidiaries.

Our Code of Ethics and Statement of Policy Concerning Business Conduct are available on our website at www.lsbindustries.com. We will post any amendments to these documents, as well as any waivers that are required to be disclosed pursuant to the rules of either the SEC or the NYSE, on our website (to the extent applicable to the Company’s executive officers, senior financial officers or directors).

Compensation Committee

We have a separately-designated Compensation Committee formerly known as the Compensation and Stock Option Committee. The current members of the Compensation Committee are Messrs. Murdy (Chairman), Roedel and Bobb, each of whom is a non-employee, independent director in accordance with the rules of the NYSE. During 2015, the members of the Compensation Committee were the following non-employee directors: Messrs. Burtch, Murdy and Bobb and Ms. Lapidus. Mr. Murdy was appointed to the Compensation Committee following the 2014 Annual Meeting of Stockholders pursuant to the 2014 Agreements. On April 26, 2015, Ms. Lapidus resigned from the Compensation Committee when she resigned from the Board, and Messrs. Mittag and Roedel were appointed as additional members of the Compensation Committee on April 26, 2015, pursuant to the 2015 Agreement. Mr. Burtch was a member until his resignation from the Board on December 4, 2015, and Mr. Bobb was appointed as an additional member of the Compensation Committee on December 4, 2015. Mr. Mittag resigned from the Compensation Committee on March 3, 2016. Mr. Murdy was appointed Chairman of the Compensation Committee on April 26, 2015. Mr. Burtch served as Chairman of the Committee until such date. During 2015, the Compensation Committee held five meetings.

The Compensation Committee’s responsibilities include, among other duties, the responsibility to:

•	determine the individual elements of total compensation for the Company’s President and Chief Executive Officer and approve specific corporate goals and objectives relevant to his or her compensation;

•	determine the compensation of the Company’s other executive officers and the Company’s non-employee directors;

•	prepare annually the report that the SEC rules require be included in the proxy statement relating to the Company’s annual meeting of stockholders;

•	oversee management’s compliance with the compensation reporting requirements of the SEC, the NYSE and any other regulatory bodies, including to review and discuss with management the Compensation Discussion and Analysis (“CD&A”) to be included in the Company’s proxy statement for its annual meeting of stockholders or Annual Report on Form 10-K and determine whether to recommend to the Board that the CD&A be included in the proxy statement or Annual Report on Form 10-K;

•	review, evaluate and oversee the incentive, equity-based and other compensation agreements, plans, policies and programs of the Company to compensate the Company’s executive officers and directors; and

•	conduct an annual review of the CEO’s performance and discuss the CEO’s review of the other executive officers; and

•	perform other functions or duties deemed appropriate by the Board.

Decisions regarding non-equity compensation of our non-executive officers and our executive officers named in the Summary Compensation Table (the “named executive officers”) other than the President and Chief Executive Officer and the President and Chief Operating Officer of the Climate Control Business, are made by our Chief Executive Officer and presented for approval or modification by the Compensation Committee. Historically, the Compensation Committee has generally adopted such recommendations of the Chief Executive Officer.

During 2015, the agenda for meetings of the Compensation Committee was determined by its Chairman with the assistance of our Chief Executive Officer. Committee meetings are regularly attended by the Chief Executive Officer. At each Compensation Committee meeting, the Compensation Committee also meets in executive session without the Chief Executive Officer. The Committee may delegate authority to the Chief Executive Officer in order to fulfill certain administrative duties regarding the compensation programs.

The Compensation Committee has authority under its charter to retain, approve fees for, and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. If a compensation consultant is engaged, the Compensation Committee reviews the total fees paid to such outside consultant by the Company to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee. During 2015, the Compensation Committee retained first Mercer LLC (“Mercer”), and then later, Steven Hall Partners as independent compensation consultants to advise the Compensation Committee on matters related to executive and non-employee director compensation For information regarding compensation consultants, please see “Executive Compensation-Compensation Discussion and Analysis-Role of Compensation Consultants in Compensation Decisions” in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee has the authority to set the compensation of all of our officers. The Compensation Committee considered the recommendations of the Executive Chairman and the Chief Executive Officer when setting the compensation of our officers. During 2015, the Chief Executive Officer did not make a recommendation regarding his own salary, and did not make any recommendation as to the President’s salary or the salary of the President and Chief Operating Officer of the Climate Control Business. None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries. None of our executive officers or members of the Compensation Committee had any relationship requiring disclosure under Item 407(e)(4) of Regulation S-K during 2015.

Board Independence

The Board has determined that Messrs. Murdy, Roedel, White, Genender, Reece and Bobb and Ms. Ogilvie are “independent” in accordance with the current listing standards of the NYSE. Our independent directors are regularly scheduled to meet in executive session following each meeting of our entire Board.

The Board has affirmatively determined that each of the independent directors during 2015 had no material relationship with the Company whether directly or as a partner, stockholder or officer of an organization that has a relationship with the Company. Directors responded to a questionnaire asking about their relationships (and those of their immediate family members) with us and other potential conflicts of interest.

The Board determined that the members of the Audit, Compensation, and Nominating Committees meet the independence tests of the NYSE and the SEC. In connection with the independence of each non-employee director, the Board also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. These standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees except for fees for services as a director. In connection with its independence assessment, the Board also determined that each member of the Compensation Committee meets the additional independence standards of the NYSE and SEC applicable to the members of the Compensation Committee. Those standards require that the Board consider all factors relevant to determining whether a director has a relationship to the Company that is material to his or her ability to be independent from the management of the Company in connection with the duties of a member of the Compensation Committee, including the source of his or her compensation and whether he or she is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Communication with the Board

Our Board believes that it is important for us to have a process whereby stockholders may send communications to the Board. Accordingly, stockholders and interested parties who wish to communicate with the Board, the Lead Director, the independent directors as a group, or a particular director may do so by sending a letter to the Lead Director at 16 S. Pennsylvania Avenue, Oklahoma City, OK 73107. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder or an interested party and clearly state whether the intended recipients are all members of the Board, the Lead Director, the independent directors, non-management directors, or only certain specified individual directors. The Lead Director will make copies of all such letters and circulate them to the appropriate director or directors.

Policy as to Related Party Transactions

Pursuant to the Audit Committee Charter, our Audit Committee reviews any related party transactions involving any of our directors and executive officers. Although the Audit Committee has not adopted specific standards and procedures with respect to its review of related party transactions, the Audit Committee believes that it considers all relevant facts and circumstances in its review process. The following related party transactions were reviewed by the Audit Committee or the Board as a whole.

Related Party Transactions

The following related party transactions were reviewed by the Audit Committee or the Board as a whole:

•	In February 2015, we paid dividends totaling $300,000 on our Series B Preferred and our Series D Preferred, all of the outstanding shares of which are owned by Jack E. Golsen, our Executive Chairman, members of his immediate family, including Barry H. Golsen, our Vice Chairman, Chief Executive Officer and President, Steven J. Golsen, President and Chief Operating Officer of our Climate Control Business, entities owned by them and trusts for which they possess voting or dispositive power as trustee (together, the “Golsen Group”).

•	During 2015, GPC, an entity controlled by the Golsen Group, occupied approximately 1,400 square feet of office space within our corporate complex and pays us an annual rent of $14,400.

•	Heidi Brown Shear, our Vice President and Managing Counsel, received approximately $287,000 in compensation during 2015, which included a $40,000 cash bonus and a $4,300 automobile allowance. Ms. Shear is the niece of Jack E. Golsen and wife of David Shear, our former Senior Vice President and General Counsel, and a named executive officer.

•	Steven J. Golsen, our President and Chief Operating Officer of our Climate Control Business, received approximately $448,000 in compensation during 2015, which included a $6,400 automobile allowance. Mr. Steven J. Golsen is the brother of Barry H. Golsen, a current director and our former President and Chief Executive Officer, and the son of Mr. Jack E. Golsen, a current director and Executive Chairman of our Board.

•	On December 4, 2015, the Company entered into the Board Representation and Standstill Agreement. For more information on the Board Representation and Standstill Agreement, please see “Agreements as to Certain Directors and Committees—Board Representation and Standstill Agreement” above under Proposal 1.

OUR EXECUTIVE OFFICERS

Our officers serve one-year terms, renewable on an annual basis by the Board, except for 2015 we had employment agreements with Jack E. Golsen, Barry H. Golsen, Daniel D. Greenwell and Mark T. Behrman, as described under “2015 Compensation Tables – Employment Agreements”. Information regarding our executive officers is as follows:

Executive Officers and Succession Planning Transitions

In connection with our Board succession planning efforts, effective January 1, 2015, Jack E. Golsen transitioned from his roles as Chairman and Chief Executive Officer of the Company to Executive Chairman of the Board and Chairman of the Management Executive Committee, which transition was approved by the Board on December 22, 2014. In addition, the Board appointed Barry H. Golsen who was then serving as our President and Chief Operating Officer, to serve as our Chief Executive Officer and President, effective as of January 1, 2015. Mr. Barry Golsen resigned as Chief Executive Officer and President effective September 1, 2015, and Daniel Greenwell was named Interim CEO effective September 1, 2015. Mr. Greenwell was named CEO and President on December 22, 2015. Certain information regarding our agreements with Messrs. Jack and Barry H. Golsen and Mr. Greenwell is provided below under “2015 Compensation Tables—Employment Agreements.”

As part of such succession planning, the Board also appointed Mark T. Behrman, to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of the 2015 annual meeting. Prior to that, Mr. Behrman served as Senior Vice President-Corporate Development. Mr. Behrman succeeded Tony M. Shelby, our former Executive Vice President and Chief Financial Officer. Effective as of the annual meeting, Mr. Shelby transitioned from the role of Chief Financial Officer but continued to serve as an Executive Vice President to ensure a methodical and successful transition. Mr. Shelby retired effective December 31, 2015. Certain information regarding our agreements with Mr. Behrman is provided below under “2015 Compensation Tables—Employment Agreements.”

Information Regarding our Executive Officers

Mark T. Behrman – Mr. Behrman, age 53, joined the Company as Senior Vice President of Corporate Development in March 2014, and began serving as our Executive Vice President and Chief Financial Officer as of the 2015 annual meeting. He has over 20 years of investment banking experience with a primary focus on the industrial and business services sectors, previously serving as a Managing Director at Sterne Agee & Leach, Inc., leading the firm’s industrials, transportation, and energy practices. During his career, Mr. Behrman has originated and executed numerous merger and acquisition transactions, equity and debt capital market transactions and private capital raises for U.S. corporate clients in these sectors. Mr. Behrman was previously a Founder and Senior Managing Director of BlueStone Capital Partners, LP, where he was part of a team that created Trade.com Global Markets, Inc., and Founder and Director of the BlueStone/AFA Private Equity Fund. He began his investment banking career at PaineWebber, Incorporated and at Drexel Burnham Lambert, Inc. Additionally, he has been a director of three public companies including Noble International, Ltd. where he served as a Director for over eight years and as Chairman of its Audit Committee for three years. Mr. Behrman holds a Masters of Business Administration from Hofstra University and a Bachelor of Science in Accounting from Binghamton University.

Michael J. Foster – Mr. Foster, age 49, joined the Company as Senior Vice President, General Counsel and Secretary in January 2016. He has more than 20 years of legal experience. Mr. Foster served as the Senior Vice President, General Counsel and Secretary for Tronox (NYSE:TROX), a global mining and manufacturing firm. While General Counsel for Tronox, Mr. Foster led the company in its successful Chapter 11 restructuring. He subsequently led Tronox in a merger with a South African joint venture partner and the resulting tax inversion and re-listing of Tronox Limited on the NYSE. Before his appointment as the Tronox General Counsel, Mr. Foster served as its Managing Counsel where he led the operations of the Tronox legal team following its spin-off from Kerr-McGee Corporation (NYSE:KMG). Prior to the Tronox spin-off, Mr. Foster served as a member of the Kerr-

McGee legal team. His earlier experience includes nearly five years in the midstream energy industry and more than five years in the public and private practice of law. Mr. Foster holds a Bachelor of Science degree in agriculture science from the University of Illinois and a Juris Doctor degree from the University of Tulsa.

Jack E. Golsen – Mr. Golsen, age 87, has served as the Executive Chairman of the Company’s Board since January 1, 2015. Mr. J. Golsen’s biographical information is set forth above. See “Nominees for the Class of Directors Whose Term will Expire in 2019.”

Steven J. Golsen – Mr. Golsen, age 62, has served as the President and Chief Operating Officer of our Climate Control Business since 2011. Mr. Golsen has also served as Chief Executive Officer of the subsidiaries comprising our Climate Control Business, and as the Executive Vice President of our Machine Tool Business unit for many years. Mr. Golsen has been employed by the Company since 1976 and has served in a management capacity for more than 10 years. Mr. Golsen attended the University of New Mexico and University of Oklahoma.

Daniel D. Greenwell – Mr. Greenwell, age 53, has served as the Chief Executive Officer and President of the Company since December 2015. Mr. Greenwell’s biographical information is set forth above. See “Continuing Directors.”

Certain Relationships

Barry H. Golsen and Steven J. Golsen are the sons of Jack E. Golsen. Heidi Brown, the Company’s Vice President and Managing Counsel, is the niece of Jack E. Golsen. Heidi Brown and David M. Shear are married.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

In this Compensation Discussion & Analysis section of the proxy statement we describe the material components of the executive compensation program for our “named executive officers” or “NEOs,” i.e., any executive officer of the Company serving as our principal executive officer or principal financial officer during 2015 and the three other most highly compensated executive officers during 2015. Our NEOs for 2015 are as follows:

•	Daniel D. Greenwell, our President and Chief Executive Officer or “CEO”

•	Interim CEO effective as of September 1, 2015 and CEO as of December 31, 2015

•	Barry H. Golsen, our former CEO

•	Resigned as CEO effective September 1, 2015

•	Mark T. Behrman, our Executive Vice President and Chief Financial Officer

•	Appointed effective as of June 25, 2015 and previously our Senior Vice-President Corporate Development

•	Tony M. Shelby, our former Executive Vice President and Chief Financial Officer

•	Resigned as our Chief Financial Officer effective as of June 25, 2015 but continued as Executive Vice President until his retirement on December 31, 2015

•	Jack E. Golsen, Executive Chairman of our Board of Directors

•	Appointed effective January 1, 2015 and previously our Chief Executive Officer

•	David R. Goss, our former Executive Vice President of Operations

•	Resigned effective as of December 31, 2015 and, as such, was employed through the end of the last completed fiscal year

•	David M. Shear, our former Senior Vice President and General Counsel

•	Resigned effective as of December 31, 2015 and, as such, was employed through the end of the last completed fiscal year

Overview of Compensation Program

Our long-term success depends on our ability to efficiently operate our facilities, to continue to develop our product lines and technologies, and to focus on developing our product markets. To achieve these goals, it is important that we attract, motivate, and retain highly talented individuals who are committed to our values and goals.

The Compensation Committee has the responsibility to establish, in consultation with management, our compensation philosophy for our senior executive officers and to implement and oversee a compensation program consistent with the philosophy. This group of senior executive officers includes the NEOs, as well as our other executives.

A primary objective of the Compensation Committee is to ensure that the compensation paid to the senior executive officers is fair, reasonable, competitive, and provides incentives for superior performance. The Compensation Committee is responsible for approval of all decisions for the compensation of our NEOs.

In general, the day-to-day administration of savings, health and welfare plans and policies are handled by a team of our legal and finance department employees. The Compensation Committee (or Board) remains responsible for key policy changes outside of the day-to-day requirements necessary to maintain these plans and policies.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program rewards the executive’s achievements and contribution towards the Company’s achievement of its long- and short-term strategic goals. However, the Compensation Committee also believes it is important to retain an executive compensation program that is flexible enough to ensure we can reward demonstrated accomplishments and skills deemed most critical to our success and effectively respond to changing market and economic conditions.

The Compensation Committee values both personal contribution and teamwork as factors to be rewarded. The Compensation Committee evaluates performance and compensation for each of our NEOs to ensure that we maintain our ability to attract and retain highly talented employees in key positions, with the goal of ensuring that compensation to our NEOs remains competitive. The Compensation Committee also considers the internal pay ratios among executives and other key employees. The Compensation Committee believes that executive compensation packages should include cash and bonus compensation, as well as other benefit programs to encourage senior executive officers to remain with the Company and have interests aligned with those of our stockholders. As a result, the Compensation Committee reviews the equity interests held by our executive officers, as well as vested and unvested stock options and restricted shares currently held by the NEOs. This analysis enables the Compensation Committee to determine whether the grant of additional stock-based compensation may be advisable to ensure that our NEOs’ long-term interests are aligned with those of our stockholders. Based on the foregoing, the Compensation Committee focuses on the following criteria when developing our executive compensation program:

•	Compensation should be based on the level of job responsibility, executive performance, and our performance;

•	Compensation should enable us to attract and retain key talent;

•	Compensation should be competitive with compensation offered by other companies that compete with us for talented individuals in our geographic area;

•	Compensation should reward performance; and

•	Compensation should motivate executives to achieve our strategic and operational goals.

Consideration of Stockholder Say-On-Pay Advisory Vote

At our annual meeting of stockholders held in June 2015, our stockholders voted, on a non-binding, advisory basis, on the compensation of our NEOs for 2014. The vast majority (over 97%) of the total votes cast on our say-on-pay proposal at that meeting approved the compensation of our NEOs for 2014 on a non-binding, advisory basis. The Compensation Committee and the Board believes that this affirms our stockholders’ support of our approach to executive compensation, and, accordingly, the Compensation Committee did not materially change its approach to executive compensation in 2015. The Compensation Committee expects to consider the results of future stockholder say-on-pay advisory votes when making future compensation decisions for our NEOs. We will hold an advisory vote on the compensation of NEOs at our 2016 annual meeting of stockholders.

Setting Executive Compensation

The Compensation Committee sets annual cash and non-cash executive compensation to reward the NEOs for achievement of, and to motivate the NEOs to achieve, long-term business objectives. While the Compensation Committee does consider executive compensation data of companies identified as its peers, the Compensation Committee is not always able to make direct comparisons to a peer group in determining the compensation for our NEOs because of the diverse nature of our lines of business. The Compensation Committee also reviews the compensation information of our peer companies, as provided by our compensation consultants. This information was used to determine whether our compensation amounts are within the range of similarly sized companies, as further described below. We do not benchmark the amount of total compensation or any material element of compensation.

The Compensation Committee also considers the allocation between cash and non-cash compensation amounts as well as short-term and long-term compensation, but does not have a specific formula or required allocation between such compensation types. In each case, such allocation is taken into account as part of the overall compensation determination.

During 2015, the Compensation Committee compared the CEO’s total compensation to the total compensation of our other NEOs. However, the Compensation Committee has not established a target ratio between total compensation of the CEO and the median total compensation level for the next lower tier of management. The Compensation Committee also considers internal pay equity among the NEOs and in relation to next lower tier of management and average compensation of all employees in order to maintain compensation levels that are consistent with the individual contributions and responsibilities of those executive officers. The Compensation Committee does not consider amounts payable under severance agreements when setting the annual compensation of the NEOs. As described in more detail below, in 2015, the Compensation Committee engaged Mercer and then Steven Hall Partners as compensation consultants to assist the Compensation Committee in conducting its review of the total compensation program.

Role of Executive Officers in Compensation Decisions

Our CEO annually reviews the performance of each of our NEOs (other than his own) and presents to the Compensation Committee recommendations with respect to salary, bonuses and other benefits. The Compensation Committee considers these recommendations in light of the Compensation Committee’s philosophy and objectives and exercises its discretion in accepting or modifying the recommended compensation. Historically, the Compensation Committee has generally adopted the compensation recommended by the CEO. In determining compensation for our CEO, the Compensation Committee reviews his responsibilities and performance. Such review includes interviewing our CEO and consideration of the Compensation Committee’s observations of his performance during the applicable year. When invited, NEOs attend meetings of the Compensation Committee to provide insight and advice regarding Company and NEO performance and recommendations regarding compensation structure. NEOs are not present at any meeting of the Compensation Committee while their own compensation is being determined.

Role of Compensation Consultants in Compensation Decisions

During 2015, the Compensation Committee retained first Mercer, and then later, Steven Hall Partners as independent compensation consultants to advise the Compensation Committee on matters related to executive and non-employee director compensation. In particular, in the first quarter of 2015, Mercer collected and analyzed market compensation levels for our CEO, Chief Financial Officer, and Executive Chairman by comparing the compensation each executive receives from us to the types and amount of compensation paid to similarly situated executives at companies identified as our peers by Mercer after consultation with the Compensation Committee. Mercer did not provide any other services to us in 2015.

The Compensation Committee is committed to ensuring that our pay programs support our short- and long-term strategic objectives. Towards this end, in April of 2015, the Compensation Committee engaged Steven Hall Partners to assess all elements of our pay programs and propose potential changes to the program for possible implementation in 2016. The Committee, in consultation with Steven Hall Partners, has initiated the process of reviewing each element of compensation, both separately and as part of the broader program, to determine whether our current executive compensation program continues to support the short- and long-term strategic objectives of the Company and remains in the best long-term interests of our stockholders or requires changes or additions. Specifically, during 2015, Steven Hall Partners (i) created a peer group of companies, (ii) presented a comparison of the types and amounts of compensation paid to our executives with the compensation paid to similarly situated executives at companies in the peer group, (iii) provided advice regarding our compensation philosophy, (iv) analyzed our Compensation Committee Charter, (v) assisted with the compensation design for our interim CEO, (vi) analyzed employment and severance arrangements, and (vii) reviewed our director compensation program. At the request of the Compensation Committee, Steven Hall attended meetings of the Compensation Committee and made presentations regarding his findings and recommendations. Steven Hall Partners did not provide any services to us in 2015 other than the executive and director compensation advisory services provided to the Compensation Committee. While no final decisions have been made by the Compensation Committee with respect to any potential changes to our executive compensation program thus far, Steven Hall Partners continues to work with the Compensation Committee in 2016 to continue the assessment of our compensation plans and programs.

The Compensation Committee analyzed the independence of each of Mercer and Steven Hall Partners and determined that there was no conflict of interest with either compensation consultant. The factors considered by the Compensation Committee in conducting this analysis are as follows:

(i) The provision of other services to us by each consulting firm, if any;

(ii) The amount of fees received from us by each consulting firm as a percentage of the total revenue of consulting firm;

(iii) The policies and procedures of each consulting firm that are designed to prevent conflicts of interest;

(iv) Any business or personal relationship of the compensation consultant with a member of the compensation committee;

(v) Any stock of the issuer owned by the compensation consultant; and

(vi) Any business or personal relationship of the compensation consultant with any of our executive officers.

Market Review

We regularly compare our executive compensation program with market information regarding salary levels and incentive awards and programs. The purpose of this analysis is to provide a frame of reference in evaluating the reasonableness and competitiveness of our executive compensation as compared to that of companies within our industries that are generally comparable in size and scope of operations to us.

Market pay levels for our named executive officers are extrapolated from compensation data provided by our compensation consultants regarding peer companies. In connection with Jack Golsen’s transition from Chief Executive Officer to Executive Chairman, Barry Golsen’s transition from President and Chief Operating Officer to CEO, and Mark Behrman’s transition from Senior Vice-President Corporate Development to Chief Financial Officer, in early 2015, the Compensation Committee reviewed compensation paid to similarly situated employees at the following 15 companies, selected as peer companies by Mercer based on (i) industry/markets served (taking into account our diverse business lines), (ii) revenue, (iii) market value, (iv) total value and (v) number of employees:

• Mineral Technologies, Inc.	• Ferro Corporation	• OM Group, Inc.

• Franklin Electric Co., Inc.	• OMNOVA Solutions, Inc.	• Innospec Inc.

• Innophos Holdings, Inc.	• Quaker Chemical Corporation	• Zep Inc.

• Calgon Carbon Corporation	• Penford Corporation	• Hawkins, Inc.

• AAON, Inc.	• Intrepid Potash, Inc.	• American Vanguard Corporation

In connection with the Compensation Committee’s evaluation of the executive compensation program as well as Daniel Greenwell’s appointment as interim CEO and, later in the year, CEO, Steven Hall Partners provided the Company with additional market data regarding executive compensation paid at the following 13 companies, selected as peer companies based on (i) industry/markets served (taking into account our diverse business lines), (ii) revenue, (iii) likelihood that we would compete for senior-level talent, market value, and (iv) lists of our peer companies as used by Institutional Shareholder Services and Glass Lewis:

• Balchem Corporation	• Flotek Industries, Inc.	• Hawkins, Inc.

• Kraton Performance Polymers, Inc.	• OCI Partners LP	• Platform Specialty Products Corporation

• Quaker Chemical Corporation	• Rayonier Advanced Materials Inc.	• Rentech, Inc.

• Terra Nitrogen Company, L.P.	• AAON, Inc.	• Comfort Systems USA, Inc.

• Tecumseh Products Company	.

2015 Executive Compensation Components

For the fiscal year ended December 31, 2015, the principal components of compensation for the NEOs were:

•	base salary;

•	annual cash incentive bonus;

•	equity awards; and

•	limited perquisites and other personal benefits.

Base Salary

We provide the NEOs with base salary to ensure that they receive a minimum level of compensation for services provided during the year. Base salaries are determined for the NEOs in the discretion of the Compensation Committee. When establishing base salary levels of our NEOs, the Compensation Committee takes into account each NEO’s level of experience and responsibility, base salary levels paid to similarly situated executives at companies identified as our peers based on information provided by our independent compensation consultant, internal pay equity, each NEO’s individual performance during the preceding year, and our CEO’s recommendations regarding base pay for NEOs other than himself.

Barry H. Golsen received an increase in base salary from $650,600 to $800,000 in April of 2015, in connection with his promotion to Chief Executive Officer.

In connection with Mark Behrman’s promotion to Executive Vice President and Chief Financial Officer, Mr. Behrman received an increase in base salary from $300,000 to $400,000. He received another increase in base salary from $400,000 to $500,000 on December 31, 2015 to reflect his continued increase in responsibility, his performance in his new role, and to ensure pay equity across our NEO group.

From September 1, 2015 until December 31, 2015, Daniel D. Greenwell served as our Interim Chief Executive Officer and was paid $100,000 per month in exchange for his services in that position. Effective as of January 1, 2016, Mr. Greenwell was appointed as CEO of the Company. In connection with this new role, Mr. Greenwell will receive a base salary equal to $800,000.

Base salaries for our other NEOs remained unchanged for 2015. The total value of base salary amounts paid to each NEO for services provided in 2015 is included in the Base Salary column of the Summary Compensation Table, below.

Annual Cash Incentive Bonus

The Compensation Committee, which is composed of independent directors, may award cash bonuses to the NEOs to reward outstanding performance. No annual incentive cash bonus to NEOs was guaranteed for 2015, and there is no defined range of bonus amounts that the Compensation Committee may award.

Annual bonus awards are made at the Compensation Committee’s discretion based upon an assessment of an each NEO’s overall contribution to the Company. This assessment includes a subjective analysis of the achievement of each NEO’s goals for their areas of responsibility, contribution to the achievement of our priorities and strategic plans, and material accomplishments during the year. In considering each NEO’s overall contribution to the Company, the Compensation Committee consider each NEO’s respective level of experience relevant to the Company’s businesses, tenure with the Company, and level of responsibility. The assessment is a subjective evaluation of accomplishment and contribution to the Company and is not based on the achievement of specific performance metrics. Historically, our Chief Executive Officer has made recommendations to the Compensation Committee regarding the value of bonuses for certain executive officers. The Compensation Committee discusses such recommendations and then independently determines whether or not to implement them. The Compensation Committee assesses bonus amounts for all other NEOs based on interaction with each of them, a review of the matters that are presented to the Board for consideration or discussion, and interviews with other senior executive officers.

Annual cash bonus amounts, if any, for performance during 2015 have not been determined through the latest practicable date prior to the filing date of this Proxy Statement. 2015 bonus amounts and recalculated total compensation figures for each NEO will be disclosed pursuant to Item 5.02(f) on a Current Report on Form 8-K when known.

Equity Awards

In 2015, the Compensation Committee granted stock options and restricted stock to certain of our NEOs under our 2008 Stock Incentive Plan. Our Compensation Committee has not historically had a practice of granting equity awards to our NEOs on an annual basis. However, after changes to the composition of our Compensation

Committee and after considering the advice provided by Steven Hall Partners, the Compensation Committee believes that equity awards can serve as an important retention tool, while aligning NEO interests to the interests of our stockholders. Additionally, stock options only have value if the price of our common stock exceeds the exercise price of the stock option, which is equal to the fair market value of our shares on the date of grant. The value of restricted stock awards is also dependent upon our share price.

In June of 2015, in connection with Mr. Behrman’s promotion to Chief Financial Officer, Mr. Behrman was granted non-qualified stock options to purchase shares of common stock of the Company. In July of 2015, the Compensation Committee granted incentive stock options to Mr. Shear for retention purposes and as additional compensation in recognition of service performed for us. Mr. Shear forfeited all stock options upon his termination of employment with us on December 31, 2015. Additionally, Mr. Behrman voluntarily relinquished his option award on January 14, 2016. The stock options would have vested over six years with 16.5% vesting on each of the first five anniversaries of the grant date and the remainder vesting on the sixth anniversary.

On December 31, 2015, the Compensation Committee granted awards of restricted stock to each of Mr. Greenwell and Mr. Behrman in accordance with employment agreements entered into with these executives, effective as of the same date. For Mr. Greenwell, 15% of the restricted stock award vested as of the grant date and the remaining 85% will vest in three substantially equal increments on the first, second and third anniversary of the grant date. For Mr. Behrman, the shares of restricted stock will vest in one-third increments on each of the first, second and third anniversary of the grant date. The Compensation Committee elected to grant restricted stock rather than stock options as it believed that restricted shares will serve as a better retention tool, especially in volatile trading markets. Additional information regarding the value and vesting terms of these awards can be found below in the Summary Compensation Table and Grants of Plan Based Awards Table.

In 2016, the Compensation Committee approved a new equity compensation plan, the LSB Industries, Inc. 2016 Long Term Incentive Plan, contingent upon stockholder approval. This new plan will allow us to continue to motivate our NEOs through the grant of stock awards and will also increase the Compensation Committee’s flexibility to grant different types of equity, equity-based, and cash awards in the future. The stockholders are being asked to approve the terms of this plan in Proposal 4 of this Proxy Statement.

Perquisites and Other Personal Benefits

We and the Compensation Committee believe that perquisites are necessary and appropriate parts of total compensation that contribute to our ability to attract and retain superior executives. Accordingly, we and the Compensation Committee provided our NEOs a limited number of perquisites that are reasonable and consistent with our overall compensation program.

We currently provide the NEOs with the use of our automobiles, provide cell phones that are used primarily for business purposes, and pay country club dues for certain of the executive officers. The executive officers are expected to, and do, use the country club in large part for business purposes.

The Compensation Committee periodically reviews the levels of perquisites provided to the NEOs to determine whether such perquisites are consistent with our compensation policies.

2015 Agreements

The Compensation Committee entered into each of the agreements described below based on the terms it felt were appropriate under each circumstance to attract our new NEOs, retain our existing NEOs, and obtain release agreements from departing NEOs, in each case after consultation with its independent compensation consultant.

Employment Agreement with Barry H. Golsen

Mr. Barry Golsen was appointed as our CEO effective as of January 1, 2015. In connection with his promotion, the Company entered into an employment agreement with him on April 27, 2015. Mr. Golsen’s employment agreement provided for an initial term of three (3) years with automatic one-year extensions, unless otherwise terminated by written notice by either us or Mr. Golsen. The employment agreement provided for (i) an annual base salary of $800,000, subject to increases from time to time at the discretion of the Compensation

Committee, (ii) an annual cash bonus at the discretion of the Compensation Committee of between 100% and 200% of Mr. Golsen’s annual base salary; (iii) and four (4) weeks’ paid vacation per calendar year. Mr. Golsen’s employment with us ended effective as of September 1, 2015. For information regarding the compensation received by Mr. Golsen in connection with his termination of employment, please see “Potential Payments Upon Termination or Change in Control.”

Employment Agreements with Daniel D. Greenwell

Mr. Greenwell served as our interim CEO from September 1, 2015 until December 31, 2015. In connection with Mr. Greenwell’s appointment as interim CEO, the Company entered into an employment agreement with Mr. Greenwell on October 26, 2015, pursuant to which Mr. Greenwell was entitled to receive a monthly base salary of $100,000 until December 31, 2015, but was not eligible to participate in our bonus program with respect to the 2015 calendar year. The employment agreement also provided that Mr. Greenwell would be entitled to participate in our medical plan (or would be reimbursed for the cost of premiums paid for health coverage if he was unable to participate in our plan as of September 1, 2015), and be reimbursed for certain expenses, including commuting from his home in Iowa to our offices in Oklahoma and temporary housing.

On December 31, 2015, we entered into a new employment agreement with Mr. Greenwell, effective as of the same day, in connection with his appointment as CEO. The employment agreement provides that Mr. Greenwell will: (i) serve as CEO for an initial term of three (3) years with the employment agreement automatically renewing for successive one-year periods on the anniversary of the effective date until terminated by either us or Mr. Greenwell; (ii) receive an annual base salary of at least $800,000; (iii) be eligible to receive a target annual cash performance bonus equal to between 62.5% and 125% of his base salary, depending on the Company’s achievement of certain performance criteria, as determined by the Board; (iv) receive an annual equity award of restricted stock equal to not less than 337.5% of his base salary; and (v) receive four (4) weeks paid vacation per calendar year. Following termination of employment, Mr. Greenwell will be subject to non-compete and non-solicitation restrictions for a period of twenty-four (24) months. Mr. Greenwell is also entitled to participate in our 2008 Stock Incentive Plan and such other equity plans or programs as we may adopt from time to time for our executives. For information regarding the provisions of Mr. Greenwell’s employment agreement related to change of control and severance payments, please see “Potential Payments Upon Termination or Change in Control.”

Employment Agreements with Mark T. Behrman

Mr. Behrman was named Executive Vice President and Chief Financial Officer on April 27, 2015 (effective as of June 25, 2015). In connection with his promotion, we entered into an employment agreement with him on April 27, 2015 (the “April Agreement”). On January 14, 2016, we entered into a new employment agreement with Mr. Behrman, effective December 31, 2015 (the “January Agreement”), which replaced in its entirety the April Agreement which no longer has any force or effect. The April Agreement provided for an initial term of three (3) years with automatic one-year extensions, unless otherwise terminated by written notice by either us or Mr. Behrman. The April Agreement also provided that, commencing on June 25, 2015 (the date of our 2015 annual stockholder meeting), Mr. Behrman would receive: (i) an annual base salary of $400,000, as increased from time to time by the Compensation Committee; (ii) payment of a signing bonus of at least $150,000, which bonus was fully earned when Mr. Behrman began his employment with us in 2014, but was paid during 2015; (iii) an annual bonus at the discretion of the Compensation Committee, of between 0% and 150% of his annual base salary; (iv) the award of a non-qualified stock option under our 2008 Stock Incentive Plan for the purchase of up to 50,000 shares of our common stock at a purchase price equal to the fair market value of our common stock on the grant date, which award would vest over a six-year period and expire on the 10th anniversary of the grant date; and (v) four (4) weeks paid vacation per calendar year. The April Agreement also provided that Mr. Behrman could participate in any equity plan adopted by the Company and all insurance and employee benefit plans and programs as generally made available to our executives.

The January Agreement provides that Mr. Behrman will: (i) serve as our Executive Vice President of Finance and Chief Financial Officer for an initial term of three (3) years with automatic one-year extensions until terminated by either party in accordance with the January Agreement; (ii) receive an annual base salary of at least $500,000; (iii) be eligible to receive a target annual cash performance bonus equal to between 50% and 100% of his base salary, depending on the Company’s achievement of performance criteria, as determined by the Compensation Committee; (iv) beginning in 2018, receive an annual equity award of restricted stock equal to not less than 150% of his base salary; and (v) receive four (4) weeks of paid vacation per calendar year. Following termination of employment, Mr. Behrman will be subject to non-compete and non-solicitation restrictions for a period of twenty-four (24) months. For information regarding the provisions of Mr. Behrman’s employment agreement related to change of control and severance payments, please see “Potential Payments Upon Termination or Change in Control.”

Amendments to Employment Agreement and Severance Agreement with Jack E. Golsen

Mr. Jack Golsen (our long-time Chief Executive Officer) was named our Executive Chairman of the Board and Chairman of the Executive Committee effective as of January 1, 2015. In connection with his appointment, his employment agreement was amended to stipulate the duties and services to be performed by Mr. Golsen in his new role and to further provide that Mr. Golsen will serve as our Executive Chairman of the Board and Chairman of the Executive Committee for an initial term of three (3) years, with automatic one-year extensions until terminated by either party in accordance with the amended employment agreement.

Effective as of April 27, 2015, Mr. Golsen’s severance agreement (originally entered into on January 17, 1989 and amended on March 21, 1996 and December 17, 2008) was amended to eliminate tax gross-up provisions to which Mr. Golsen would otherwise have been entitled should his employment be terminated within 24 months of a “change of control” as defined in the severance agreement.

Amendment to Severance Agreements with Messrs. Shelby, Goss, and Shear

On April 27, 2015, we amended our existing severance agreements with certain executive officers and other officers of the Company or its subsidiaries, including Tony M. Shelby (Executive Vice President Finance and Chief Financial Officer of the Company), David R. Goss (Executive Vice President of Operations of the Company), and David M. Shear (Senior Vice President and General Counsel of the Company). As amended, each severance agreement provides that if, within 24 months after the occurrence of a change in control (as defined) of the Company, the officer’s employment is terminated other than for cause (as defined), or the officer terminates his employment for good reason (as defined in the agreement), we must pay the officer an amount equal to 2.9 times the officer’s base amount (as defined in the agreement). Further, if the Company terminates the officer’s employment within 24 months of a determination by the Board or the CEO that the officer should be terminated without cause (as defined in the agreement), the Company must pay the officer an amount equal to two times the officer’s base amount. The Company’s obligation to pay these amounts is subject to the execution and delivery of a release of claims against the Company by the officer (with certain exceptions). The term “base amount” means the average annual gross compensation (salary and bonus) paid by the Company to the officer and includable in the officer’s gross income during the most recent five-year period immediately preceding the change in control.

Severance and Release Agreements

Barry Golsen, Tony Shelby, David Goss and David Shear all terminated employment with us during 2015. Upon their termination, each of Messrs. Golsen, Shelby, Goss and Shear entered into a severance and release agreement that provided certain payments and benefits. A summary of actual amounts paid or payable to each of these NEOs in connection with their termination of employment is summarized in the section below entitled “Potential Payments Upon Termination or Change in Control.”

Death Benefit and Salary Continuation Plans

During 2015 we sponsored non-qualified arrangements to provide a death benefit to the designated beneficiary of certain key employees (including certain of the NEOs) in the event of such executive’s death. We also have a non-qualified arrangement with certain of our key employees (including certain of the NEOs) to provide compensation to such individuals in the event that they are employed by the Company at age 65. The Compensation Committee believes that these death benefit and salary continuation agreements are significant factors in enabling the Company to retain its NEOs, encouraging our NEOs to render outstanding service, and maintaining competitive levels of total compensation.

Severance Agreements

We have entered into agreements with our NEOs that provide for payments or enhanced benefits in connection with a change in control or termination of employment under certain circumstances. The Compensation Committee believes that the severance agreements are an important retention tool for us, as post-termination payments have allowed employees to leave our employment with value in the event of certain terminations of employment that were beyond their control. As a general matter, post-termination payments allow management to focus their attention and energy on making objective business decisions that are in the best interest of the company without allowing personal considerations to affect the decision-making process. Additionally, executive officers at other companies in our industry and the general market in which we compete for executive talent commonly provide post-termination payments, and we have consistently provided this benefit to certain executives in order to remain competitive in attracting and retaining skilled professionals in our industry. The specific terms of these agreements and information regarding actual payments made under such agreements to NEOs who experienced a termination of employment in 2015 are described below under “Potential Payments Upon Termination or Change in Control.”

Ownership Guidelines

We have not established any guidelines which require our executive officers or directors to acquire and hold our common stock. However, our NEOs have historically acquired and maintained a significant ownership position in our common stock.

Tax and Accounting Implications

Section 162(m) of the Internal Revenue Code provides that we may not deduct compensation of more than $1,000,000 of employee remuneration for certain NEOs. However, the statute exempts qualifying performance-based compensation from the deduction limit when specified requirements are met.

We account for stock-based payments, including our incentive and nonqualified stock options and restricted stock awards, in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 or “FASB ASC Topic 718.”

Compensation Risk Assessment

We determined that our compensation policies do not create risks that are reasonably likely to have a material adverse effect on us. This conclusion was based on the assessment performed by us, with input from our executive management and our legal counsel. In conducting the compensation risk assessment, numerous factors were considered, including:

•	we do not offer significant short-term incentives that would reasonably be considered as motivating high-risk investments or other conduct that is not consistent with the long term goals of the Company;

•	we provide a mix of short-term and long-term compensation, which is discussed in the Compensation Discussion and Analysis, above;

•	the type of equity awards granted to employees and level of equity and equity award holdings; and

•	the historical emphasis on long term growth and profitability, over short term gains.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included herein.

The Compensation Committee members listed below participated in the compensation decisions during 2015 and the submission of the 2015 Compensation Committee Report.

Submitted by the Compensation Committee of the Company’s Board.

William Murdy (Chair)

Richard W. Roedel

Jonathan S. Bobb

EXECUTIVE COMPENSATION TABLES

2015 Summary Compensation Table

The following table sets forth the total compensation earned by or paid to our Chief Executive Officer (and former Chief Executive Officer), our Chief Financial Officer (and former Chief Financial Officer) and our three other most highly compensated executive officers, collectively our NEOs, for the years ended December 31, 2015, 2014 and 2013.

Name and Principal Position	Year	Salary		Bonus(1)	Stock Awards(2)	Option Awards(3)		All other Compensation(4)	Total
Daniel D. Greenwell	2015	$410,769	(5)	—	$2,700,003	—		$177,624	$3,288,396
President and Chief Executive Officer
Barry H. Golsen	2015	$554,438	(6)	—	—	—		$1,653,128	$2,207,566
Former President and Chief Executive Officer	2014	$650,000		—	—	—		$8,676	$658,676
	2013	$650,000		$150,000	—	—		$7,022	$807,022
Mark T. Behrman	2015	$364,231	(7)	—	$1,500,003	$838,259	(11)	$11,854	$2,714,347
Executive Vice President and Chief Financial Officer
Tony M. Shelby(8)	2015	$310,000		—	—	—		$168,861	$478,861
Former Executive Vice President and Chief Financial Officer	2014	$310,000		$75,000	—	—		$24,292	$409,292
	2013	$305,796		$100,000	—	—		$27,407	$433,203
Jack E. Golsen	2015	$800,000		—	—	—		$2,135	$802,135
Executive Chairman of the Board of Directors	2014	$800,000		—	—	—		$3,882	$803,882
	2013	$800,000		$175,000	—	—		$2,486	$977,486
David. R. Goss(9)	2015	$310,000		—	—	—		$389,293	$699,293
Former Executive Vice President of Operations	2014	$310,000		$75,000	—	—		$23,419	$408,419
	2013	$305,769		$100,000	—	—		$22,231	$428,000
David M. Shear(10)	2015	$310,000		—	—	$253,780	(12)	$362,156	$925,936
Former Senior Vice President and General Counsel	2014	$310,000		$75,000	—	—		$3,274	$388,274
	2013	$305,769		$100,000	—	—		$3,206	$408,975

(1)	Amounts reported in the bonus column and total column for 2013 and 2014 have been reclassified to represent the annual bonus earned in that year, irrespective of when the bonus amount was paid. This is a change in the basis of presentation from prior years (where amounts were reported in the year in which they were paid rather than the year in which they were earned). Bonus amounts for 2015 have not been through the latest practicable date prior to the filing date of this Proxy Statement. 2015 bonus amounts and recalculated total compensation figures will be disclosed pursuant to Item 5.2(f) on a Current Report on Form 8-K when known. For more information regarding our annual bonuses, see “Compensation Discussion and Analysis – 2015 Executive Compensation Components – Annual Cash Incentive Bonus”.

(2)	Reflects the full aggregate grant date fair value of the restricted stock awarded to Mr. Greenwell and Mr. Behrman under our 2008 Stock Incentive Plan on December 31, 2015 pursuant to the terms of their employment agreements and computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC regulations, using a per share price of $7.18, which is the closing price of our stock on December 30, 2015. This amount does not reflect the actual value that may be recognized by Mr. Greenwell or Mr. Behrman.

For more information regarding the assumptions made in the valuation of the awards reported in this column, see also Note 14, Stockholders’ Equity, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. See also “Compensation Discussion and Analysis – 2015 Executive Compensation Components – Equity Awards,” “2015 Grants of Plan-Based Awards” and “2015 Outstanding Equity Awards at Fiscal Year End” for a further description of these awards.

(3)	Reflects the full grant-date fair value of stock option awards granted during 2015, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC regulations, and does not reflect the actual value that may be recognized by Mr. Behrman or Mr. Shear. The grant date fair value of the option awards granted to Mr. Behrman and Mr. Shear is based on a per share price of $16.77, and $12.69, respectively, calculated using a Black-Scholes-Merton option pricing method. Mr. Shear forfeited all stock options upon his termination of employment with us on December 31, 2015 and Mr. Behrman voluntarily relinquished his option award on January 14, 2016.

For more information regarding the assumptions made in the valuation of the awards reported in this column, see also Note 14, Stockholders’ Equity, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. See also “Compensation Discussion and Analysis – 2015 Executive Compensation Components – Equity Awards,” “2015 Grants of Plan-Based Awards” and “2015 Outstanding Equity Awards at Fiscal Year End” for a further description of these awards.

(4)	For 2015, “All Other Compensation” includes:

•	The personal use of automobiles and cell phones for each NEO.

•	Country club dues for Mr. J. Golsen and Mr. Shelby.

•	For Mr. Greenwell: $152,255 for his service on our Board from January 1, 2015 through September 1, 2015, the date he was named our Interim CEO (effective as of the date Mr. Greenwell was named our Interim CEO, he no longer received compensation for his service on our Board), which amount was paid to Mr. Greenwell in cash ($105,051) and unrestricted shares of our common stock ($47,204) at his election in accordance with our director compensation program; $15,369 for reimbursement of expenses related to his commuting from his home in Iowa to our corporate offices in Oklahoma, as well as living expenses while working in Oklahoma.

•	For Mr. B. Golsen upon his termination of employment with us, a lump sum cash severance payment of $1,600,000; a payment of $46,153 representing accrued and unpaid base salary, unused vacation and reimbursable expenses; transfer of title to the company car (valued at $36,388) Mr. Golsen had been using for business purposes; and continued participation in our medical, dental and hospitalization insurance coverage for a period of 18 months. All Other Compensation also includes $10,190 for his service on our Board from September 1, 2015, the date of his resignation as our CEO, through December 31, 2015;

•	For Mr. Shelby upon his termination of employment with us, cash severance payments totaling $150,000;

•	For Mr. Shear upon his termination of employment with us, cash severance payments totaling $310,000, a $7,131 lump sum cash payment representing the approximate cost of continued health coverage for 18 months; transfer of title to the company car Mr. Shear had been using for business purposes (valued at $41,725); and an $11,923 lump sum payment representing earned but unused vacation days.

•	For Mr. Goss upon his termination of employment with us, cash severance payments totaling $310,000, a $7,131 lump sum cash payment representing the approximate cost of continued health coverage for 18 months; and transfer of title to the company car Mr. Goss had been using for business purposes (valued at $49,332).

•	For Messrs. Shelby and Goss, $15,605 and $17,403, respectively, paid pursuant to the terms of the 1992 Agreements. For more information regarding the 1992 Agreements, see “Potential Payments Upon Termination or Change in Control – Death Benefit and Continuation Agreements – 1992 Agreement.”

Amounts for the years 2014 and 2013 have been recalculated to represent only the amounts earned by our NEOs during those years. As originally reported for the years 2014 and 2013, “All Other Compensation” also included premiums we paid for insurance contracts to which we are the sole named beneficiary, which insurance contracts will be used to fund certain death and continuation benefit agreements we have with Messrs. J. Golsen, Shelby, B. Golsen, Goss and Shear. The cost of such premiums has been removed from the table above as the policies are simply used by the company as a method by which to fund the benefits. Messrs. J. Golsen, Shelby, B. Golsen, Goss and Shear are not now and never have been beneficiaries of the insurance policies and have no authority to name the beneficiaries. For more information regarding these agreements, see “Potential Payments Upon Termination or Change in Control – Death Benefit and Continuation Agreements.”

(5)	Represents the pro-rated salary paid to Mr. Greenwell for services provided from the date he was named our Interim CEO on September 1, 2015 through December 31, 2015.

(6)	Mr. Golsen resigned as President and Chief Executive Officer effective as of September 1, 2015. The amount of salary shown for Mr. Golsen reflects the amounts paid for service through the effective date of his resignation.
(7)	Mr. Behrman became Executive Vice President and Chief Financial Officer effective as of June 25, 2015, the date of our 2015 annual meeting. The amount of salary shown for Mr. Behrman reflects the amounts he received for services provided to us in 2015 both before and subsequent to his being named our Chief Financial Officer.
(8)	Mr. Shelby resigned as Executive Vice President and Chief Financial Officer effective as of December 31, 2015 and as such was employed through the end of the last completed fiscal year.
(9)	Mr. Goss resigned as Executive Vice President of Operations effective as of December 31, 2015 and as such was employed through the end of the last completed fiscal year.
(10)	Mr. Shear resigned as Senior Vice President and General Counsel effective as of December 31, 2015 and as such was employed through the end of the last completed fiscal year.
(11)	Mr. Behrman voluntarily relinquished his option award on January 14, 2016.
(12)	Mr. Shear forfeited all stock options upon his termination of employment with us on December 31, 2015.

2015 Grants of Plan-Based Awards

Name	Grant Date	Date Approved by Board	All Other Stock Awards: Number of Shares of Stock Units(1)	All Other Option Awards: Number of Securities Underlying Options(2)	Exercise or Base Price of Option Awards		Grant Date Fair Value of Stock and Option Awards(3)
Daniel D. Greenwell	12/31/2015	12/31/2015	376,045	—	—		$2,700,003
Barry H. Golsen	—	—	—	—	—		—
Mark T. Behrman	6/25/2015	4/26/2015	—	50,000	$42.65	(4)	$838,259
	12/31/2015	12/31/2015	208,914	—	—		$1,500,003
Tony M. Shelby	—	—	—	—	—		—
Jack E. Golsen	—	—	—	—	—		—
David. R. Goss	—	—	—	—	—		—
David M. Shear	7/29/2015	7/29/2015	—	20,000	36.78	(5)	253,780

(1)	The amounts in this column represent restricted stock awards granted to Messrs. Greenwell and Behrman under our 2008 Stock Incentive Plan on the noted date and as provided in Messrs. Greenwell’s and Behrman’s employment agreements. For Mr. Greenwell, 15% of the restricted stock award vested as of the grant date and the remaining 85% will vest in three substantially equal increments on the first, second and third anniversary of the grant date. For Mr. Behrman, the shares of restricted stock will vest in one-third increments on each of the first, second and third anniversary of the grant date. For more information regarding these restricted stock grants, please see “Compensation Discussion and Analysis – 2015 Executive Compensation Components – Equity Awards,” and “2015 Outstanding Equity Awards at Fiscal Year-End.”
(2)	This column represents stock options granted to Messrs. Behrman and Shear under our 2008 Stock Incentive Plan on the dates indicated. As noted in “Potential Payments Upon Termination or Change in Control – Severance and Release Agreements,” Mr. Shear forfeited all stock options upon his termination of employment with us on December 31, 2015. Additionally, Mr. Behrman voluntarily relinquished his option award on January 14, 2016. Had Mr. Behrman and Mr. Shear not forfeited these awards, the options would have vested over six years with 16.5% vesting on each of the first five anniversaries of the grant date and the remainder vesting on the sixth anniversary.
(3)	Reflects the grant-date fair value of stock-based awards granted during 2015, computed in accordance with FASB ASC Topic 718, determined without regard to forfeitures, as required by SEC regulations, and does not reflect the actual value that may be recognized by Messrs. Behrman and Shear. For the grants of restricted stock, the grant date fair value was based on a per share price of $7.18, the closing price of our stock on December 30, 2015. For the option awards granted to Messrs. Behrman and Shear, the grant date fair value is based on a per share price of $16.77, and $12.69, respectively, calculated using a Black-Scholes-Merton option pricing method. For more information regarding the assumptions made in the valuation of the awards reported in this column, see also Note 14, Stockholders’ Equity, to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC.
(4)	Closing price on the New York Stock Exchange of our stock on June 24, 2015, the date prior to the date of the option grant.
(5)	Closing price on the New York Stock Exchange of our stock on July 28, 2015, the date prior to the date of the option grant.

2015 Outstanding Equity Awards at Fiscal Year End

The following table contains information about our NEO’s outstanding equity awards held by our NEOs as of December 31, 2015. For more information regarding the treatment of these awards upon certain terminations of employment or the occurrence of a change in control, please see “Potential Payments Upon Termination or Change in Control.”

Name	Option Awards							Stock Awards
	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
Daniel D. Greenwell	—		—	—		—	—	319,639	$2,317,383
Barry H. Golsen	—		—	—		—	—	—	—
Mark T. Behrman	03/03/2014		24,750	125,250	(3)	$32.69	03/02/2024	—	—
	06/25/2015		—	50,000	(4)	$42.65	06/24/2025	—	—
	—		—	—		—	—	208,914	$1,514,627
Tony M. Shelby	—		—	—		—	—	—	—
Jack E. Golsen	—		—	—		—	—	—	—
David. R. Goss	—		—	—		—	—	—	—
David M. Shear	07/29/2015	(5)	—	20,000		$36.78	—	—	—

(1)	Reflects the number of time-based shares of restricted stock granted under our 2008 Stock Incentive Plan that had not vested as of December 31, 2015. These unvested shares will vest in substantially equal one-third increments on December 31, 2016, 2017 and 2018.
(2)	Calculated by multiplying the number of restricted shares that had not vested as of December 31, 2015 by the closing price of our common stock on the NYSE on December 31, 2015, which was $7.25.
(3)	Reflects stock options that were awarded to Mr. Behrman on March 3, 2014 under our 2008 Stock Incentive Plan. Mr. Behrman voluntarily forfeited all options awarded on March 3, 2014 effective as of January 14, 2016. Had Mr. Behrman not voluntarily forfeited the award, the stock options would have vested in annual 16.5% increments beginning on the first anniversary of the grant date, with the remaining unvested options vesting on the sixth anniversary of the grant date.
(4)	Reflects stock options that were awarded to Mr. Behrman on June 25, 2015 under our 2008 Stock Incentive Plan. Mr. Behrman voluntarily forfeited all options awarded on June 25, 2015 effective as of January 14, 2016. Had Mr. Behrman not voluntarily forfeited the award, the stock options would have vested in annual 16.5% increments beginning on the first anniversary of the grant date, with the remaining unvested options vesting on the sixth anniversary of the grant date.
(5)	Reflects stock options that were awarded to Mr. Shear on July 29, 2015 under our 2008 Stock Incentive Plan. Mr. Shear forfeited all options awarded on July 29, 2015 upon his resignation.

2015 Option Exercises and Stock Vested

The following table contains information regarding the vesting during 2015 of restricted stock previously granted to our NEOs.

Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Daniel D. Greenwell	56,406	$408,944
Barry H. Golsen	—	—
Mark T. Behrman	—	—
Tony M. Shelby	—	—
Jack E. Golsen	—	—
David. R. Goss	—	—
David M. Shear	—	—

(1)	Represents the number of shares acquired on vesting of 15% of the time-based restricted stock granted to Mr. Greenwell on December 31, 2015 in connection with his employment agreement, without reduction for any shares withheld to satisfy applicable tax obligations.

(2)	Represents the value of the shares acquired on vesting during 2015, calculated by multiplying the number of shares of time-based restricted stock that vested on December 31, 2015 by $7.25, the closing price of our common stock on December 31, 2015 on the NYSE.

Potential Payments Upon Termination or Change in Control

This section describes the potential payments or benefits upon termination, change in control or other post-employment scenarios for each of our NEOs.

NEOs Who Experienced a Termination in 2015

Barry Golsen, Tony Shelby, David Goss and David Shear all terminated employment with us during 2015. Upon their termination, each of Messrs. Golsen, Shelby, Goss and Shear entered into a severance and release agreement that provided certain payments and benefits. The following narrative summarizes and quantifies actual amounts paid or payable to them in connection with such termination.

Barry H. Golsen

On September 1, 2015, we entered into a Severance and Release Agreement with Mr. Golsen in connection with his termination of employment with us effective as of September 1, 2015 (the “Golsen Severance Agreement”). The Golsen Severance Agreement provides that Mr. Golsen is entitled to (i) payment of a lump sum cash payment of $1,600,000; (ii) payment of a lump sum cash payment of $46,153, representing accrued and unpaid base salary, unused vacation, and reimbursable expenses; (iii) continued participation for a period of 18 months in our medical, dental and hospitalization insurance coverage for himself and his qualified dependents on the same terms in effect immediately prior to his termination with the employer portion of the continued coverage paid by us and (iv) transfer of title to the company car (valued at $36,388) that Mr. Golsen used for business purposes (together, the “Golsen Severance Payments”). The Golsen Separation Payments are conditioned on Mr. Golsen’s execution and non-revocation of a release of claims and compliance with a 24-month confidentiality period. Following his termination, Mr. Golsen will remain a member of our Board of Directors for the remainder of his current 3 year term, during which time he will receive the same compensation as other non-employee directors.

Tony M. Shelby

On February 22, 2016, we entered into a Separation and Release Agreement with Mr. Shelby in connection with his retirement, effective as of December 31, 2015 (the “Shelby Separation Agreement”). The Shelby Separation Agreement provides that Mr. Shelby is entitled to (i) payment of $150,000, to be paid $22,285 in each of February and March 2016 and $105,429 in July 2016 and (ii) continued participation in our director and officer insurance policy for claims that arise as a result of Mr. Shelby’s employment with us (together, the “Shelby Separation Payments”). The Shelby Separation Payments are conditioned on Mr. Shelby’s execution and non-revocation of a release of claims and compliance with a 24-month confidentiality period. Upon his retirement, Mr. Shelby forfeited all outstanding, unexercised equity awards, whether vested or unvested.

David M. Shear

On December 31, 2015, we entered into a Severance and Release Agreement with Mr. Shear in connection with his resignation from the Company effective as of December 31, 2015 (the “Shear Severance Agreement”). The Shear Severance Agreement provides that Mr. Shear is entitled to (I) payment of $310,000, to be paid as follows: (a) $25,833 on January 15, 2016, (b) $25,833 on February 15, 2016, (c) $25,834 on March 15, 2016, (d) $103,334 on July 15, 2016, (e) $25,833 on August 15, 2016, (f) $25,833 on September 15, 2016, (g) $25,833 on October 15, 2016, (h) $25,834 on November 15, 2016, and (i) $25,833 on December 15, 2016; (II) a lump sum payment of $7,131, representing the approximate cost to Mr. Shear of purchasing continued coverage under our medical and dental plans for a period of 18 months; (III) transfer of title to the company car that Mr. Shear used for business purposes (valued at $41,725); (IV) continued participation in our director and officer insurance policy for post-separation claims that arise as a result of his employment with us; (V) lump sum payment of $11,923, representing earned but unused vacation days; and (VI) reimbursement of expenses properly incurred prior to his resignation date and submitted to us for reimbursement on or before February 1, 2016 pursuant to our regular expense policies (together, the “Shear Severance Payments”). The Shear Severance Payments are conditioned on Mr. Shear’s execution and non-revocation of a release of claims and compliance with a 24-month confidentiality period. Upon his resignation, Mr. Shear forfeited all outstanding, unexercised equity awards, whether vested or unvested.

David R. Goss

On November 3, 2015, we entered into a Severance and Release Agreement with Mr. Goss in connection with his resignation from the Company effective as of December 31, 2015 (the “Goss Severance Agreement”). The Goss Severance Agreement provides that Mr. Goss is entitled to (I) payment of $310,000, to be paid as follows: (a) $25,833 on January 15, 2016, (b) $25,833 on February 15, 2016, (c) $25,834 on March 15, 2016, (d) $103,334 on July 15, 2016, (e) $25,833 on August 15, 2016, (f) $25,833 on September 15, 2016, (g) $25,833 on October 15, 2016, (h) $25,834 on November 15, 2016, and (i) $25,833 on December 15, 2016; (II) lump sum payment of $7,131 representing the approximate cost to Mr. Goss of purchasing continued coverage under our medical and dental plans for a period of 18 months; (III) transfer of title to the company car that Mr. Goss used for business purposes (valued at $49,332); and (IV) continued participation in our director and officer insurance policy for post-separation claims that arise as a result of his employment with us (together, the “Goss Severance Payments”). The Goss Severance Payments are conditioned on Mr. Goss’s execution and non-revocation of a release of claims and compliance with a 24-month confidentiality period.

Continuing NEOs

We have employment agreements with Daniel Greenwell, Mark Behrman and Jack Golsen, and a severance agreement and death benefit agreements with Jack Golsen, all of which provide for potential payments upon a change in control or a termination of the executive’s employment under various circumstances. These agreements include provisions that direct the amount, timing and form of potential payments, depending on the type of termination that occurs.

Daniel D. Greenwell

As previously discussed in “Compensation Discussion and Analysis – 2015 Agreements – Employment Agreements with Daniel D. Greenwell”, on October 26, 2015, we entered into an interim employment agreement effective as of September 1, 2015 with Mr. Greenwell in connection with his appointment as our Interim CEO (the “Interim Agreement”). On December 30, 2015, we entered into a subsequent employment agreement with Mr. Greenwell to reflect his appointment as our President and CEO (the “Greenwell Agreement”). The Greenwell Agreement replaced the Interim Agreement and, as of the effective date of the Greenwell Agreement, the Interim Agreement had no further force or effect.

The Greenwell Agreement provides that upon a termination by us without “cause,” or by Mr. Greenwell for “good reason,” Mr. Greenwell will be entitled to (i) payment of a pro rata portion of his annual bonus determined and paid in accordance with our regular bonus practices; (ii) payment of a lump sum cash payment equal to the product of two times (three times if the termination occurs within 24 months following a change in control) the sum of his then-current base salary and target bonus (defined as 62.5% of base salary) payable on the first payroll date following Mr. Greenwell’s execution and non-revocation of a general release of claims; (iii) continued participation in our medical, dental and hospitalization insurance coverage for himself and his qualified dependents on the same terms in effect immediately prior to the termination for a period of 18 months with the employer portion of the continued coverage paid by us; and (iv) accelerated vesting of all equity awards otherwise unvested as of the date of his termination of employment.

Upon Mr. Greenwell’s termination due to death or disability, he (or his representative or estate) will be entitled to (i) payment of a pro-rata portion of his annual bonus determined and paid in accordance with our regular bonus practices and (ii) accelerated vesting of a pro-rata portion of all equity awards that are otherwise unvested as of the date of his termination of employment, which pro rata portion will be based on the time Mr. Greenwell was employed during the applicable three three-year vesting period.

All unvested equity awards will vest upon a change in control, regardless of whether the change in control results in a termination of Mr. Greenwell’s employment.

The Greenwell Agreement defines a termination for “cause” to mean (i) conviction of, or plea of nolo contendere to, a felony (other than a traffic violation); (ii) continued failure to substantially perform his material duties (other than due to a mental or physical impairment) after having received written notice from us specifically identifying the failure and the manner to correct said failure; (iii) an act of fraud or gross or willful material misconduct; or (iv) a material breach of the non-competition and non-solicitation provisions of the Greenwell Agreement. In all cases, prior to a termination for “cause,” we must provide Mr. Greenwell with written notice that provides the basis for the termination, Mr. Greenwell must be given an opportunity (represented by counsel) to address the Board regarding the alleged failure and at least 75% of the Board (not including Mr. Greenwell) must vote to terminate Mr. Greenwell for “cause.”

The Greenwell Agreement defines “good reason” as (i) a material diminution in job duties, authorities or responsibilities; (ii) a reduction in base salary or target bonus, or the failure to grant an annual equity award (as discussed in “Compensation Discussion and Analysis – 2015 Agreements – Employment Agreements with Daniel D. Greenwell;” (iii) the requirement to report directly to anyone other than the Board; (iv) the assignment of duties that are substantially inconsistent with the position of President and CEO; (v) relocation of Mr. Greenwell’s primary place of employment to a location more than 50 miles farther from his primary residence than the current location of our current offices; (vi) a material breach by us of the Greenwell Agreement; or (vii) our failure to obtain the assumption in writing of our obligations under the Greenwell Agreement by any successor to all or substantially all of our assets after a merger, consolidation, sale or similar transaction in which the Greenwell Agreement is not assumed by operation of law. In all cases, Mr. Greenwell cannot terminate his employment with us for “good reason” unless Mr. Greenwell provides us with written notice of the event alleged to constitute “good reason” within 90 days of the occurrence of the event or the date he comes to know of the event, whichever is sooner, and we fail to cure the event within 30 days after receiving the notice.

The Greenwell Agreement defines “change in control” as the date on which any one person, or more than one person acting as a group:

•	acquires ownership of stock in us that constitutes more than 50% of the total fair market value or total voting power of our stock, provided, however, that it will not be a change in control if any one person or more than one person acting as a group who owns more than 50% of the total fair market value or total voting power of our stock on the effective date of the Greenwell Agreement acquires additional stock. Additionally, an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which we reacquire our own stock in exchange for property will be treated as an acquisition of stock for purposes of determining whether a change in control has occurred;

•	acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of our stock possessing 30% or more of the total voting power of our stock, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. Provided, however, that a change in control will not occur if any one person, or more than one person acting as a group who is considered to effectively control us prior to the effective date of the Greenwell Agreement later acquires additional control of us; or

•	acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition or acquisitions.

The Greenwell Agreement defines “disability” as Mr. Greenwell’s inability to perform his material duties due to a physical or mental injury, infirmity or incapacity that is expected to exceed 180 days in any 365 day period, as determined by Mr. Greenwell’s treating physician in his or her reasonable discretion.

Mark T. Behrman

As previously discussed in “Compensation Discussion and Analysis – 2015 Agreements – Employment Agreements with Mark T. Behrman”, on April 27, 2015, we entered into an employment agreement with Mr. Behrman in connection with his promotion to Executive Vice President and Chief Financial Officer of the Company (the “April Agreement”), effective as of June 25, 2015, the date of our annual meeting of stockholders. On January 14, 2016, we entered into a subsequent employment agreement effective December 31, 2015 (the “January Agreement”). The January Agreement replaced the April Agreement and, as of December 31, 2015, the 2015 Agreement had no further force or effect.

The January Agreement provides that upon a termination by us without “cause,” by notice of non-renewal or by Mr. Behrman for “good reason,” Mr. Behrman will be entitled to (i) payment of accrued benefits; (ii) payment of a pro rata portion of his annual bonus determined and paid in accordance with our regular bonus practices; (b) payment of a lump sum cash payment equal to the product of one times (two times if the termination occurs within 24 months following a change in control) the sum of his then-current base salary and target bonus (defined as 50% of base salary) payable on the first payroll date following Mr. Behrman’s execution and non-revocation of a general release of claims; (iii) accelerated vesting of all equity awards otherwise unvested as of the date of his termination of employment; and (iv) continued participation in our medical, dental and hospitalization insurance coverage for himself and his qualified dependents at the same cost in effect immediately prior to his termination for a period of 18 months.

Upon Mr. Behrman’s termination due to death or “disability,” he (or his representative or estate) will be entitled to (i) payment of the Accrued Benefits; (ii) payment of a pro rata portion of his annual bonus determined and paid in accordance with our regular bonus practices; and (iii) accelerated vesting of a pro-rata portion of all equity awards that are otherwise unvested as of the date of his termination of employment, which pro rata portion will be based on the time Mr. Behrman was employed during the applicable vesting period.

For definitions of “cause,” “good reason,” “change in control” and “disability,” as used in the January Agreement, please see the description of Mr. Greenwell’s employment agreement, above.

Jack E. Golsen

We have an employment agreement with Jack E. Golsen (originally entered into on March 21, 1996 and as subsequently amended on April 29, 2003, May 12, 2005 and December 17, 2008) to employ Mr. Golsen as Executive Chairman of the Board of Directors and Chairman of the Executive Committee, which are executive officer positions of the Company (the “Golsen Agreement”). The current term of the Golsen Agreement expires January 1, 2018, but will be automatically renewed for two additional one-year periods unless terminated by us or Mr. Golsen by written notice at least six months prior to the expiration of the then-current term. On January 17, 1989 (as amended on March 21, 1996, December 17, 2008 and April 27, 2015), we entered into a severance agreement with Mr. Golsen that controls the benefits that would be payable to Mr. Golsen should his employment be terminated within 24 months following a change of control (the “Golsen Severance Agreement”).

The Golsen Agreement provides that upon a termination of his employment other than for (i) conviction of a felony involving moral turpitude, (ii) willful gross misconduct or willful gross neglect of duties that results in material damage to us and our subsidiaries, taken as a whole, or (iii) “disability,” Mr. Golsen (or his family or estate, if the termination is due to Mr. Golsen’s death) will be entitled to (a) a lump sum cash payment payable within 30 days following the date of termination equal to the product of the number of full years remaining in the current term of the Golsen Agreement times the sum of (x) Mr. Golsen’s current annual salary and (y) the bonus paid to Mr. Golsen for services provided in the most recently completed fiscal year; (b) continued participation in our medical, dental and vision plans for a period equal to the greater of 18 months or the remainder of the current term of the Golsen Agreement, the cost of such coverage to be reimbursed at the end of each month; and (c) the unrestricted use of a company vehicle and cell phone. Mr. Golsen cannot be terminated by reason of item (i) or (ii), above, unless and until we have delivered to Mr. Golsen a resolution duly adopted by an affirmative vote of three-fourths of the entire membership of the Board of Directors at a meeting called for such purpose after reasonable notice given to Mr. Golsen, which resolution finds, in good faith, that Mr. Golsen violated such item.

The Golsen Agreement also provides that in the event Mr. Golsen becomes disabled and, as a result of the disability, is not able to perform his duties under the Golsen Agreement for a period of 12 consecutive months within any two-year period, he is entitled to his full salary for the remainder of the current term of the Golsen Agreement and thereafter 60% of such salary until his death.

The Golsen Severance Agreement provides that if Mr. Golsen is terminated without “cause” or if he terminates for “good reason” within 24 months following a “change of control,” he will be entitled to a lump sum amount, payable on the date of termination, equal to the product of 2.9 times the average of his annual gross compensation paid by the Company and includable in his gross income during the most recently completed five taxable years prior to the date of the change of control.

We have death benefit agreements with Mr. Golsen, which agreements provide cash benefits to Mr. Golsen’s beneficiaries in case of his death while employed by us or one of our subsidiaries (the “1981 Agreement” and the “2005 Agreement”). Pursuant to the terms of the 1981 Agreement, if Mr. Golsen dies while employed by us, his beneficiaries are entitled to a $14,583 per month cash payment for 10 years. We maintain an insurance policy on Mr. Golsen’s life (to which we are the beneficiary) to cover our obligations under the 1981 Agreement. Pursuant to the terms of the 2005 Agreement, if Mr. Golsen dies while employed by us, his beneficiaries are entitled to a $2.5 million lump sum cash benefit payable within 30 days following our receipt of the proceeds of the life insurance policies we maintain to fund the benefit.

The Golsen Severance Agreement provides that “change of control” generally means a transaction that would require the filing of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. Additionally, a change of control will be deemed to occur if:

•	any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group prior to the subsequent acquisition, constitutes more than fifty percent (50%) of the total fair market value or total voting power of our stock;

•	the individuals who constitute the Board as of April 1, 2015 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to April 1, 2015 whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than the election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest) shall be deemed to be a member of the Incumbent Board; or

•	any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of our stock possessing 30% or more of the total voting power of our stock, except acquisitions by:

•	any person or group which, as of December 17, 2008, has such ownership, or

•	Jack E. Golsen; his spouse; his children and the spouses of his children; his estate; executor or administrator of any estate, guardian or custodian for Jack E. Golsen, his spouse, his children, or the spouses of his children; any corporation, trust, partnership, or other entity of which Jack E. Golsen, his spouse, his children, or the spouses of his children (or any combination thereof) own at least 80% of the outstanding beneficial voting or equity interests, directly or indirectly; and certain affiliates and associates of any of the above-described persons, entities, or estates.

Notwithstanding the above, a change of control will not be deemed to occur unless such event also constitutes either a “change in ownership” or “change in effective control” as those terms are defined in Treas. Reg. Section 1.409A-3.

The Golsen Severance Agreement defines termination for “cause” as termination due to (i) a mental or physical disability that prevents Mr. Golsen from fully performing his duties and responsibilities for a period of 120 consecutive days (or 180 non-consecutive days within any 360-day period), as determined by the Board in good faith and supported by medical evidence; (ii) conviction of a felony; (iii) an act of embezzlement of our assets taken by Mr. Golsen that results in substantial personal enrichment at our expense; or (4) willful failure to follow a direct written lawful order from the Board that is within the reasonable scope of and consistent with the duties Mr. Golsen has performed during the 60 days prior to the change of control (unless such position, authority, duties or responsibilities are altered by written agreement during or after the 60-day period) and said willful failure is not cured within 30 days after receipt of written notice.

The Golsen Severance Agreement defines “good reason” as (i) the assignment of any duties that are inconsistent with the position, authority, duties or responsibilities performed by Mr. Golsen in the 60 days prior to the change of control (unless such position, authority, duties or responsibilities are altered by written agreement during or after the 60-day period); (ii) any action that diminishes Mr. Golsen’s position, authority, duties or responsibilities; (iii) requiring Mr. Golsen to be based at any office or location other than that at which he was based prior to the change of control; (iv) any purported termination of Mr. Golsen’s employment; or (v) our failure to obtain the assumption in writing of our obligations under the Golsen Severance Agreement by any successor to all or substantially all of our assets after a merger, consolidation, sale or similar transaction. A good faith determination of “good reason” by Mr. Golsen will be conclusive.

The following assumptions apply to the amounts shown in the table, below:

•	For all scenarios, the trigger event is assumed to be December 31, 2015;

•	For Mr. Behrman, although we entered into his current employment agreement with him on January 14, 2016, the employment agreement became effective as of December 31, 2015. As such, the amounts included in the table below are based on the terms of the January Employment Agreement.

•	For all scenarios, the amounts for Equity Awards Unvested and Accelerated are calculated by multiplying the number of unvested restricted shares by $7.25, the closing price of our stock on the NYSE on December 31, 2015. No amount is included for the value of accelerated vesting of stock options as all options outstanding and unvested were held by our NEOs as of December 31, 2015 had an exercise price that exceeded the closing price of our stock on the NYSE on December 31, 2015.

•	All amounts shown for Messrs. Greenwell and Behrman are calculated pursuant to the terms of their employment agreements with us. Neither Mr. Greenwell nor Mr. Behrman is a party to a severance or death benefit agreement with us.

•	The amounts included for health coverage are the estimated cost to us for providing continuing health care under our existing medical, dental and vision benefits to each eligible executive for the applicable time period specified in the NEO’s employment or severance agreement.

•	All accrued benefits are current and paid as of the date of the triggering event.

	Termination For Cause	Termination Without Cause or For Good Reason		Termination During Change in Control Period	Change in Control Without Termination	Death		Disability
Daniel D. Greenwell
Cash Severance	N/A	$2,600,000		$3,900,000	—	—		—
Equity Awards
Unvested and Accelerated	N/A	2,317,383		2,317,383	$2,317,383	—		—
Health Coverage	N/A	10,991		10,991	—	—		—
Total	N/A	4,928,374		6,228,374	2,317,383	—		—
Mark T. Behrman
Cash Severance	N/A	750,000		1,500,000	—	—		—
Equity Awards
Unvested and Accelerated	N/A	1,514,627		1,514,627	1,514,627	—		—
Health Coverage	N/A	10,991		10,991	—	—		—
Total	N/A	2,275,618		3,025,618	1,514,627	—		—
Jack E. Golsen
Cash Severance	N/A	1,600,000		2,664,433	—	$5,850,000	(1)	$1,600,000	(2)
Equity Awards
Unvested and Accelerated	N/A	—		—	—	—		—
Health Coverage	N/A	7,923		—	—	—		7,923
Total	N/A	1,607,923	(2)	—	—	5,850,000	(3)	1,607,923	(3)

(1)	Includes amounts payable pursuant to the Golsen Employment Agreement, the 1981 Agreement and the 2005 Agreement.
(2)	Represents the amount of Mr. Golsen’s full 2015 salary times two (the remainder of the current term of Mr. Golsen’s employment agreement). In addition, upon the expiration of the current term, Mr. Golsen would be entitled to receive a monthly payment of $40,000 (60% of his monthly 2015 salary) for life.
(3)	Total does not include amounts payable for other lifetime benefits to which Mr. Golsen is entitled pursuant to his employment agreement including: unrestricted use of a company car (approximately $21,000 per year) and use of a cell phone ($1,800 per year).

Director Ownership Guidelines

Our Board unanimously approved and adopted the Non-Employee Director Compensation and Stock Ownership Policy (the “Director Policy”), as a means of further aligning the interests of the Company’s non-employee directors with the interests of the Company’s stockholders, promoting sound corporate governance, and building an ownership mentality among the non-employee directors of the Company. The Director Policy includes guidelines for non-employee directors’ ownership of our common stock. Effective April 19, 2016, the guidelines require each non-employee director to own shares of our common stock having an aggregate value of at least $200,000 by the later of five years following the effective date of the policy and the fifth anniversary of the director’s election to the Board. Non-employee directors whose common stock ownership is less than such target ownership must acquire $50,000 of common stock for each full year served, based on the market value of the common stock, until such target ownership is attained. See “Compensation of Directors,” below, for a discussion of non-employee director compensation under the Director Policy.

Effective January 1, 2015, under the Director Policy, each non-employee director may elect to receive all or any portion of such director fees in shares of our common stock pursuant to our Outside Directors Stock Purchase Plan, effective June 24, 1999 (the “Director Equity Plan”), and the terms of the Director Policy. As provided in the Director Equity Plan, the number of shares issued in lieu of cash payment, if any, shall be calculated based upon the closing price of our common stock on the NYSE on the business day immediately preceding the date that the fee is due. As of April 3, 2016, 278,456 shares were available for issuance under the Director Equity Plan. If the 2016 LTIP is approved by our stockholders pursuant to Proposal 4 of this proxy statement, no further awards will be granted under our Director Equity Plan, and all remaining available shares under the Director Equity Plan that are not the subject of outstanding awards will automatically and immediately cease to be available for issuance as of the April 19, 2016 effective date of the 2016 LTIP.

Director Compensation

In 2015, we compensated our non-employee directors for their services as directors on our Board. Directors who are employees of the Company receive no compensation for their services as directors. Messrs. Greenwell and B. Golsen received compensation for their services as directors during the portion of the year they were each non-employee directors, and such compensation is included in the “Summary Compensation Table” above. Pursuant to the Director Policy in effect for 2015, annual compensation payable to non-employee directors included:

•	Annual cash fee equal to $125,000;

•	Annual cash fee equal to $10,000 for members of the Audit Committee; and

•	Annual cash fee equal to $10,000 for the Board’s Lead Director; provided that, no additional fee will be paid to a Lead Director who is also a member of the Audit Committee.

Fees earned under the Director Policy are earned on a calendar-quarterly basis and are paid in arrears not later than the 15th day following the end of each calendar quarter. All fees earned under the Director Policy are prorated to reflect any portion of the year during which the director was not a member of the Board. Under the Director Policy, each non-employee director may elect to receive all or any portion of such director fees in shares of our common stock pursuant to our Director Equity Plan and the terms of the Director Policy. See “Director Ownership Guidelines” immediately above for a discussion of stock ownership guidelines applicable to our non-employee directors. The following table summarizes the compensation paid by us to our non-employee directors during the year ended December 31, 2015.

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(5)	Option Awards ($)(6)	All Other Compensation ($)		Total ($)
Webster L. Benham III	$167,090	—	—		$167,090
Jonathan Bobb (2)	—	—	—		—
Charles A. Burtch (1)	$152,741	—	—		$152,741
Robert Butkin (1)	$132,474	—	—		$132,474
Mark Genender (2)	—	—	—		—
Robert Henry (3)	$77,143	—	—		$77,143
Gail Lapidus (3)	$71,429	—	—		$71,429
Louis Massimo (4)	$59,364	—	—		$59,364
Andrew Mittag (4)	$59,373	—	$21,350	(7)	$80,723
William F. Murdy	$152,055	—	—		$152,055
Marran Ogilvie (4)	$57,003	—	—		$57,003
Joe Reece (2)	—	—	—		—
Richard Roedel (4)	$62,672	—	—		$62,672
Richard S. Sanders	$139,274	—	$44,222	(8)	$183,496
Lynn F. White (4)	$58,297	—	$22,663	(7)	$80,960

(1)	Messrs. Burtch and Butkin resigned from the Board December 4, 2015.
(2)	Messrs. Bobb, Genender and Reece joined the Board on December 4, 2015, and, as such, did not receive any compensation during 2015 for their services as directors.
(3)	Mr. Henry and Ms. Lapidus resigned from the Board on April 26, 2015.
(4)	Messrs. Massimo, Mittag, Roedel, and White and Ms. Ogilvie joined the Board on April 26, 2015.
(5)	The amounts in this column represent annual cash retainers earned and paid with respect to 2015. For Messrs. Burtch, Butkin, Murdy, Mittag, Roedel, and Ms. Ogilvie, this column also includes $7,498, $12,486, $31,200, $11,149, $24,096 and $22,421, respectively, for the value of unrestricted shares of our common stock such directors elected to receive in lieu of cash during 2015.
(6)	No option awards were granted to our directors during 2015. The following is the aggregate number of outstanding non-qualified stock options held at December 31, 2015 by non-employee directors who served as directors during 2015:

Name	Options Outstanding as of December 31, 2015 (#)
Webster L. Benham III	—
Jonathan Bobb (2)	—
Charles A. Burtch (1)	2,525
Robert Butkin (1)	3,000
Mark Genender (2)	—
Robert Henry (3)	—
Gail Lapidus (3)	5,000
Louis Massimo	—
Andrew Mittag	—
William F. Murdy	—
Marran Ogilvie	—
Joe Reece (2)	—
Richard Roedel	—
Richard S. Sanders	—
Lynn F. White	—

(7)	These amounts represent consulting fees paid to Mr. Mittag and Mr. White for analysis and advice regarding potential operational improvements for our business units.
(8)	This amount represents consulting fees paid to Mr. Sanders pursuant to the Independent Contractor Agreement, dated September 30, 2015, by and among the Company and Circle S. Consulting LLC (signed by Mr. Sanders on behalf of Circle S. Consulting LLC) pursuant to which Mr. Sanders (as President of Circle S. Consulting LLC) acts as Executive Vice President, Chemical Manufacturing. Mr. Sanders is compensated at the rate of approximately $200 per hour, and is expected to dedicate a minimum of 20 hours per week to work for us.

On December 22, 2015 we amended and restated our Director Policy to provide for annual compensation payable to non-employee directors to include:

•	An annual cash fee equal to $125,000;

•	An annual cash fee equal to $10,000 for members of the Audit Committee and $20,000 for the Chairman of the Audit Committee;

•	An annual cash fee equal to $7,500 for members of the Compensation Committee and $15,000 for the Chairman of the Compensation Committee;

•	An annual cash fee equal to $5,000 for members of the Nominating and Corporate Governance Committee and $10,000 for the Chairman of the Nominating and Corporate Governance Committee;

•	An annual cash fee equal to $25,000 for the Board’s Lead Director; and

•	An annual cash fee as determined by the Board for members of any other committee established by the Board.

On April 19, 2016 we amended and restated our Director Policy to provide for annual compensation payable to our non-employee directors to include:

•	An annual cash fee equal to $62,500;

•	An annual grant of Restricted Stock Units with a grant date fair market value of approximately $62,500, which will be settled upon the third anniversary of the grant date, except to the extent the Compensation Committee determines to pay an additional annual cash fee equal to $62,500 in lieu of the grant of Restricted Stock Units, as will be the case in 2016 for Messrs. Jonathan Bobb, Mark Genender, and Barry Golsen;

•	An annual cash fee equal to $10,000 for members of the Audit Committee and $20,000 for the Chairman of the Audit Committee;

•	An annual cash fee equal to $7,500 for members of the Compensation Committee and $15,000 for the Chairman of the Compensation Committee;

•	An annual cash fee equal to $5,000 for members of the Nominating and Corporate Governance Committee and $10,000 for the Chairman of the Nominating and Corporate Governance Committee;

•	An annual cash fee equal to $25,000 for the Board’s Lead Director; and

•	An annual cash fee as determined by the Board for members of any other committee established by the Board.

Cash fees earned under the December 22, 2015 and April 19, 2016 Director Policies are earned on a calendar-quarter basis and are paid in arrears not later than the 15th day following the end of each calendar quarter. Such cash fees are prorated to reflect the period of year during which the director was not a member of the Board. Additionally, under the April 19, 2016 Director Policy, Restricted Stock Units are granted on the first business day following our annual meeting of stockholders each year. The number of Restricted Stock Units will be determined by dividing $62,500 by the closing price of our common stock on the first business day following our annual meeting of stockholders. As of April 19, 2016, directors may no longer elect to receive all or any portion of his or her director fees in shares of our common stock.

SECURITIES OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets forth the beneficial ownership of our common stock and preferred stock as of April 1, 2016, held by beneficial owners of 5% or more of each class of our common stock and voting preferred stock.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 1, 2016. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all stock shown as beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Title of Class	Amounts of Shares Beneficially Owned (1)		Percent of Class+
Golsen Holders (2)	Common	3,731,730	(3)(4)	15.1%
	Series B Preferred	20,000	(5)	100.0%
	Series D Preferred	1,000,000	(6)	100.0%
LSB Funding LLC	Common	4,103,746	(7)	17.2%
	Series F Preferred	1	(8)	100.0%
BlackRock, Inc.	Common	1,827,405	(9)	7.7%
Robotti & Company Inc.	Common	1,202,957	(10)	5.0%

+	Because of the requirements of the SEC as to the method of determining the amount of shares an individual or entity may own beneficially, the amount shown for an individual may include shares also considered beneficially owned by others. Any shares of stock which a person does not own, but which he or she has the right to acquire within 60 days of April 1, 2016, are deemed to be outstanding for the purpose of computing the percentage of outstanding stock of the class owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.
(1)	We based the information with respect to beneficial ownership on information furnished by the above-named individuals or entities or contained in filings made with the SEC or our records.

(2)	Includes Jack E. Golsen (“J. Golsen”) and the following members of his family: son, Barry H. Golsen (“B. Golsen”) (a director, Vice Chairman of the Board); son, Steven J. Golsen (“S. Golsen”) (Chief Operating Officer of our Climate Control Business), Golsen Family LLC (“LLC”) which is wholly-owned by J. Golsen (43.516% owner), Sylvia H. Golsen Revocable Trust (43.516% owner), B. Golsen (4.323% owner), S. Golsen (4.323% owner), and Linda F. Rappaport (4.323% owner and daughter of J. Golsen (“L. Rappaport”)), and SBL LLC (“SBL”) which is wholly-owned by the LLC (49% owner), B. Golsen (17% owner), S. Golsen (17% owner), and L. Rappaport (17% owner). J Golsen is the manager of the LLC and share voting and dispositive power over the shares beneficially owned by the LLC. J. Golsen and B. Golsen, as the only directors and officers of SBL, share the voting and dispositive power of the shares beneficially owned by SBL and its wholly owned subsidiary, Golsen Petroleum Corp (“GPC”). The address of Jack E. Golsen and Barry H. Golsen is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107; and Steven J. Golsen’s address is 7300 SW 44th Street, Oklahoma City, Oklahoma 73179. The address for SBL, LLC, GPC and L. Rappaport is 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107.
(3)	Includes:

(a)	the following shares over which J. Golsen has the sole voting and dispositive power: (i) 218,320 shares of common stock owned of record by certain trusts for the benefit of B. Golsen, S. Golsen and L. Rappaport over which J. Golsen is the trustee; (ii) 350,984 shares held in certain trusts for the benefit of grandchildren and great grandchildren of J. Golsen over which J. Golsen is the trustee; and (iii) 4,000 shares owned of record by J. Golsen;

(b)	the following shares over which J. Golsen has voting and dispositive power: (i) 15,876 shares held in Sylvia H. Golsen Revocable Trust; (ii) 15,392 shares owned of record by the LLC; and (iii) 133,333 shares that the LLC has the right to acquire upon the conversion of 4,000 shares of the Series B Preferred owned of record by the LLC;

(c)	292,467 shares over which B. Golsen has the sole voting and dispositive power;

(d)	243,493 shares over which S. Golsen has the sole voting and dispositive power;

(e)	44,578 shares over which J. Golsen and L. Rappaport share voting and dispositive power;

(f)	the following shares over which J. Golsen and B. Golsen share voting and dispositive power: (i) 1,345,999 shares owned of record by SBL; (ii) 400,000 shares that SBL has the right to acquire upon conversion of 12,000 shares of Series B Preferred owned of record by SBL; (iii) 250,000 shares that SBL has the right to acquire upon conversion of 1,000,000 shares of the Series D Preferred owned of record by SBL; (iv) 283,955 shares owned of record by GPC; and 133,333 shares that GPC has the right to acquire upon conversion of 4,000 shares of Series B Preferred owned of record by GPC.

See “Certain Relationship and Related Party Transactions” and “Director Independence.”

(4)	J. Golsen disclaims beneficial ownership of the shares over which B. Golsen, S. Golsen and L. Rappaport each have sole voting and investment power. B. Golsen, S. Golsen and L. Rappaport disclaim beneficial ownership of the shares that J. Golsen has sole voting and investment power. B. Golsen, S. Golsen and L. Rappaport disclaim beneficial ownership of the shares owned of record by the LLC, except to the extent of their respective pecuniary interest therein. S. Golsen and L. Rappaport disclaim beneficial ownership of the shares owned of record by SBL and GPC and all shares beneficially owned by SBL through the LLC, except to the extent of their respective pecuniary interest therein. L. Rappaport disclaims beneficial ownership of the 51,433 shares over which her spouse has sole voting and investment power over, and this amount excludes such shares. B. Golsen disclaims beneficial ownership of the 533 shares over which his spouse has sole voting and investment power, and this amount excludes such shares.
(5)	Includes: (a) 4,000 shares of Series B Preferred owned of record by the LLC; (b) 12,000 shares of Series B Preferred owned of record by SBL and (c) 4,000 shares Series B Preferred owned of record by GPC. Each holder of the Series B Preferred shall be entitled to one vote per share.
(6)	Includes 1,000,000 shares of Series D Preferred owned of record by SBL. Each holder of the Series D Preferred shall be entitled to .875 votes per share.
(7)	The address of LSB Funding LLC is 350 Park Avenue, 14th Floor, New York, New York 10022. Represents 4,103,746 shares of common stock issuable upon the exercise of warrants held by LSB Funding LLC.
(8)	Represents one share of Series F Preferred, which entitles LSB Funding LLC to a number of votes equal to 4,559,971 shares of common stock, provided, that the number of votes that may be cast by the Series F Preferred shall be automatically reduced by a number of votes equal to the number of shares of common stock into which the warrants, which represent 4,103,746 of common stock issuable upon the exercise of warrants held by LSB Funding LLC, are exercised.
(9)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.
(10)	The address of Robotti & Company Inc. is 110 East 42nd Street, Suite 1100, New York, NY 10017.

Security Ownership of Management

The following table sets forth the beneficial ownership of each class of our common stock and voting preferred stock as of April 1, 2016, held by (1) directors and director nominees; (2) each named executive officer listed in this proxy statement; and (3) all current directors and executive officers as a group.

The amounts and percentage of units beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days of April 1, 2016. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest. Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all stock shown as beneficially owned by them, subject to community property laws where applicable.

Name of Beneficial Owner	Title of Class	Amount of Shares Beneficially Owned (1)		Percent of Class+
Mark T. Behrman	Common	212,914	(2)	*
Jonathan S. Bobb	Common	—		—
Michael J. Foster	Common	50,139	(3)	*
Mark R. Genender	Common	—		—
Barry H. Golsen	Common	2,712,183	(4)	11.4%
	Series B Preferred	16,173	(4)	80.9%
	Series D Preferred	1,000,000	(4)	100%
Jack E. Golsen	Common	3,195,770	(5)	13.4%
	Series B Preferred	20,000	(5)	100.0%
	Series D Preferred	1,000,000	(5)	100.0%
Steven J. Golsen	Common	711,300	(6)	3.0%
	Series B Preferred	3,232	(6)	16.2%
	Series D Preferred	191,183	(6)	19.1%
Daniel D. Greenwell	Common	378,295	(7)	1.6%
William F. Murdy	Common	2,373	(8)	*
Marran H. Ogilvie	Common	549	(9)	*
Joseph E. Reece	Common	—		—
Richard W. Roedel	Common	7,100	(10)	*
Richard S. Sanders, Jr.	Common	1,250	(11)	*
Lynn F. White	Common	1,300	(12)	*
Directors and Executive Officers as a group (14 persons)	Common	4,341,072	(13)	18.2%
	Series B Preferred	20,000		100%
	Series D Preferred	1,000,000		100%

*	Less than 1%.
+	See footnote “+” to the table under “Security Ownership of Certain Beneficial Owners.”
(1)	We based the information, with respect to beneficial ownership, on information furnished by each director or officer, contained in filings made with the SEC, or contained in our records.
(2)	This amount includes 208,914 shares that Mr. Behrman acquired pursuant to a Restricted Stock Agreement that vest one-third annually over the next three years. Mr. Behrman has the sole voting and dispositive power over these shares.
(3)	Mr. Foster has the sole voting and dispositive power over these shares which Mr. Foster acquired pursuant to a Restricted Stock Agreement that vest one-third annually over the next three years.
(4)	See footnotes (2), (3), (4), (5) and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by B. Golsen.
(5)	See footnotes (2), (3), (4), (5) and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by J. Golsen.
(6)	See footnotes (2), (3), (4), (5) and (6) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the amount and nature of the shares beneficially owned by S. Golsen.
(7)	This amount includes 319,639 shares that Mr. Greenwell acquired pursuant to a Restricted Stock Agreement that vest one-third annually over the next three years. Mr. Greenwell has the sole voting and dispositive power over these shares.
(8)	The amount includes 873 shares held by a trust, over which Mr. Murdy has the sole voting and dispositive power.
(9)	Ms. Ogilvie has the sole voting and dispositive power over these shares.
(10)	Mr. Roedel has the sole voting and dispositive power over these shares. This amount does not include, and Mr. Roedel disclaims beneficial ownership of the shares beneficially owned by Mr. Roedel’s wife, which consist of 590 shares.

(11)	These shares are held in a joint account owned by Mr. Sanders’ revocable trust of which Mr. Sanders is the trustee and by Mr. Sanders’ spouse’s revocable trust of which his spouse is the trustee. As trustees, Mr. Sanders and his wife share voting power and dispositive power over these shares.
(12)	Mr. White has the sole voting and dispositive voting power over these shares.
(13)	The shares of common stock include 916,666 shares of common stock that executive officers, directors, or entities controlled by our executive officers and directors, have the right to acquire within 60 days under other convertible securities.

Percentage of Voting Power of Certain Beneficial Owners and Management

The following table sets forth the percentage of total common stock voting power as of April 1, 2016, held by certain beneficial owners and management.

Name of Beneficial Owner	Percentage of Total Common Stock Voting Power
Golsen Holders (1)	12.7	%(2)
LSB Funding LLC	15.6	%(3)
BlackRock, Inc.	6.2	%(4)
Robotti & Company Inc.	4.1	%(5)
Directors and Executive Officers as a group (14 persons)	14.7	%(6)

(1)	See footnote (2) of the table under “Security Ownership of Certain Beneficial Owners” for a description of the Golsen Holders.
(2)	This percentage includes (1) 2,815,064 shares of common stock, which entitles the Golsen Holders to a number of votes equal to 2,815,064 shares of common stock, (2) 20,000 shares of Series B Preferred entitling each holder of the Series B Preferred to one vote per share, which entitles the Golsen Holders to a number of votes equal to 20,000 shares of common stock and (3) 1,000,000 shares of Series D Preferred entitling each holder of the Series D Preferred to .875 votes per share, which entitles the Golsen Holders to a number of votes equal to 875,000 shares of common stock.
(3)	This percentage includes one share of Series F Preferred, which entitles LSB Funding LLC to a number of votes equal to 4,559,971 shares of common stock.
(4)	This percentage includes 1,827,405 shares of common stock, which entitles BlackRock, Inc. to a number of votes equal to 1,827,405 shares of common stock.
(5)	This percentage includes 1,202,957 shares of common stock, which entitles Robotti & Company Inc to a number of votes equal to 1,202,957 shares of common stock.
(6)	Certain members of the Golsen Holders are also included in the Directors and Executive Officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, officers, and beneficial owners of more than 10% of the Company’s common stock to file with the SEC reports of holdings and changes in beneficial ownership of the Company’s stock. Based solely on a review of copies of the Forms 3, 4 and 5 furnished to us with respect to 2015, or written representations that no Form 5 was required to be filed, we believe that during 2015 all our directors and officers and beneficial owners of more than 10% of the Company’s common stock timely filed their required Forms 3, 4, or 5.

STOCKHOLDER PROPOSALS

If you wish to submit proposals to be included in our proxy statement for our 2017 annual meeting, proposals must be received at our principal executive offices in writing not later than December 30, 2016. If the date of the 2017 annual meeting is changed by more than 30 days from the date of the 2016 Annual Meeting, the deadline for submitting proposals is a reasonable time before we begin to print and mail the proxy materials for our 2017 annual meeting. Proposals must satisfy the requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, or the Exchange Act of 1934, as amended (the “Exchange Act”) and as set out in the Bylaws. Proposals should be addressed to Michael J. Foster, Secretary, LSB Industries, Inc., 16 South Pennsylvania Avenue, Post Office Box 754, Oklahoma City, Oklahoma 73101.

Other than matters properly brought under Rule 14a-8, the deadline for providing us with timely notice of matters that you otherwise desire to introduce at our next annual meeting of stockholders, other than those that will be included in our proxy materials, is not later than December 30, 2016, but not before November 30, 2016; provided that if the date of the annual meeting is more than 30 days before or more than 60 days after April 29, 2017, the notice must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was made. The written notice must set forth the information specified in the Bylaws.

If you wish to present a proposal, but you fail to notify us by such deadline, you will not be entitled to present the proposal at the meeting.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws are eligible for election as directors. Nominations of persons for election to the Board may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board; or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. A director nomination made by a stockholder must be delivered or mailed to and received at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the 2016 annual meeting; provided, however, if the date of the annual meeting is more than 30 days before or more than 60 days after such date, notice by the stockholder to be timely must be so delivered, or mailed and received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the date on which the public disclosure of the date of such annual meeting was so made. Pursuant to our Bylaws, the deadline for submitting nominations for directors for our annual meeting in 2017, is February 2, 2017, but no nominations may be submitted before January 3, 2017.

The Bylaws also provide that a stockholder satisfying the above notice requirements may nominate an independent director for inclusion in our proxy statement, if the additional specified conditions set forth in our Bylaws, are satisfied.

AVAILABLE INFORMATION

We file or furnish annual, quarterly and current reports and other documents with the SEC under the Exchange Ac). The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0030. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. the public can obtain any documents we file with the SEC at www.sec.gov.

We also make available free of charge through our Internet website (www.lsbindustries.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. In addition to the reports filed or furnished with the SEC, we publicly disclose material information from time to time in press releases, at annual meetings of stockholders, in publicly accessible conferences and investor presentations, and through our website.

A copy of the Company’s 2015 Annual Report accompanies this proxy statement, which Annual Report includes the Company’s 2015 Form 10-K. Copies of exhibits to the Form 10-K are available upon request, but a reasonable copy fee per page will be charged to the requesting stockholder.

One copy of the Notice, this proxy statement and the Company’s 2015 Annual Report will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this proxy statement and the Company’s 2015 Annual Report mailed to you or you would like to opt out of this practice for future mailings, the Company will promptly deliver such additional copies to you if you submit your request in writing to the address below. You may also contact the Company in the same manner if you received multiple copies of the materials and would prefer to receive a single copy in the future.

Requests for documents relating to us should be directed to:

Director—Communications Department

c/o LSB Industries, Inc.

16 South Pennsylvania Avenue

Post Office Box 754

Oklahoma City, Oklahoma 73101

(405) 235-4546

Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy card and return it in the accompanying envelope or follow the instructions provided for voting by phone or via the Internet, if applicable. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation is appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxy cards or voted by phone or the Internet.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016

The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2016 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2015 are available at www.envisionreports.com/LXU.

By order of the Board of Directors,

/s/ Michael J. Foster
Michael J. Foster
Senior Vice President,
Secretary and General Counsel

April 29, 2016

APPENDIX A

LSB INDUSTRIES, INC.

2016 Long Term Incentive Plan

Purpose. The purpose of the LSB Industries, Inc. 2016 Long Term Incentive Plan (the “Plan”) is to provide a means through which LSB Industries, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract and retain able persons as employees, directors and consultants and to provide a means whereby those persons upon whom the responsibilities of the successful administration and management of the Company, and its Subsidiaries, rest, and whose present and potential contributions to the welfare of the Company, and its Subsidiaries, are of importance, can acquire and maintain stock ownership, or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the welfare of the Company, and its Subsidiaries, and their desire to remain employed. A further purpose of this Plan is to provide such employees, directors and consultants with additional incentive and reward opportunities designed to enhance the profitable growth of the Company. Accordingly, this Plan primarily provides for the granting of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Performance Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular individual as provided herein.

Definitions. For purposes of this Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.

“Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Stock Awards, Dividend Equivalent, Other Stock-Based Award, Cash Award, Performance Award or Substitute Award, together with any other right or interest granted to a Participant under this Plan.

“Award Agreement” means any written instrument that establishes the terms, conditions, restrictions and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash granted under Section 6(i) hereof.

“Change of Control” means the occurrence of any of the following events:

A “change in the ownership of the Company” which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; however, if any one person or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a “change in the ownership of the Company” (or to cause a “change in the effective control of the Company” within the meaning of Section 2(f)(ii) below) and an increase of the effective percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph; provided, further, however, that for purposes of this Section 2(f)(i), any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company shall not constitute a Change of Control. This Section 2(f)(i) applies only when there is a transfer of the stock of the Company (or issuance of stock) and stock in the Company remains outstanding after the transaction.

A “change in the effective control of the Company” which shall occur on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, except for any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or (B) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of a “change in the effective control of the Company,” if any one person, or more than one person acting as a group, is considered to effectively control the Company within the meaning of this Section 2(f)(ii), the acquisition of additional control of the Company by the same person or persons is not considered a “change in the effective control of the Company,” or to cause a “change in the ownership of the Company” within the meaning of Section 2(f)(i) above.

A “change in the ownership of a substantial portion of the Company’s assets” which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Any transfer of assets to an entity that is controlled by the shareholders of the Company immediately after the transfer, as provided in guidance issued pursuant to the Nonqualified Deferred Compensation Rules, shall not constitute a Change of Control.

For purposes of this Section 2(f), the provisions of section 318(a) of the Code regarding the constructive ownership of stock will apply to determine stock ownership; provided, that, stock underlying unvested options (including options exercisable for stock that is not substantially vested) will not be treated as owned by the individual who holds the option. In addition, for purposes of this Section 2(f) and except as otherwise provided in an Award Agreement, “Company” includes (x) the Company, (y) the entity for whom a Participant performs the services for which an Award is granted, and (z) an entity that is a stockholder owning more than 50% of the total fair market value and total voting power (a “Majority Shareholder”) of the Company or the entity identified in (y) above, or any entity in a chain of entities in which each entity is a Majority Shareholder of another entity in the chain, ending in the Company or the entity identified in (y) above.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

“Committee” means a committee of two or more directors designated by the Board to administer this Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a Qualified Member.

“Covered Employee” means an Eligible Person who is designated by the Committee, at the time of grant of a Performance Award, as likely to be a “covered employee” within the meaning of section 162(m) of the Code for a specified fiscal year.

“Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

“Effective Date” means April 19, 2016.

“Eligible Person” means all officers and employees of the Company or of any of its Subsidiaries, and other persons who provide services to the Company or any of its Subsidiaries, including directors of the Company; provided, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual will be granted an award that shall, or may, be settled in Stock. An employee on leave of absence may be considered as still in the employ of the Company or its Subsidiaries for purposes of eligibility for participation in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

“Fair Market Value” means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price of the Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on that date, on the last preceding date on which such sales of the Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter at the time a determination of its fair market value is required to be made under the Plan, the average between the reported high and low bid and asked prices of Stock on the most recent date on which Stock was publicly traded; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate including, without limitation, the Nonqualified Deferred Compensation Rules.

“Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of section 422 of the Code or any successor provision thereto.

“Nonqualified Deferred Compensation Rules” means the limitations or requirements of section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.

“Nonstatutory Stock Option” means any Option that is not intended to be an “incentive stock option” within the meaning of section 422 of the Code.

“Option” means a right, granted to an Eligible Person under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

“Other Stock-Based Awards” means Awards granted to an Eligible Person under Section 6(h) hereof.

“Participant” means a person who has been granted an Award under this Plan that remains outstanding, including a person who is no longer an Eligible Person.

“Performance Award” means a right, granted to an Eligible Person under Section 6(k) hereof, to receive Awards based upon performance criteria specified by the Committee.

“Person” means any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a limited liability company, a trust or other entity; a Person, together with that Person’s Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act, provided that “registrant” as used in Rule 12b-2 shall mean the Company), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single “Person.”

“Prior Plan” means the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended effective June 5, 2014.

“Qualified Member” means a member of the Committee who is (i) a “nonemployee director” within the meaning of Rule 16b-3(b)(3), (ii) an “outside director” within the meaning of Treasury Regulation 1.162-27 under section 162(m) of the Code, and (iii) “independent” under the listing standards or rules of the securities exchange upon which the Stock is traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.

“Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

“Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

“Rule 16b-3” means Rule 16b-3, promulgated by the Securities and Exchange Commission under section 16 of the Exchange Act, as amended from time to time and applicable to this Plan and Participants.

“Section 162(m) Award” means a Performance Award granted under Section 6(k)(i) hereof to a Covered Employee that is intended to satisfy the requirements for “performance-based compensation” within the meaning of section 162(m) of the Code.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as it may be amended from time to time.

“Stock” means the Company’s Common Stock, par value $0.10 per share, and such other securities as may be substituted (or re-substituted) for Stock pursuant to Section 8.

“Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f) hereof.

“Stock Appreciation Rights” or “SAR” means a right granted to an Eligible Person under Section 6(c) hereof.

“Subsidiary” means with respect to the Company, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Substitute Award” means an Award granted under Section 6(j) hereof in substitution for a similar award as a result of certain business transactions.

Administration.

Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to: (i) designate Eligible Persons as Participants; (ii) determine the type or types of Awards to be granted to an Eligible Person; (iii) determine the number of shares of Stock or amount of cash to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, as well as the modification of such terms, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), or modification of any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive rules and regulations used to administer the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Subject to Rule 16b-3, section 162(m) of the Code, and the Nonqualified Deferred Compensation Rules, the

Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, in any Award, or in any Award Agreement in the manner and to the extent it deems necessary or desirable to carry the Plan into effect, and the Committee shall be the sole and final judge of that necessity or desirability. Notwithstanding the foregoing, the Committee shall not have any discretion to (A) accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of section 162(m) of the Code if such discretion would cause the Award to not so qualify, (B) accelerate the payment of any Award that provides for a deferral of compensation under the Nonqualified Deferred Compensation Rules if such acceleration would subject a Participant to additional taxes under the Nonqualified Deferred Compensation Rules, or (C) take any action that would violate any applicable law. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The determinations of the Committee on the matters referred to in this Section 3(a) shall be final and conclusive.

Manner of Exercise of Committee Authority. It is the intent of the Company that (i) Section 162(m) Awards shall qualify as “performance-based compensation” within the meaning of section 162(m) of the Code and (ii) to the fullest extent possible, the grant of any Awards to, or other transaction by, a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to (A) an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, or (B) a Section 162(m) Award, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. Any action of the Committee shall be final, conclusive and binding on all Persons, including the Company, its Subsidiaries, stockholders, Participants, beneficiaries, and transferees under Section 7(a)(iii) and (iv) hereof or other Persons claiming rights from or through a Participant. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to section 16 of the Exchange Act in respect of the Company, provided that such award is not a Section 162(m) Award.

Delegation of Authority. The Committee may delegate (A) to any officer of the Company, irrespective of whether or not the officer is also a member of the Board, the power to perform administrative functions and grant all types of Awards under the Plan so long as the resolutions of the Board or Committee delegating such authority specifies (1) the total number of Awards that the officer may grant, and (2) with respect to Awards of Restricted Stock or Stock Awards, the time period during which such Awards may be granted and a minimum amount of consideration for which the Awards may be issued and (B) to any individual member of the Board (including an officer of the Company that serves as a member of the Board), any or all of the Committee’s powers and duties under the Plan, including the power to perform administrative functions and grant all types of Awards under the Plan, in the case of both (A) and (B), subject to such additional terms or limitations as the Committee shall provide and only to the extent that such delegation will not (i) violate state or corporate law, (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to section 16 of the Exchange Act in respect of the Company, or (iii) cause Section 162(m) Awards to fail to so qualify. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any officer of the Company or member of the Board to whom such powers have been delegated by the Committee. Any such delegation shall not limit such officer or director’s right to receive Awards under the Plan; provided, however, the officer or director may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or an individual who is an executive officer of the Company or an Affiliate. The Committee may also appoint agents to assist it in administering the Plan that are not executive officers of the Company or members of the Board, provided that such individuals may not be delegated the authority to (i) grant or modify any Awards that will, or may, be settled in Stock or (ii) take any action that would cause Section 162(m) Awards to fail to so qualify, if applicable.

Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Subsidiaries, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company or any of its Subsidiaries acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of its Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.

Stock Subject to Plan.

Overall Number of Shares Available for Delivery. Subject to any adjustments made pursuant to Section 8, the total number of additional shares of Stock reserved and available for issuance in connection with Awards under this Plan shall not exceed 2,750,000 shares of Stock plus any shares of Stock that become available pursuant to Section 4(c)(ii), and such total will be available for the issuance of Incentive Stock Options.

Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock to be delivered in connection with such Award exceeds the number of shares of Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

Availability of Shares Not Issued under Awards.

Share Pool. Shares of Stock subject to an Award under this Plan that expires or is canceled, forfeited, exchanged, settled in cash or otherwise terminated without the actual delivery of shares (Awards of Restricted Stock shall not be considered “delivered shares” for this purpose), will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, (i) the number of shares tendered or withheld in payment of any exercise or purchase price of an Award or taxes relating to an Award, (ii) shares that were subject to an Option or an SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (iii) shares repurchased on the open market with the proceeds of an Option’s exercise price, will not, in each case, be available for Awards under this Plan.

Prior Plan. Awards that are outstanding under the Prior Plan immediately prior to the Effective Date of this Plan (“Prior Plan Awards”) shall remain outstanding following the Effective Date in accordance with their terms; however, no new awards may be granted pursuant to the Prior Plan on or after the Effective Date. For the avoidance of doubt, all remaining available Shares under the Prior Plan that are not the subject of Prior Plan Awards will automatically and immediately cease to be available at the Effective Date of this

Plan. With respect to Prior Plan Awards, in accordance with Section 4.2(a) of the Prior Plan, if such a Prior Plan Award, on or after the Effective Date, lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Prior Plan to a Participant and thereafter are reacquired by the Company, the shares subject to such Prior Plan Awards and the reacquired shares shall again be available for issuance under the Plan. In addition, the following shares of Common Stock shall not be treated as having been issued under the Prior Plan and shall again be available for issuance under the Plan: (i) shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of a Prior Plan Award or to satisfy tax withholding obligations in connection with a Prior Plan Award, (ii) shares covered by a Prior Plan Award that is settled in cash, or (iii) the number of shares subject to a Prior Plan SAR in excess of the number of shares that are delivered to the Participant upon exercise of such Prior Plan SAR. Further, the number of shares available for issuance under the Prior Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares or credited as additional Restricted Stock, Restricted Stock Units or Performance Shares.

Stock Offered. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.

Eligibility; Per Person Award Limitations. Awards may be granted under this Plan only to Persons who are Eligible Persons at the time of grant thereof. In each calendar year during any part of which this Plan is in effect, a Covered Employee may not be granted (a) Awards (other than Awards designated to be paid only in cash or the settlement of which is not based on a number of shares of Stock) relating to more than 1,000,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8 and (b) Awards designated to be paid only in cash, or the settlement of which is not based on a number of shares of Stock, having a value determined on the date of grant in excess of $5,000,000; in each case, multiplied by the number of full or partial calendar years in any performance period established with respect to the Award, if applicable. In each calendar year during any part of which this Plan is in effect, an Eligible Person who is serving as a member of the Board and who is not an employee of the Company may not be granted Awards having a value, determined, if applicable, pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, on the date of grant in excess of $500,000 multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable; provided, however, that this limit shall be without regard to grants of Awards, if any, made to a member of the Board who is not an employee of the Company as compensation for services provided by such individual to the Company or any of its Subsidiaries other than in the individual’s capacity as a member of the Board.

Specific Terms of Awards.

General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under this Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Committee shall determine.

Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Stock Options, to Eligible Persons on the following terms and conditions:

Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”); provided, however, that except as provided in Section 6(j), the Exercise Price per share of Stock subject to an Option shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, 110% of the Fair Market Value per share of the Stock on the date of grant).

Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the methods by which such Exercise Price may be paid or deemed to be paid, the form of such payment, including without limitation, cash or cash equivalents, Stock (including previously owned shares or through a cashless or broker-assisted exercise or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Subsidiary, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants, including, but not limited to, the delivery of Restricted Stock subject to Section 6(d). In the case of an exercise whereby the Exercise Price is paid with Stock, such Stock shall be valued as of the date of exercise. No Option may be exercisable for a period of more than ten (10) years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any Subsidiary, for a period of no more than five (5) years following the date of grant of the ISO).

ISOs. The terms of any ISO granted under this Plan shall comply in all respects with the provisions of section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or Subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of this Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under this Plan be exercised, so as to disqualify either this Plan or any ISO under section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of this Plan or the approval of this Plan by the Company’s stockholders. Notwithstanding the foregoing, the Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) subject to any other ISO (within the meaning of section 422 of the Code) of the Company or a parent or subsidiary corporation (within the meaning of sections 424(e) and (f) of the Code) that first becomes purchasable by a Participant in any calendar year may not (with respect to that Participant) exceed $100,000, or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISOs are granted. Failure to comply with this provision shall not impair the enforceability or exercisability of any Option, but shall cause the excess amount of shares to be reclassified in accordance with the Code.

Stock Appreciation Rights. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:

Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock; provided, however, that the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of the Stock or (B) 100% of the Fair Market Value per share of the Stock as of the date of grant of the SAR.

Time and Method of Exercise. Except as otherwise provided herein, the Committee shall determine, at the date of grant or thereafter, the number of shares of Stock to which the SAR relates, the time or times at which and the circumstances under which an SAR may be vested and/or exercised in whole or in part (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), the method of exercise, method of settlement, form of consideration payable upon settlement, method by or forms in which Stock (if any) will be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or in tandem with other Awards. No SAR may be exercisable for a period of more than ten (10) years following the date of grant of the SAR.

Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.

Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. During the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock; provided, that, to the extent applicable, any such election is intended to comply with the Nonqualified Deferred Compensation Rules. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split or Stock dividend, and other property (other than cash) distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons, subject to the following terms and conditions:

Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

Settlement. Settlement of Restricted Stock Units shall occur upon expiration of the deferral period specified for such Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (A) a number of shares of Stock equal to the number of RSUs vesting on such date, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

Stock Awards. The Committee is authorized to grant a Stock Award under the Plan to any Eligible Person as a bonus, as additional compensation, or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Person, entitling the Eligible Person to receive cash, Stock, other Awards, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award (other than an Award of Restricted Stock or a Stock Award). The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or at a later specified date, and if distributed at a later date may be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles or accrued in a bookkeeping account without interest, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify. With respect to Dividend Equivalents granted in connection with another Award, absent a contrary provision in the Award Agreement, such Dividend Equivalents shall be subject to the same restrictions and risk of forfeiture as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned. Notwithstanding the foregoing, Dividend Equivalents shall only be paid in a manner that is either exempt from or in compliance with the Nonqualified Deferred Compensation Rules.

Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of or supplement to, or in lieu of, any other Award under this Plan to Eligible Persons in such amounts and subject to such other terms (including the achievement of performance goals pursuant to Section 6(k) hereof and/or future service requirements) as the Committee in its discretion determines to be appropriate.

Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of an Eligible Person to receive payment from the Company. Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company. Such Substitute Awards referred to in the immediately preceding sentence that are Options or Stock Appreciation Rights may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8 hereof, the terms of outstanding Awards may not be amended to reduce the Exercise Price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an Exercise Price or grant price that is less than the Exercise Price or grant price of the original Options or SARs without the approval of the stockholders of the Company.

Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award, except as limited under Section 6(k)(i) hereof in the case of a Section 162(m) Award. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.

Section 162(m) Awards. If the Committee determines that a Performance Award granted to a Covered Employee is intended to qualify as a Section 162(m) Award, the grant, exercise, vesting and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 6(k)(i); provided, however, that nothing in this Section 6(k) or elsewhere in the Plan shall be interpreted as preventing the Committee from granting Awards to Covered Employees that are not intended to constitute Section 162(m) Awards or from determining that it is no longer necessary or appropriate for a Section 162(m) Award to qualify as such.

Performance Goals Generally. The performance goals for Section 162(m) Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee must be “substantially uncertain” at the time the Committee actually establishes the performance goal or goals.

Performance Criteria.

Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Section 162(m) Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow from operations; (5) cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) earnings; (17) earnings before interest, depreciation and amortization; (18) operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total stockholder return; (20) debt reduction or management; (21) market share; (22) change in the Fair Market Value of the Stock; (23) operating income; (24) share price; (25) effective equipment utilization; (26) achievement of savings from business improvement projects; (27) capital projects deliverables; (28) performance against environmental targets; (29) safety performance and/or incident rate; (30) human resources management targets, including medical cost reductions and time to hire; (31) satisfactory internal or external audits; and (32) any of the above goals determined pre-tax or post-tax, on an absolute or relative basis, as a ratio with other business criteria, or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. The terms above are used as applied under generally accepted accounting principles, as applicable.

Effect of Certain Events. The Committee may, at the time the performance goals in respect of a Section 162(m) Award are established, provide for the manner in which actual performance and performance goals with regard to the business criteria selected will reflect the impact of specified events during the relevant performance period, which may mean excluding the impact of any or all of the following events or occurrences for such performance period: (a) asset write-downs or impairments to assets; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law or other such laws or regulations affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any unusual or infrequent items as described in the Accounting Standards Codification Topic 225, as amended by Accounting Standards Update 2015-01, and as the same may be further amended or superseded from time to time; (f) any change in accounting principles as defined in the Accounting Standards Codification Topic 250, as the same may be amended or superseded from time to time; (g) any loss from a discontinued operation as described in the Accounting Standards Codification Topic 360, as the same may be amended or superseded from time to time; (h) goodwill impairment charges; (i) operating results for any business acquired during the calendar year; (j) third party expenses associated with any investment or acquisition by the Company or any Subsidiary; (k) any amounts accrued by the Company or its Subsidiaries pursuant to management bonus plans or cash profit sharing plans and related employer payroll taxes for the fiscal year; (l) any discretionary or matching contributions made to a savings and deferred profit-sharing plan or deferred compensation plan for the fiscal year; (m) interest, expenses, taxes, depreciation and depletion, amortization and accretion charges; and (n) marked-to-market adjustments for financial instruments. In addition, Section 162(m) Awards may be adjusted by the Committee in accordance with the provisions of Section 8(b) through 8(g) of the Plan. The adjustments described in this paragraph shall only be made, in each case, to the extent that such adjustments in respect of a Section 162(m) Award would not cause the Award to fail to qualify as “performance-based compensation” under section 162(m) of the Code.

Timing for Establishing Performance Goals. No later than 90 days after the beginning of any performance period applicable to a Section 162(m) Award, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code, the Committee shall establish (i) the Eligible Persons who will be granted Section 162(m) Awards, and (ii) the objective formula used to calculate the amount of cash or stock payable, if any, under such Section 162(m) Awards, based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected by the Committee from the list set forth in Section 6(k)(i)(B) hereof.

Performance Award Pool. The Committee may establish an unfunded pool, with the amount of such pool calculated using an objective formula based upon the level of achievement of a performance goal or goals with respect to one or more of the business criteria selected from the list set forth in Section 6(k)(i)(B) hereof during the given performance period, as specified by the Committee in accordance with Section 6(k)(i)(C) hereof. The Committee may specify the amount of the pool as a percentage of any of such business criteria, a percentage in excess of a threshold amount with respect to such business criteria, or as another amount which need not bear a direct relationship to such business criteria but shall be objectively determinable and calculated based upon the level of achievement of pre-established goals with regard to the business criteria.

Settlement or Payout of Awards; Other Terms. Except as otherwise permitted under section 162(m) of the Code, after the end of each performance period and before any Section 162(m) Award is settled or paid, the Committee shall certify the level of performance achieved with regard to each business criteria established with respect to each Section 162(m) Award and shall determine the amount of cash or Stock, if any, payable to each Participant with respect to each Section 162(m) Award. The Committee may, in its discretion, reduce the amount of a payment or settlement otherwise to be made in connection with a Section 162(m) Award, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Section 162(m) Award.

Written Determinations. With respect to each Section 162(m) Award, all determinations by the Committee as to (A) the establishment of performance goals and performance period with respect to the selected business criteria, (B) the establishment of the objective formula used to calculate the amount of cash or stock payable, if any, based on the level of achievement of such performance goals, and (C) the certification of the level of performance achieved during the performance period with regard to each business criteria selected, shall each be made in writing. Consistent with the terms of Section 3(b) hereof, when taking any action with respect to Section 162(m) Awards, the Committee shall be made up entirely of Qualified Members. Further, the Committee may not delegate any responsibility relating to a Section 162(m) Award that would cause the Award to fail to so qualify.

Options and SARs. Notwithstanding the foregoing provisions of this Section 6(k)(i), Options and SARs with an Exercise Price or grant price not less than the Fair Market Value on the date of grant awarded to Covered Employees are intended to be Section 162(m) Awards even if not otherwise contingent upon achievement of a pre-established performance goal or goals with respect to the business criteria listed above.

Status of Section 162(m) Awards. The terms governing Section 162(m) Awards shall be interpreted in a manner consistent with section 162(m) of the Code and the regulations thereunder, in particular the prerequisites for qualification as “performance-based compensation,” and, if any provision of this Plan as in effect on the date of adoption of any Award Agreements relating to Performance Awards that are designated as Section 162(m) Awards does not comply or is inconsistent with the requirements of section 162(m) of the Code and the regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

Certain Provisions Applicable to Awards.

Limit on Transfer of Awards.

Except as provided in Section 7(a)(iii) and (iv) below, each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, an ISO shall not be transferable other than by will or the laws of descent and distribution.

Except as provided in Section 7(a)(iii) and (iv) below, no Award other than a Stock Award, and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

Form and Timing of Payment under Awards; Deferrals. Subject to the terms of this Plan and any applicable Award Agreement, payments to be made by the Company or any of its Subsidiaries upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including without limitation cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement and/or otherwise made in a manner that will not result in additional taxes under the Nonqualified Deferred Compensation Rules. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. This Plan shall not constitute an “employee benefit plan” for purposes of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

Evidencing Stock. The Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock

Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.

Additional Agreements. Each Eligible Person to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

Termination of Service. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Affiliate shall be specified in the applicable Award Agreement.

Amendment; Subdivision or Consolidation; Recapitalization; Change of Control; Reorganization.

Amendments to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of stockholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award Agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8(b) through 8(g) will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

Existence of Plans and Awards. The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Section 8 result in the creation of deferred compensation within the meaning of the Nonqualified Deferred Compensation Rules.

Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:

If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for the Plan or in connection with Awards as provided in Sections 4 and 5 shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

Whenever the number of shares of Stock subject to outstanding Awards and the price for each share of Stock subject to outstanding Awards are required to be adjusted as provided in this Section 8(c), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the change in price and the number of shares of Stock, other securities, cash, or property purchasable subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

Recapitalization. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure (a “recapitalization”) without the occurrence of a Change of Control, the number and class of shares of Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Stock and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Stock then covered by such Award and the share limitations provided in Sections 4 and 5 shall be adjusted in a manner consistent with the recapitalization.

Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.

Change of Control and Other Events. Notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, upon a Change of Control or changes in the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 8, the Committee, acting in its sole discretion without the consent or approval of any holder, may effect one or more of the following alternatives, which may vary among individual holders and which may vary among Options, SARs or other Awards held by any individual holder: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, before or after such Change of Control, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such Awards) and pay to each holder an amount of cash (or other consideration including securities or other property) per Award (other than a Dividend Equivalent or Cash Award) equal to the Change of Control Price (as defined below), less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the exercise price of an Option or an SAR exceeds the Change of Control Price, such award may be canceled for no consideration; (iv) cancel Awards that remain subject to a restricted period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, (x) the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof for new awards, and (y) the adjustment as to the number and price of shares of Stock or other consideration subject to such Awards); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

Change of Control Price. The “Change of Control Price” shall equal the amount determined in the following clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share offered to holders of Stock in any merger or consolidation, (ii) the per share Fair Market Value of the Stock immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Stock in a dissolution transaction, (iv) the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 8(g), the Fair Market Value per share of the Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 8(g) or in Section 8(f) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.

15

General Provisions.

Tax Withholding. The Company and any of its Subsidiaries are authorized to withhold from any Award granted, or any payment relating to an Award under this Plan, including from a distribution of Stock, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Subsidiaries and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including, without limitation, the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by a committee made up of two or more Qualified Members or the full Board. If such tax obligations are satisfied through the withholding of shares of Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Stock by the Participant to the Company), the maximum number of shares of Stock that may be so withheld (or surrendered) shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment with respect to such Award, as determined by the Committee.

Limitation on Rights Conferred under Plan. Neither this Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Subsidiaries, (ii) interfering in any way with the right of the Company or any of its Subsidiaries to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under this Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under this Plan, the Company and the Participants consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Oklahoma City, Oklahoma.

Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to section 16(b) of the Exchange Act) or section 422 of the Code (with respect to Incentive Stock Options), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or section 422 of the Code. With respect to Incentive Stock Options, if this Plan does not contain any provision required to be included herein under section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an Incentive Stock Option cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Stock Option for all purposes of the Plan.

Unfunded Status of Awards; No Trust or Fund Created. This Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

Nonexclusivity of this Plan. Neither the adoption of this Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable, including incentive arrangements and awards which do not constitute “performance-based compensation” under section 162(m) of the Code. Nothing contained in this Plan shall be construed to prevent the Company or any of its Subsidiaries from taking any corporate action which is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Award made under this Plan. No employee, beneficiary or other Person shall have any claim against the Company or any of its Subsidiaries as a result of any such action.

Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under this Plan shall not sell or otherwise dispose of Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the Securities and Exchange Commission or any stock exchange upon which the Stock is then listed. At the time of any exercise of an Option or Stock Appreciation Right, or at the time of any grant of any other Award the Company may, as a condition precedent to the exercise of such Option or Stock Appreciation Right or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any Exercise Price, grant price, or tax withholding) is received by the Company.

Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(l) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or the Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in this Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

Clawback. This Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to this Plan.

Plan Effective Date and Term. This Plan was adopted by the Board on the Effective Date, and approved by the stockholders of the Company on                     , to be effective on the Effective Date. No Awards may be granted under this Plan on and after the tenth anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.

LSB INDUSTRIES, INC. IMPORTANT ANNUAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on June 2, 2016. Vote by Internet • Go to www.envisionreports.com/LXU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. • Follow the instructions provided by the recorded message X Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals —— The Board recommends a vote FOR all nominees, FOR Proposals 2, 3 and 4. 1. Election of Directors: Class term expiring in 2019 01 - Jonathan S. Bobb 02 - Jack E. Golsen 03 - Richard S. Sanders For Withhold For Against Abstain For Against Abstain 2. Proposal to ratify Ernst & Young, LLP as the independent registered public 3. Advisory vote to approve named accounting firm for 2016. executive officer compensation. 4. Proposal to approve the LSB Industries, Inc. 2016 Long Term Incentive Plan, and to approve the material terms thereunder for purposes of complying with the stockholder approval requirements of Section 162(m) of the Internal Revenue Code. B Non-Voting Items Change of Address —— Please print your new address below. Comments —— Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures —— This section must be completed for your vote to be counted. —— Date and Sign Below Persons signing in a fiduciary capacity should indicate that fact and give their full title. If a corporation, please sign in the full corporate name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person. If joint tenants, both persons should sign. Date (mm/dd/yyyy) —— Please print date below. Signature 1 —— Please keep signature within the box. Signature 2 —— Please keep signature within the box. 02CFJF

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2016 The Company’s Notice of Annual Meeting of Stockholders, Proxy Statement for the 2016 Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2015 are available at www.envisionreports.com/LXU. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy —— LSB Industries, Inc. Notice of 2016 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting - June 2, 2016 The undersigned hereby appoints Jack E. Golsen, Daniel D. Greenwell, Mark T. Behrman and each of them, the undersigned’s proxy, with the full power of substitution, to attend the annual meeting of the stockholders of LSB Industries, Inc.(the “Company”) on June 2, 2016, at 8:30 a.m., Central Daylight Time, at the company’s offices located at 16 South Pennsylvania Avenue, Oklahoma City, Oklahoma 73107, and at any adjournment of that meeting and to vote the undersigned’s shares of the Common Stock, 12% Series B Cumulative Preferred Stock, Series D 6% Cumulative Convertible Preferred Stock, and Series F Redeemable Class C Preferred Stock, all of which vote as a single class, as designated on the reverse side. Please sign exactly as your name appears hereon, date and return this Proxy Card promptly, using the self-addressed, prepaid envelope enclosed for your convenience. Please correct your address before returning this Proxy Card. The persons named as proxies hereon will vote the shares of stock represented by this Proxy Card in accordance with the undersigned’s specifications made in items 1 - 4. If the undersigned makes no specification, the persons named on the reverse side will vote the shares “FOR” all nominees, and “FOR” items 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)